UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

DST Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

333 West 11th Street
Kansas City, MO 64105

DST SYSTEMS, INC.
NOTICE AND PROXY STATEMENT
for
Annual Meeting of Stockholders

Tuesday, May 11, 2010

YOUR VOTE IS IMPORTANT

You have received information on casting your vote. We began delivering annual meeting materials, or Notice of Internet Availability of Proxy Materials, on or about March 22, 2010.

DST Systems, Inc.
333 West 11th Street
Kansas City, Missouri 64105

 Proxy Statement
and
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        We invite you to attend our annual meeting of stockholders.

Place:	Our principal executive offices: 333 West 11th Street, 3rd floor Kansas City, Missouri
Time:	10:30 a.m., Central Daylight Time
Date:	Tuesday, May 11, 2010

        Stockholders will consider and vote upon the following matters:

    •
    Election of the Company's three nominees for Director, each to serve a three-year term expiring upon the 2013 Annual Meeting of Stockholders or until a successor is duly elected and qualified

    •
    Approval of 2005 Equity Incentive Plan Performance Goal Provisions

    •
    Ratification of the Audit Committee's Selection of Independent Registered Public Accounting Firm

        The record date for determining which stockholders may vote at this meeting or any adjournment is March 12, 2010. We will provide the recordholder list during the annual meeting if any stockholder wishes to examine it for any purpose pertaining to the meeting. We will make the list available during regular business hours at the above address for the ten-day period before the annual meeting.

        Please vote your shares, regardless of whether you plan to attend the meeting, by following the voting instructions. Whether you vote by telephone, through the Internet, or by mail, you are authorizing the Proxy Committee (and/or the trustee of DST benefit plans or any broker or nominee through which you hold shares) to vote as you specify on the three proposals. You are also authorizing them to vote in their discretion on other proposals a stockholder properly brings before the meeting. If you hold shares on behalf of an estate or corporation, in some other legal capacity or jointly, you confirm by voting that you have the authority to vote on behalf of all owners of the shares.

        If you need assistance at the annual meeting because of a disability, please let us know by May 3, 2010, at (816) 435-8655.

By Order of the Board of Directors,

Randall D. Young Vice President, General Counsel and Secretary

        The date of this Notice is March 22, 2010.

DST Systems, Inc.
333 West 11th Street
Kansas City, Missouri 64105

PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2010: THE PROXY STATEMENT FOR SUCH MEETING AND THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009 ARE AVAILABLE AT www.edocumentview.com/DST.

PROXY STATEMENT

        On or about March 22, 2010, we began delivering to you, our stockholders of record at the close of business on March 12, 2010 (our record date), this Proxy Statement for our 2010 annual stockholders' meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. We mailed full sets of the materials to our stockholders of record, other than stockholders of record who have consented to receive the materials electronically and employees with workplace email accounts. We delivered a Notice of Internet Availability of Proxy Materials to our stockholders holding through brokers or other nominees.

        We will hold the annual meeting at 10:30 a.m. Central Daylight Time on Tuesday, May 11, 2010, at our principal executive offices, 333 West 11th Street, 3rd Floor, Kansas City, Missouri 64105. At the meeting, our Board of Directors will present three proposals and solicit your vote on them. You may vote on the proposals if you own our common stock, par value $.01 per share, on the record date. We have listed our common stock, our only class of voting securities ("DST stock"), on the New York Stock Exchange.

        Our Board asks that you vote "for" the three proposals. We do not know of any other matters on which you will vote at the annual meeting. Recordholders may appoint the Proxy Committee as their proxy. The Proxy Committee members are Thomas A. McDonnell, Chief Executive Officer, Kenneth V. Hager, Chief Financial Officer, and Randall D. Young, General Counsel and Corporate Secretary. The Proxy Committee will vote your shares as you direct.

        This Proxy Statement contains a separate report by each of the Audit Committee and Compensation Committee of our Board. The two Board committee reports are "furnished," not "filed," for Securities Act of 1934 purposes. Within Board committee reports, "we," "ours," "us" or similar terms mean the committee giving the report. Otherwise, such words or "the Company" mean DST Systems, Inc. ("DST") and its subsidiaries.

        This Proxy Statement references the Corporate Governance Guidelines, the Business Ethics and Legal Compliance Policy, and the charters of the Board's Audit Committee, Compensation Committee, and Corporate Governance/Nominating Committee ("Governance Committee"). You can access each of these documents at our website, www.dstsystems.com. We will furnish you a copy of any of these documents without charge, if you request in writing to:

DST Corporate Secretary
333 W. 11th Street, 5th Floor
Kansas City, MO 64105

PROPOSAL 1
ELECT DIRECTORS

        Our Bylaws divide our Board into three classes with class terms expiring each year in rotation. At each annual meeting, stockholders elect a class of directors for a full three-year term. Our Board asks you to elect A. Edward Allinson, Michael G. Fitt, and Robert T. Jackson for a three-year term expiring in 2013 or until their successors are elected and qualified. They are willing and able to continue serving as directors.

        Mr. Allinson has served on our Board during two separate periods aggregating 28 years. Mr. Fitt has served on our Board for over 14 years. Mr. Jackson has served on our Board for approximately two and one-half years. All three are retired from executive positions at other companies, as described in the Service and Qualifications section beginning at page 12.

        If any Board nominee should become unavailable for election, the Proxy Committee will vote for another nominee whom the Governance Committee will propose. Alternatively, the Board may reduce the number of directors to be elected at the meeting.

OUR BOARD RECOMMENDS THAT
YOU VOTE "FOR" THE ELECTION OF
MESSRS. ALLINSON, FITT, AND JACKSON

PROPOSAL 2
APPROVE 2005 EQUITY INCENTIVE PLAN PERFORMANCE GOAL PROVISIONS

        In 2005, our Board adopted and our stockholders approved the DST Systems, Inc. 2005 Equity Incentive Plan, which we refer to in this Proxy Statement as the "Plan," or the "2005 Plan" and which was previously known as the 1995 Stock Option and Performance Award Plan (the "1995 Plan"). The 2005 Plan is an omnibus equity compensation plan that provides the Company, its subsidiaries and joint ventures the means by which to grant annual and long-term incentive compensation to key employees. The types of awards available under the Plan are annual incentive awards, stock options, stock appreciation rights ("SARs"), restricted stock, performance units in the form of cash or stock, restricted stock units ("RSUs"), deferred stock, dividend equivalents, anniversary service awards, and substitute awards, as further described below.

        In May 2005, we obtained stockholder approval of the 2005 Plan, in part for reasons related to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder. Code Section 162(m) imposes a $1 million limit on the deductibility of certain compensation but allows an exception to such limit for qualified performance-based compensation ("162(m) Exception"). The stockholder approval we obtained in 2005 has allowed compensation related to awards under the Plan to qualify for the 162(m) Exception. Code Section 162(m) allows certain forms of performance-based compensation to continue qualifying for the 162(m) Exception only if stockholders approve certain material terms of the performance-based compensation every five years. Five years have elapsed since stockholder approval and we are resubmitting performance goal terms and conditions to stockholders. Approval will allow us to continue applying the 162(m) Exception to our performance-based compensation.

        On February 23, 2010, our Board amended and restated the 2005 Plan to make certain updates for which stockholder approval was not required. The 2010 amendments included updating the performance measures and increasing the maximum annual cash amount that may be paid under the Plan to any employee whose compensation is subject to Code Section 162(m). We are requesting you to approve the material terms of the business criteria and performance measures under which incentive compensation is to be paid (the "Performance Measures"), as well as the Plan provisions on participant eligibility for awards and limits that annually apply to participant awards (collectively, "Performance Goal Provisions"). Our Board believes that, due to the 162(m) Exception, stockholder approval of the Performance Goal Provisions will potentially increase our after-tax per share earnings.

PERFORMANCE GOAL PROVISIONS

        Participant Eligibility.    The Compensation Committee may select employees and consultants of DST and its subsidiaries and joint ventures to participate in the Plan. As of February 26, 2010, approximately 8,900 domestic employees were employed more than 20 hours per week and therefore eligible to receive anniversary service awards. Approximately 700 persons had outstanding stock options, and approximately 340 employees were at management levels currently considered by the Committee as eligible to receive other types of awards under the Plan, and most of these optionees and managers are included in the number of persons eligible to receive anniversary service awards.

        Performance Measures.    At the discretion of the Compensation Committee, any of the 2005 Plan awards described below may be contingent on attainment of one or more of the following Performance Measures:

  •
  Earnings measures, including net earnings on either a LIFO, FIFO or other basis

  •
  Operating measures, including operating income, operating earnings or operating margin

  •
  Income or loss measures, including net income or net loss

  •
  Cash flow measures, including cash flow or free cash flow

  •
  Revenue measures

  •
  Reductions in expense measures

  •
  Operating and maintenance cost management and employee productivity measures

  •
  Company return measures, including return on assets, investments, equity, or sales

  •
  Growth or rate of growth of any of the Performance Measures set forth herein

  •
  Share price (including attainment of a specified per-share price during the performance period, growth measures and total stockholder return or attainment of a specified share price for a specified period of time)

  •
  Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, business expansion targets, project milestones, production volume levels and cost targets

  •
  Accomplishment of, or goals related to, mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions

  •
  Achievement of business or operational goals such as market share, business development and/or customer objectives.

        Where applicable, Performance Measures will be expressed in terms of attaining a specified level of the particular criteria or attaining a specified increase (or decrease) in the particular criteria and may be applied to the performance of the Company as a whole, to one or more affiliates, or to a department, unit, division or function of the Company or an affiliate or to an employee, all as determined by the Compensation Committee. The Committee determines the terms, conditions and limitations applicable to any award that is subject to the attainment of the Performance Measures. Performance Measures may include levels of performance at which varying amounts and types of awards will be made or specified vesting will occur. The achievement of Performance Measures will be subject to certification by the Committee. The Committee has the authority to adjust the Performance Measures, provided that the Committee may adjust the degree of attainment of the Performance Measures only before the end of a performance period and may not make an adjustment that would result in additional compensation for any employee whose compensation could be non-deductible under Code Section 162(m). In no event will the performance period for any performance-based equity award be less than one year.

        Annual Award Limits.    The annual limit in our Plan for cash awards to an individual participant is 600% of base salary (up to a maximum of $2,000,000 of base salary), or $12,000,000. Current annual cash awards do not approach this limit for any Plan participant. The limit we are submitting for your approval is higher than the $6,000,000 cash award limit (600% of base salary (up to a maximum of $1,000,000 of base salary)) approved by stockholders in 2005. The Board amended the limit so that the Compensation Committee has the discretion and flexibility to make cash awards as it deems appropriate, even if current executive officer base salary or incentive opportunity levels increase. Increases could occur for inflationary or benchmarking reasons or for purposes of executive officer recruitment, retention or performance. In addition to the annual cash award limit, the maximum number of shares with respect to which an individual may be granted awards in one year is 800,000. This maximum number of shares limit has not changed from the limit approved by stockholders in 2005.

OTHER PRINCIPLE PLAN FEATURES

        Shares Authorized under the Plan.    A total of 4,000,000 shares of DST stock are reserved for awards under the Plan, plus shares remaining under the 1995 Plan; plus shares becoming available for reasons such as award forfeiture or lapse or, in certain circumstances, share withholding for taxes; plus any shares required to satisfy substitute awards.

        The maximum number of shares could increase or decrease based on stock splits, the effects of corporate transactions, and other significant events. As of February 26, 2010, 4,811,680 shares of DST stock remain available for issuance under the Plan.

        Plan Benefits.    Future benefits under the Plan are not currently determinable. The benefits to any officer, employee or consultant from future equity awards will not increase by reason of approval of this proposal. The Compensation Committee will determine whether to make future awards and vesting and other terms and conditions that will apply to any such awards. Whether future awards will be made will depend on Committee action. The value of any future equity awards will ultimately depend on vesting and on the future price of DST stock, among other factors. For additional details on the Plan awards granted as compensation for and during 2009, please refer to the named officer compensation tables beginning at page 50 of this Proxy Statement.

        Administration.    The Compensation Committee, which is comprised entirely of independent directors, or another committee of our Board that meets specified independence criteria, administers the Plan. The Committee may interpret and administer the Plan, and, subject to certain limitations contained in the Plan, may establish, amend, suspend or waive rules relating to the Plan. The Committee may make any other determination and take any other action that may be necessary or advisable for administration of the Plan. Except as otherwise expressly provided in the Plan, all determinations, designations, interpretations, and other decisions of the Committee are final, conclusive and binding. All determinations of the Committee under the Plan shall be made only if there is a quorum for Committee action and by a majority of members present but no less than two members.

        Transferability.    Unless otherwise determined by the Compensation Committee, awards granted under the Plan are not transferable except by will or the laws of descent and distribution. To the extent allowed by the Committee or as may be provided in an award agreement, an award (other than an Incentive Stock Option) may be transferred to certain family members as specified in the Plan.

        Change in Control.    If there is a change in control (as defined in the Plan), the Compensation Committee may provide for the cash-out of any award, adjust the award as appropriate to reflect the change in control, or cause the award to be assumed or a substitute award to be granted by the survivor. Except where an award agreement or other agreement approved by the Committee addresses the effect of a change in control or termination following a change in control, if DST (or its successor) were to terminate a grantee's employment (other than a termination for cause) within the three-year period following a change in control, all awards held by such grantee will become fully vested or exercisable and any performance goals relating to outstanding awards are deemed satisfactorily completed without any action required by the Committee.

        Amendment, Modification, and Termination.    Our Board may amend or terminate the Plan without stockholder approval unless required by any federal or state law or regulation or the rules of any stock exchange on which DST stock is traded. However, unless permitted by the Plan or the terms of the award, no amendment or termination may materially adversely affect any outstanding award without the grantee's consent.

        Effective Date; Term of the Plan.    The effective date of the 2005 amendment and restatement to the 1995 Plan is May 10, 2005 and the effective date of this proposal if approved would be May 11, 2010. No awards may be granted under the Plan after May 9, 2015, but awards made before that date may continue to be exercisable and/or to vest after that date, and will otherwise be governed by the terms of the Plan.

AWARDS UNDER THE PLAN

        Subject to Plan limits, the Compensation Committee determines the size of awards. The Committee may grant shares of DST stock and the following types of awards, any or all of which may be made contingent on continued employment and/or achievement of performance-based criteria:

        Annual Incentive Awards.    The Committee must designate individuals eligible for an annual incentive award within the first 90 days of a year, with certain exceptions. The Committee will establish performance goals from among the performance measures listed above and will establish the threshold and maximum bonus opportunities for each participant for the attainment of specified levels of performance goals. Performance goals and bonus opportunities may be weighted for different factors and measures. The Committee will certify the degree of attainment of performance goals within 90 days after the end of each year, and annual incentive awards will be paid as soon as administratively practicable after the certification.

        Options.    The Committee may grant non-qualified and incentive stock options. In addition, the Committee may permit eligible individuals to elect to receive, in lieu of all or a portion of salary or bonus, options having a market value (determined under the Black-Scholes option pricing method or other method determined by the Committee) equal to the amount of salary or bonus foregone. Options are subject to the terms and conditions, including vesting conditions, set by the Committee. Incentive stock options are subject to further statutory restrictions as set forth in the Plan. The term of an option will generally be no longer than ten years, although the Committee may set a longer or shorter term. Each option gives the grantee the right to receive a number of shares of DST stock upon exercise of the option and payment of the option price. The option price may be paid by cash (including cash obtained through a broker selling the shares acquired on exercise) or, if approved by the Committee, shares of DST stock or restricted DST stock. Repricing of options is prohibited unless approved by our stockholders.

        Stock Appreciation Rights.    The Committee may grant an SAR either alone or in addition to other Plan awards, including in connection with an option. Subject to the terms of the Plan, a grantee will have the right to receive upon exercise of an SAR an amount equal to the excess of the fair market value of one share of DST stock on the date of exercise, over the strike price, which in no event may be less than the fair market value of a share of DST stock on the SAR grant date. Payment may be made in cash, DST stock, other awards or other property, in any combination.

        Restricted Stock.    Restricted stock is DST stock that is forfeitable until the restrictions lapse. The Committee may impose time-based restrictions or performance-based restrictions or both on restricted stock. Time-based restrictions may lapse over time, but (other than time-based restrictions following the achievement of specific performance goals) may not lapse entirely prior to the third anniversary of the grant date except for death, disability, retirement, change in control or certain terminations of employment following a change in control.

        Performance Units.    Performance units are cash or stock awards that are payable at the end of a performance period established by the Committee, in an amount or number that depends on the extent to which the performance goals established by the Committee are satisfied.

        Restricted Stock Units and Deferred Stock.    An RSU is the right to receive a share of DST stock upon satisfaction of conditions specified by the Committee, which may be time-based or performance-based. Deferred stock is the right to receive shares of DST stock upon the expiration of a specified deferral period. The Committee may grant RSUs and deferred stock on a stand-alone basis or pursuant to the election of a grantee to defer payment or distribution of certain awards. Time-based restrictions may lapse over time, but (other than time-based restrictions following the achievement of specific performance goals) may not lapse entirely prior to the third anniversary of the grant date except for death, disability, retirement or change in control or certain terminations of employment following a change in control.

        Dividend Equivalents.    The Committee may at its discretion grant dividend equivalents with restricted stock, RSUs and stock-based performance units. Dividend equivalents will only be made with respect to other outstanding awards and cannot be granted as a stand-alone right without any underlying award. Dividend equivalents are subject to the same restrictions and other terms as apply to the underlying award with respect to which such dividend equivalent is credited, and in no event will the payment of the dividend equivalent be made before the underlying award is payable.

        Anniversary Service Awards.    Anniversary service awards consist of shares granted as of the end of a calendar quarter to employees of DST and designated affiliates who have attained a number of years of service in such quarter that is divisible by five and yields a whole number. The number of shares is equal to the number of the individual's years of service, e.g., five shares for five years of service, ten shares for ten years of service, etc. The Chief Executive Officer or his delegate administers the anniversary service award program, and grants are automatic except that the Committee administers such program and grants such awards to certain participants required to file stock ownership reports with the Securities and Exchange Commission. Such awards are accompanied by a cash payment (a gross-up) intended to be applied toward applicable taxes on the service awards.

        Substitute Awards.    The Committee may grant substitute awards in replacement of stock and stock-based awards held by current and former employees or non-employee directors of, or consultants to, another business that is, or whose stock is, acquired by DST or an affiliate in connection with a corporate transaction.

U.S. TAX CONSEQUENCES

        This summary is based on U.S. federal income tax laws in effect as of the date hereof. The summary does not constitute tax advice and does not address possible state, local or foreign tax consequences.

        The grant of an option will have no immediate tax consequences for the grantee or DST. Upon exercising a non-qualified stock option, the recipient will recognize ordinary income in an amount equal to the difference between the exercise date fair market value of DST stock and the option exercise price, and we will be entitled to a deduction in the same amount. In general, if applicable holding period requirements are satisfied, the recipient will have no taxable income upon the exercise of an incentive stock option (except that the alternative minimum tax may apply), and we will have no deduction. Upon a disposition of shares acquired through the exercise of an option, the difference in the amount received on the disposition over the participant's basis will be taxed as a capital gain or loss, either short-term or long-term, depending on how long the shares were held and on whether they were acquired through an incentive or non-qualified stock option exercise. Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired on exercise of an option, except that we may be entitled to a deduction upon disposition of shares acquired on exercise of an incentive stock option before the applicable holding period has been satisfied.

        Under current rulings of the Internal Revenue Service, a recipient who pays the exercise price for an option with DST stock does not recognize gain or loss with respect to the disposition of the stock transferred in payment of the option price. However, the recipient normally will recognize ordinary income upon the exercise of a non-qualified stock option in this manner. The recipient's basis in a number of acquired shares equal to the number surrendered will be the same as the recipient's basis in the surrendered shares, and the recipient's basis in any additional option shares will be equal to the amount of income the recipient recognizes upon the exercise of the option.

        Generally, no taxes are due when an award of restricted stock is made, but the award becomes taxable when it vests or becomes transferable, unless the recipient elects, under Code Section 83(b) within 30 days of receiving the grant, to be taxed in the year the restricted stock is granted. Income tax is paid on the value of the stock at ordinary rates when the award vests or becomes transferable (or, if a Section 83(b) election is made, at the time of grant), and then at long- or short-term capital gains rates when the shares are sold. We are entitled to a deduction (subject to the limitations of Code Section 162(m)) at the time and in the amount the recipient recognizes income.

        Generally, no taxes are due when an award of RSUs is made, but the award becomes taxable when it vests. In addition, we are entitled to a deduction (subject to the limitations of Code Section 162(m)) at the time and in the amount the recipient recognizes income. A recipient may not make a Section 83(b) election for RSUs. Rules relating to the timing of payment of deferred compensation under Code Section 409A are applicable to RSUs, and any violation of Code Section 409A could trigger interest and penalties applicable to the recipient.

        Upon the granting of an anniversary service award, the recipient recognizes ordinary income in an amount equal to the value of the shares delivered in satisfaction of the award. Any additional cash payment accompanying the service award is also ordinary income to the recipient. DST is entitled to a deduction (subject to the limitations of Code Section 162(m)) at the time and in the amount the recipient recognizes income.

        Awards that are considered to be deferred compensation and that comply with the rules under Code Section 409A with regard to the timing and acceleration of payment and the timing of elections to defer compensation are not taxed until the award is paid or distributed. In addition, we are entitled to a deduction (subject to the limitations of Code Section 162(m)) at the time and in the amount the recipient recognizes income. Any violation of Code Section 409A could trigger a 20% penalty tax to be paid by the grantee plus interest and other penalties applicable to the grantee.

        To qualify for the 162(m) Exception, options, restricted stock, RSUs, and other awards must be granted under the Plan by a committee consisting solely of two or more "Non-Employee Directors" (as defined under Code Section 162(m) regulations) and satisfy the Plan's limit on the total number of shares or total dollar amount that may be awarded to any one participant during any year. In addition, for awards other than options to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the Performance Measures. However, the Compensation Committee may weigh long-term strategic objectives against tax efficiency and award non-deductible compensation when it deems such grants to be in the Company's best interest.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2009 about DST stock that may be issued under the Plan upon the exercise of options, warrants and rights, as well as other year-end information about our equity compensation plans.

	A		B		C
Plan Category	Number of securities to be issued upon exercise of options, warrants and rights outstanding as of December 31, 2009(#)		Weighted average exercise price of outstanding options, warrants and rights shown in column A ($)		Number of securities remaining available for issuance as of December 31, 2009 under equity compensation plans (excluding securities reflected in column A)(#)
Equity compensation plans approved by stockholders	6,676,255	(1)	42.48	(1)(2)	5,051,846	(3)
DST Systems, Inc. 2000 Employee Stock Purchase Plan ("ESPP")	None		None		589,844	(4)
Equity compensation plans not approved by stockholders	None		None		None

(1)
The number shown does not include:

•
Restricted DST stock issued under the 2005 Plan. The number of shares of restricted stock outstanding under the 2005 Plan as of December 31, 2009, is 972,688.

•
Restricted DST stock issued under the DST Systems, Inc. 2005 Non-Employee Directors' Award Plan. The number of shares of restricted stock outstanding under such plan as of December 31, 2009, is 9,948.

•
Service awards of DST stock awarded under the Plan in recognition of years of service (five shares for five years of employment, ten shares for ten years, and so forth in five year increments). The number of service award shares issued under the Award Plan for anniversaries reached during 2009 is 17,250. The average grant price of shares granted as service awards during 2009 was $39.93.

•
Securities available under the DST Systems, Inc. 2000 Employee Stock Purchase Plan ("ESPP"). Information on the ESPP, which was approved by stockholders and has been suspended, is shown separately below in Note 4.

(2)
Column A includes securities that may be issued at a future date in connection with stock option grants under the Plan. Although the reload elimination shares have not yet issued, this number includes the fair market value of such shares as of December 16, 2003, which is the date the deferred compensation was determined.

(3)
These are the shares available for issuance in connection with the granting of annual incentive awards, stock options, SARs, restricted stock, stock awards, RSUs, deferred stock, dividend equivalents, anniversary service awards, substitute awards, or any other right, interest or option relating to shares of DST stock granted pursuant to either the provisions of the Plan or of the 2005 Non-Employee Directors' Award Plan.

(4)
The ESPP was suspended beginning for plan year 2006 and no shares have been issued for the 2006 through 2009 plan years. The suspension will continue until otherwise determined by the Committee. The number shown is the number available for issuance should the Committee lift the suspension.

        The following table lists all options granted to the individuals and groups indicated below since the adoption of the 1995 Plan whether exercised, lapsed, or forfeited. The table shows options granted to non-employee directors, who received such options under the 1995 Plan but since the effective date of the 2005 amendment have been ineligible to receive any awards under the 2005 Plan. The option awards listed below for the covered executives and directors include the option awards listed in the compensation tables beginning at page 50 of this Proxy Statement and are not additional awards. As of February 26, 2010, the closing price of DST stock on the New York Stock Exchange was $38.43 per share.

Persons or Groups of Persons	Options
Thomas A. McDonnell Chief Executive Officer	3,381,192
Stephen C. Hooley President and Chief Operating Officer	145,400
Kenneth V. Hager Vice President, Chief Financial Officer and Treasurer	710,019
Thomas A. McCullough* Former Executive Vice President and Chief Operating Officer	1,694,271
Jonathan J. Boehm Executive Vice President	335,546
All current executive officers as a group*	7,293,383
All current directors who are not executive officers as a group*	517,430
Each nominee for election as a director
A. Edward Allinson	125,440
Michael G. Fitt	111,970
Robert T. Jackson	0
Each associate of any such director, executive officer or nominee	0
Each other person who received or is to receive 5% of such options, warrants or rights	0
All employees, including all current officers who are not executive officers as a group	23,340,309

*
Mr. McCullough, who is currently a non-employee director, was an executive officer at the time of the grants. Therefore, his option grants are included with the executive officer totals rather than the director totals.

OUR BOARD RECOMMENDS THAT
YOU VOTE "FOR" THE 2005 EQUITY INCENTIVE PLAN
PERFORMANCE GOAL PROVISIONS

PROPOSAL 3
RATIFY THE AUDIT COMMITTEE'S SELECTION
OF PRICEWATERHOUSECOOPERS

        The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2010. Our Board requests stockholders to ratify such selection.

        PricewaterhouseCoopers will:

  •
  audit our consolidated financial statements and internal control over financial reporting

  •
  review certain reports we will file with the Securities and Exchange Commission

  •
  provide you and our Board with certain reports

  •
  provide such other services as the Audit Committee and its Chairperson from time to time determine.

        PricewaterhouseCoopers served as our independent registered public accounting firm for 2009, performing professional services for us. We expect representatives of PricewaterhouseCoopers to attend the annual meeting. We will allow them to make a statement if they desire and to respond to appropriate questions. The Audit Committee may retain another independent registered public accounting firm at any time during the year if it concludes that such change would be in your best interest.

OUR BOARD RECOMMENDS THAT
YOU VOTE "FOR" THE RATIFICATION OF
THE AUDIT COMMITTEE'S SELECTION
OF PRICEWATERHOUSECOOPERS

THE BOARD OF DIRECTORS

SERVICE AND QUALIFICATIONS

        DST and Public Company Board Service.    During 2009, the Company employed Thomas A. McDonnell and Thomas A. McCullough as executive officers. Mr. McCullough retired as an executive officer on December 31, 2009 and we do not employ the remaining directors listed in the table.

DIRECTORS	Age	Dates of Service on DST Board	Annual Meeting at Which Term Expires		Service on Committees of DST Board	Registered Investment Company Directorships and Public Company Directorships Other than the Company(2)
A. Edward Allinson	75	September 1995–present April 1977–December 1990	2010	(1)	Audit Governance	—
George L. Argyros	73	February 2006–present December 1998–November 2001 (when he resigned to serve as United States Ambassador to Spain)	2011		Compensation Governance	First American Corporation
Michael G. Fitt Lead Independent Director	78	September 1995–present	2010	(1)	Audit Compensation Governance	—
Robert T. Jackson	64	July 2007–present	2010	(1)	Audit (Chairperson) Compensation Governance	—
Thomas A. McCullough	67	January 1990–present	2012		—	—
Thomas A. McDonnell	64	June 1972–present	2011		—	Commerce Bancshares Euronet Worldwide, Inc. Garmin Ltd. Kansas City Southern
William C. Nelson	72	January 1996–present	2012		Audit Compensation Governance (Chairperson)	Great Plains Energy Inc.
Travis E. Reed	75	July 2002–present	2012		Audit Compensation Governance	—
M. Jeannine Strandjord	64	January 1996–present	2011		Audit Compensation (Chairperson) Governance	Charming Shoppes, Inc. Euronet Worldwide, Inc. Six registered investment companies that are part of American Century Funds

(1)
Their terms will expire in 2013 if stockholders elect them at the 2010 annual meeting.

(2)
Within the past five years, Messrs. Allinson and Fitt were also directors of Kansas City Southern and Mr. McDonnell was a director of Blue Valley Ban Corp.

        Principal Occupations and Qualifications.    The Board has concluded that each of its members is qualified to serve as a director due to the value of the following experiences, qualifications, attributes and skills:

A. EDWARD ALLINSON

        Mr. Allinson was Executive Vice President of State Street Bank and Trust Company ("State Street Bank") and Executive Vice President of State Street Corporation ("State Street"), the parent company of State Street Bank, from March 1990 through December 1999. State Street Corporation is a financial services corporation that provides banking, trust, investment management, global custody, administration and securities processing services. From December 1999 through his retirement in October 2000, Mr. Allinson served as Chief Executive Officer and Chairman of the Board of EquiServe Limited Partnership, a stock transfer agent for publicly listed corporations which became, for a time, our wholly-owned subsidiary.

        Mr. Allinson's extensive background as an executive in the financial services industry, the computer and data processing industry and transfer agency operations are uniquely suited to our businesses. He was one of the founders of Boston Financial Data Services ("Boston Financial"), our full service transfer agency joint venture with State Street. He therefore has a deep understanding of our core transfer agency operations and related service and technology offerings, as well as our customer base. He also brings to our Board skills related to our international businesses, which he developed through his experiences at both State Street Bank and another major national bank. He contributes to our Board his past experience as a director with Kansas City Southern, which owned all of our shares prior to our initial public offering in 1995. His long service as our director and as a director of our previous parent gives him invaluable insights into our history and growth and a unique perspective of the strategic direction of our businesses.

GEORGE L. ARGYROS

        Except during his ambassadorship from November 2001 to November 2004, Ambassador Argyros has served from 1968 as Chairman and Chief Executive Officer of Arnel & Affiliates, a prominent West Coast diversified investment company, and from 1987 as a general partner and the principal financial partner in Westar Capital, a private investment company.

        Ambassador Argyros' experiences operating a diversified investment company and a large real estate investment portfolio are helpful to Board evaluation of our diversification transactions and real estate related operations. Having owned and operated companies for more than 40 years, Ambassador Argyros also has experiences in banking, manufacturing, and corporate restructuring. He brings to our Board insight into various management, financial and governance matters developed by serving on numerous boards, both private and public. He has extensive experience with political and international matters as a result of his service as a United States ambassador.

MICHAEL G. FITT

        Mr. Fitt was Chief Executive Officer and Chairman of GE Employers Reinsurance Corporation, a reinsurance company that has been acquired by the Swiss Re Group, from 1980 through 1992 and its President from 1979 through October 1991. He retired from GE Employers in 1992. Mr. Fitt's role as our Lead Independent Director is to fulfill the responsibilities described on page 17.

        Mr. Fitt's past experiences, including a leadership position for one of the largest reinsurance companies in the world as well as other executive positions in a major financial company, provide the Board with seasoned judgment in the evaluation of our senior executives and management of the important relationships between the Board and our senior executives. His experience for over 40 years in the insurance industry also makes him a valuable resource for the Board in fulfilling its risk oversight function. From his membership on various profit and not-for-profit boards, he brings to the Board knowledge of a variety of industries and of the challenges of international operations. His knowledge of finance, management and governance gained through prior senior executive roles has contributed to his effectiveness as Lead Independent Director and as our former Audit Committee Chairperson. He also contributes to our Board his past experience as a director with Kansas City Southern, which owned all of our shares prior to our initial public offering in 1995, and he has served on our Board since our initial public offering in 1995.

ROBERT T. JACKSON

        Mr. Jackson retired in 2006 as the principal financial officer and an administrative officer of American Century Investments, an investment management company. Prior to joining American Century in 1995, Mr. Jackson held various leadership positions in Kemper Corporation, a financial services company.

        Mr. Jackson's experience in the financial services industry spans more than 30 years. He brings extensive knowledge of the mutual fund and financial services industry served by our core business operations. He uses his financial experience as our current Audit Committee Chairperson and as a member of the Compensation Committee. He has led operations and technology functions and also brings to the Board knowledge of the life insurance and brokerage industries, both of which are important to the growth of our financial services and print-mail businesses. He is the newest member of our Board and brings a fresh perspective to Audit Committee communication with the Finance Department and internal and external auditors and to Board oversight and understanding of our business strategies.

THOMAS A. MCCULLOUGH

        Mr. McCullough served as an Executive Vice President from April 1987 through December 2009 and as our Chief Operating Officer from May 2001 through June 2009. He retired from service as an executive of the Company at the end of 2009. His responsibilities included full service mutual fund processing, remote service mutual fund client servicing, Automated Work Distributor products, information systems, product sales and marketing, and data centers. From September 2000 through 2003, he served as Chief Executive Officer and from September 2000 through June 2009 he served as Chairman of Boston Financial, our joint venture with State Street. He continues to serve on the Boston Financial Board of Directors. Boston Financial performs shareowner accounting services for mutual fund companies and remittance and proxy processing, teleservicing and class action administration services.

        Having recently retired after nearly 23 years of DST service, Mr. McCullough brings to the Board hands-on experience with the challenges and nuances of our financial services and software businesses and in-depth knowledge of our print-mail, health care and international businesses. He has participated extensively in the selection, leadership and development of our executive officers. The director and officer positions he has held with our joint venture, Boston Financial, give him important insight into our U.S. and international joint venture relationships. His experience as a partner in the consulting division of a national accounting firm prior to joining our company has given him significant knowledge of financial and internal audit matters and exposure to strategic issues faced by a number of different companies in a variety of industries. His service on the board of a company in the health care industry adds important knowledge to the Board's understanding of our health care service operations, and his service on other companies' boards of directors provides a valuable perspective to the Board on governance matters and effective relationships with executive management.

THOMAS A. MCDONNELL

        Mr. McDonnell has served as our Chief Executive Officer since October 1984, and as our President from January 1973 through June 2009 (except for a 30-month period from October 1984 to April 1987). He served as Treasurer from February 1973 to September 1995.

        Mr. McDonnell has been with DST since inception and is considered one of the principal founders of the Company. He has led our company into its core financial services and software businesses and into our international and various diversified business ventures. He has a unique understanding of the interrelationship of such businesses. The Board has determined that he sets a tone for ethical behavior, represents us well with clients and the communities in which we have a significant presence, and stewards our resources with proficiency. He has a solid business education that has enabled his leadership of our finance and human resources functions. As a member of numerous boards, he has experienced various styles of board oversight and interplay with executive management. These experiences enhance his collaboration with our Board and his skill at providing our directors with the information and understanding needed to serve us well.

WILLIAM C. NELSON

        In March 2001, Mr. Nelson joined George K. Baum Holdings, Inc., an investment banking and holding company, as Chairman, George K. Baum Asset Management. In March 2000, Mr. Nelson retired from his positions as President, Kansas City Region, of Bank of America, N.A. and Chairman of Bank of America Mid-West. Mr. Nelson had served since June 1988 as an executive officer of certain banks acquired by Bank of America.

        Mr. Nelson has had over 40 years experience in the banking industry. His leadership of a Kansas City bank resulted in significant and measurable improvements, and that experience has added to the Board's ability to evaluate various strategic initiatives and challenges in our businesses. His broad knowledge of finance, lending and credit markets is valuable to the Board's evaluation of liquidity and credit matters. He contributes to the Board his knowledge of expense management, risk evaluation and regulatory compliance, as well as client relationship, international business, human resources, and acquisition integration management. He serves as a director, chairman or advisor of other public, private and not-for-profit organizations, which is helpful to his role as Chairperson of the Governance Committee. He has served on our Board since our initial public offering in 1995, which gives him invaluable insights into our history and growth and the strategic direction of our various businesses.

TRAVIS E. REED

        Mr. Reed is founder of Reed Investment Corporation, which acquires equity interests in various businesses. He has served as its President since 1977.

        Mr. Reed's experiences over a period of 45 years in the financial industry as an investor qualify him to serve on our Board. As an entrepreneur, he brings a unique perspective to the challenge of balancing risk and rewards faced by our businesses and in acquisition transactions. He has gained experiences valuable to our Board by serving as a founder, director and/or officer of two publicly-held corporations and one privately-held corporation. His knowledge of complex financial arrangements, regulatory compliance, mergers and acquisitions, and markets and trading activities is helpful to the Board in evaluating the merits of strategic initiatives and acquisitions and addressing strategic challenges. His service at the U.S. Department of Commerce in a senior leadership role involving both domestic and international businesses brings to the Board an understanding of the impact of national governmental initiatives, policies and regulation on our businesses. He currently chairs the board audit committee of a major university, which has provided our Audit Committee with valuable perspective in managing its relationship with our independent auditors and performance of its financial reporting oversight function.

M. JEANNINE STRANDJORD

        Ms. Strandjord is a retired executive of Sprint Corporation (today, Sprint Nextel Corp.), a global communications company. From September 2003 until her retirement in November 2005, she served Sprint as Senior Vice President and Chief Integration Officer. Prior to holding such office she served in various Sprint positions: Senior Vice President of Financial Services (between January 2003 and September 2003); Senior Vice President of Finance for the Global Markets Group (between November 1998 and December 2002); Senior Vice President and Treasurer (from 1990 to November 1998); and Vice-President and Controller (from 1986 through 1989).

        Ms. Strandjord brings over 40 years of experience in financial executive roles with three different industries and a national certified public accounting firm. She has supervised the streamlining of transaction processing, led a successful restructuring, and served as a representative of her company on international joint ventures. Each of these experiences is helpful to our Board and management. She serves on other public company boards and chairs a committee of each. As Chairperson of our Compensation Committee, she draws upon her substantial experience in talent acquisition and her understanding of the financial impact of compensation determinations. She has in-depth knowledge of the most current corporate governance issues through her leadership in governance organizations and contributions to governance panels. As a director of several investment companies, she stays abreast of the various changes in the mutual fund industry, which is the core industry we serve. She has served on our Board since our initial public offering in 1995, which gives her invaluable insights into our history and growth and strategic direction of our various businesses.

COMMITTEES AND MEETINGS

        Our Board met six times in 2009. The Board appoints the members of the three Board committees: the Audit Committee, the Compensation Committee, and the Governance Committee. During 2009, the Audit Committee held four meetings, the Governance Committee held one meeting, and the Compensation Committee held five meetings.

        In 2009, each director attended all regular and special Board meetings and all meetings of Board committees on which the director served. Our directors shall, whenever reasonably practicable, attend annual stockholders' meetings. All directors attended the 2009 annual stockholders' meeting. Non-employee directors, led by Lead Independent Director Michael G. Fitt, meet regularly in private session without management.

LEADERSHIP STRUCTURE AND RISK OVERSIGHT

        Our Bylaws provide that the Board has the discretion but may choose not to appoint a Chairman of the Board. In the absence of such an appointment, the Chief Executive Officer chairs meetings of the Board. Our Board has not elected a Chairman of the Board with the result that our Chief Executive Officer, Thomas A. McDonnell, chairs the Board meetings and discharges the other duties of Chairman.

        The Board has determined that the Board and the Company are presently best led by having a Lead Independent Director as well as having the Chief Executive Officer discharge the duties of a chairman. Having the Chief Executive Officer perform the functions of a chairman provides both accountability to the Board and clear and effective leadership for the Board and the Company, while avoiding any potential for confusion or duplication of efforts between the Chief Executive Officer and a separately appointed chairman.

        Currently, seven of our nine directors are "independent" as defined by the New York Stock Exchange rules. Our Corporate Governance Guidelines, which are available on our website, provide for a strong and independent lead independent director role. The Board has appointed Michael G. Fitt as Lead Independent Director. The Lead Independent Director performs the following functions and such other functions as the Board may direct:

  •
  Presiding at executive sessions of the Board at which only non-management or independent directors are permitted to be present, along with other persons invited to attend such sessions by the Lead Independent Director or by consensus of a majority of the non-management or independent directors.

  •
  Serving as liaison between the non-management or independent directors and either the Chairman of the Board, if one is appointed, or the Chief Executive Officer.

  •
  Advising the Chairman of the Board, if one is appointed, or the Chief Executive Officer of agenda items for Board meetings suggested by any non-management director.

  •
  Serving as a point of contact for stockholders wishing to communicate with the Board other than through the Chairman of the Board, if one is appointed, or the Chief Executive Officer.

        Our governance processes, including the Board's involvement in developing and implementing strategy, active oversight of risk, regular review of business results and thorough evaluation of chief executive officer performance and compensation, provide rigorous Board oversight of the Chief Executive Officer as he fulfills his various responsibilities, including discharging the duties of the Chairman.

        The Board, with the assistance of the Audit Committee, has oversight of the Company's risk assessment and risk management, with particular focus by the Board on material corporate governance and business strategy risks. The Audit Committee assists the Board with oversight of the Company's material financial risk exposures, including without limitation liquidity, credit, operational and investment risks, and the Company's material financial statement and financial reporting risks. The Compensation Committee assists the Board with oversight of whether the Company's compensation policies and practices for all employees, including non-executive officers, create risks that are reasonably likely to have a material adverse effect on the Company, and whether the effect of incentive compensation structures for executive officers may cause inappropriate risk-taking. In each case the Board or the Committee oversees the steps Company management has taken to monitor and control such exposures.

        The Chief Executive Officer, by leading Board meetings, facilitates reporting by the Audit Committee and the Compensation Committee to the Board of their respective activities in risk oversight assistance to the Board. The Lead Independent Director, who serves on both committees, suggests risk management topics for Board agenda as he and other non-management directors deem appropriate. He may lead risk management discussions in executive sessions of non-management or independent directors. The Chief Executive Officer's collaboration with the Board allows him to gauge whether management is providing adequate information for the Board to understand the interrelationships of our various business risks. He is available to the Board to address any questions from directors regarding executive management's ability to identify and mitigate risks and weigh them against potential rewards.

INDEPENDENCE AND ACCESSIBILITY

        Non-Employee Director Independence.    New York Stock Exchange standards, certain securities and tax laws, and our Corporate Governance Guidelines govern the independence of non-employee directors. A majority of our Board must be independent, and directors must be independent for purposes of Board committee service. Our Board has determined the independence for Board service and for service on their respective Board committees of each of Ms. Strandjord, Ambassador Argyros, and Messrs. Allinson, Fitt, Jackson, Nelson and Reed. As a group, they constitute a majority of the Board. To determine independence for service on the Board and the Audit Committee, the Board applied the independence standards contained in our Corporate Governance Guidelines. The Board uses the standards to determine whether a non-employee director has a material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us.

        Under the Guidelines, the Board presumes a non-employee director is independent if the director:

  •
  during the preceding three years

  •
  has not been our employee and has no immediate family member (as defined in the Guidelines) whom we have employed as an executive officer, and

  •
  has not received, and has no immediate family member who has received, more than $120,000 in any 12-month period in direct compensation from us (other than in certain allowable circumstances including serving in his or her capacity as a member of the Board or of any Board committee);

  •
  is not and has not been within the last three years, and has no immediate family member who is or has been within the last three years, employed as an executive officer by any company on whose compensation committee any one of our current executive officers concurrently serves or served;

  •
  is not a current employee, and has no immediate family member who is a current executive officer, of:

  •
  the Company,

  •
  a company that made payments to or received payments from us for property or services in any of the last three fiscal years in an amount which exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues, as reported in the last completed fiscal year of such company, or

  •
  a charitable organization to which we contributed in any of the last three fiscal years more than 2% of such charitable organization's consolidated gross revenues or $1 million, whichever is greater;

  •
  has no immediate family member who is a current partner of a firm that is our internal or external auditor;

  •
  has no immediate family member who is a current employee of a firm that is our internal or external auditor and personally works on the Company's audit;

  •
  has no immediate family member who was, within the last three years, a partner or employee of such a firm and personally worked on our audit within that time; and

  •
  is not a current partner or employee of a firm that is our internal or external auditor, and who was not within the last three years a partner or employee of such a firm and personally worked on our audit within that time.

        The Guidelines are available on our website as described on page 1. They explain circumstances in which a director can be independent even though one or more of the above circumstances exist.

        The Guidelines provide that a non-employee director is independent for purposes of serving on the Audit Committee only if:

  •
  we have not paid any consulting, advisory or other compensatory fee to the director other than for serving on the Board or a Board committee; and

  •
  the director is not considered an affiliated person of the Company under applicable securities regulations.

        Interested Party and Stockholder Communication with Directors.    Interested parties and stockholders may communicate in writing with the Board, Lead Independent Director Michael G. Fitt, any director, or any group of directors such as all non-employee directors or all members of a Board committee. A vendor unaffiliated with DST receives such communications and forwards them to directors. You may direct communications to the directors in care of our vendor:

Clarence M. Kelley and Associates, Inc.
Attention: Todd Dupriest/DST
7945 Flint
Lenexa, Kansas 66214

NON-EMPLOYEE DIRECTOR COMPENSATION

        Only non-employee directors participate in the compensation structure we describe in this section. Thomas A. McDonnell, Chief Executive Officer, and Thomas A. McCullough, Executive Vice President through his retirement at the end of 2009 and our previous Chief Operating Officer, did not receive such compensation for their service on the Board during 2009.

CONSULTANT/MANAGEMENT SUPPORT TO THE COMMITTEE

        The Compensation Committee recommended the current non-employee director compensation structure to our Board in 2003. Prior to recommending the compensation, the Committee engaged compensation consultant Deloitte Consulting LLP ("Deloitte") to assist in evaluating the competitiveness of our non-employee director compensation program.

        In 2003, the Committee charged Deloitte with:

  •
  recommending a potential peer group and general industry surveys to the Committee Chairperson and reviewing and analyzing the non-employee director compensation data contained in peer proxy statements and surveys

  •
  developing competitive benchmarks for the fees and equity compensation of non-employee directors, preparing a report to the Committee on the results, and recommending components of non-employee director compensation to the Committee for recommendation to the Board.

        Nine of the 13 companies in this 2003 peer group used to develop non-employee director compensation comprise the peer group that was used to evaluate and update executive officer compensation in late 2007 and early 2008. The Committee did not analyze competitive benchmarks specifically for 2009 director annual retainers and meeting fees, which have not increased since 2003.

        In 2008, the Committee recommended, and the Board approved, an update to the non-employee director compensation program with respect to its equity component. The Committee believes that a transfer restriction period on equity grants to directors does not serve a significant retention or other purpose, and it discontinued such restrictions in connection with annual director grants in 2008.

Although Deloitte did not conduct a formal survey of director compensation practices, it advised that issuance of unrestricted stock to non-employee directors was within the range of competitive practice.

COMPENSATION STRUCTURE

        In approving the current elements of non-employee director compensation, the Board reviewed Deloitte data and considered Board and committee members' duties and the Compensation Committee's recommendations. The compensation includes annual equity grants, described in note (1) on page 21, and the following cash compensation:

ANNUAL RETAINERS AND MEETING FEES

			Board Meetings		Board Committee Meetings
	DST Audit Committee Chair Annual Retainer
Annual Retainer		Chair of Other Committees Annual Retainer	In Person	By Teleconference	In Person	By Teleconference
$40,000	$10,000	$5,000	$5,000	$1,000	$2,000	$500

        To address retirement and tax planning, the Board allows non-employee directors to defer their cash compensation. The DST Systems, Inc. Directors' Deferred Fee Plan, a nonqualified deferred compensation plan, governs the deferrals and allows non-employee directors to annually elect deferral of all or a part of any cash compensation earned during the next calendar year. We credit each participating non-employee director's account with the amount of compensation deferred. We monthly adjust the account by a rate of return on a hypothetical investment the director selects among a limited number of choices including long-term investments, both equity-based and income-oriented. If the non-employee director does not select hypothetical investments for all or a portion of the account, we adjust the account by an interest factor equal to a rate of return the Board selects. We continue to hold fees related to Mr. Allinson's prior service on the Board from 1977 to 1990. The fees are held in a directors' deferred fee plan that terminated effective August 31, 1995. Non-employee directors are always fully vested in their accounts.

        We will distribute a non-employee director's plan account balance after Board service terminates. We pay balances in a lump sum but will pay in installments not to exceed ten years if the Board allows and the director has timely elected installments pursuant to plan provisions and applicable tax laws and regulations.

        We have established a grantor trust in connection with the current Directors' Deferred Fee Plan and the terminated directors' deferred fee plan. We may fund the trust equal to the sum of the payout obligations under such plans. If on or after a change in control we fail to honor obligations under such plans to a plan participant, the trust, if funded, is to distribute the required amounts to the plan participants. The trust requires us to be solvent to distribute trust accounts. Trust assets are subject to the claims of our creditors in the event of our bankruptcy. The Compensation Committee may revoke the trust until we have a change in control. The trust uses the same definition of change in control as used in executive compensation award agreements, summarized beginning at page 47.

        We purchase term life insurance for non-employee directors. The directors name the policy beneficiaries. We provide spousal travel to an annual planning meeting and reimburse family entertainment at such meeting. If we do not incur an incremental cost for an additional passenger, the spouse or significant other of a director may accompany the director to the location at which meetings of the Board or its committees are occurring by traveling on aircraft in which we have an interest.

2009 NON-EMPLOYEE DIRECTOR COMPENSATION

	A	B	C	D
Name	Fees Earned Or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
A. Edward Allinson	76,000	130,000	23	206,023
George L. Argyros	78,000	130,000	46	208,046
Michael G. Fitt	86,000	130,000	23	216,023
Robert T. Jackson	96,000	130,000	71	226,071
William C. Nelson	91,000	130,000	46	221,046
Travis E. Reed	86,000	130,000	23	216,023
M. Jeannine Strandjord	91,000	130,000	71	221,071

(1)
Non-employee directors currently receive $130,000 of unrestricted stock on the date of each annual stockholders' meeting, and for new non-employee directors, on the date of appointment other than in connection with an annual stockholders' meeting. Each non-employee director received 3,429 shares of our common stock as of the date of the 2009 annual meeting. We determined the number of shares by dividing $130,000 by $37.92, the average of the highest and lowest reported sale price of DST stock on May 12, 2009, the date of the 2009 annual meeting. For our accounting assumptions in deriving the 2009 compensation expense amount in Column B, see note (11) to the Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2009. We issued the shares under the 2005 Non-Employee Directors' Award Plan.

For a number of years, the shares issued under such plan were restricted. Subject to forfeiture for certain terminations from service and to accelerated vesting in limited circumstances, the restrictions on shares granted on the date of the annual stockholders' meeting in 2007 lapse three years from the date of the grant.

Non-employee directors are subject to the stock ownership guidelines described in note (5) on page 29.

All non-employee directors owned 1,658 outstanding unvested shares of DST stock as of December 31, 2009, other than Mr. Jackson, who has not received any restricted shares.

(2)
Column C amounts consist of the term life insurance proceeds. None of our non-employee directors had perquisites in an amount of at least $10,000.

BOARD COMMITTEE MATTERS AND REPORTS

AUDIT COMMITTEE

        We identify Committee members in the table on page 12. Committee members serve staggered three-year terms corresponding with their terms as directors. As described in the Audit Committee charter, the Committee is responsible for:

  •
  appointing, approving the services and overseeing the work of, and receiving reports directly from, the independent registered public accounting firm

  •
  reviewing audited financial statements and various other public disclosures

  •
  assisting the Board in overseeing material financial risk exposures

  •
  assisting the Board in overseeing our internal audit function and legal and regulatory compliance, as well as the integrity of our financial statements and certain internal controls.

        Our Board has determined that Ms. Strandjord, who is independent under the standards beginning at page 18, is an "audit committee financial expert" as defined in securities regulations. Other members of the Audit Committee may also qualify as audit committee financial experts under the regulations. No Committee member serves on more than two other public company audit committees.

Audit Committee Report

        We reviewed and discussed the Company's consolidated financial statements with management and PricewaterhouseCoopers LLP, DST's independent registered public accounting firm. PricewaterhouseCoopers gave us its opinion, and management represented, that the Company prepared its consolidated financial statements in accordance with generally accepted accounting principles. We discussed with the Company's independent registered public accountants the matters that Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T, requires the Committee and the auditors to discuss.

        PricewaterhouseCoopers gave us and we reviewed the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with us concerning independence. We also discussed with PricewaterhouseCoopers its independence from management.

        Based on the above discussions, we recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009.

THE AUDIT COMMITTEE
Robert T. Jackson, Chairperson
A. Edward Allinson
Michael G. Fitt
William C. Nelson
Travis E. Reed
M. Jeannine Strandjord

COMPENSATION COMMITTEE

        Committee Structure.    We identify Committee members in the table on page 12. Committee members serve one-year terms. As described in the Compensation Committee charter, the Committee is responsible for:

  •
  establishing policies and procedures for compensating executive officers and non-employee directors

  •
  retaining independent compensation consultants

  •
  determining the structure and objectives of each element of executive officer compensation, and the base salaries, incentive award opportunity levels, and all other components of such compensation

  •
  setting incentive compensation goals

  •
  approving awards under equity and incentive compensation programs, and exercising administrative authority under benefit plans

  •
  evaluating Chief Executive Officer performance and reviewing evaluations of the performance of other executive officers

  •
  recommending to the Board the structure of non-employee director compensation

  •
  assisting the Board in overseeing compensation risk including determinations regarding the risk of employee compensation practices and policies

  •
  approving certain compensation disclosures.

        Executive Officer Compensation Practices.    The policies and procedures for determining executive officer compensation are written and were approved by the Compensation Committee.

        The Committee is responsible for and has the authority to determine the components of executive officer compensation. The Committee seeks to provide competitive compensation packages that include cash and non-cash as well as short- and long-term components. It also seeks to tie a portion of executive officer compensation to whether we achieve Company performance goals.

        The Committee periodically reviews executive officer compensation. For each review, the Committee may consider, and decide the weight it will give to, any combination of the following:

  •
  market competition for employees

  •
  market information regarding salaries, incentives and benefits

  •
  individual executive officer performance

  •
  Company or business unit performance

  •
  Company financial information

  •
  accounting effects of compensation

  •
  Company and individual tax issues

  •
  executive officer retention

  •
  executive officer health and welfare

  •
  executive officer retirement planning

  •
  executive officer responsibilities

  •
  effects of a potential change in control or of a Company transaction.

        The Committee may request our Chief Executive Officer, President, Chief Financial Officer, Human Resources Officer, General Counsel, or other management to recommend compensation package components, to communicate hiring and retention concerns and business unit personnel needs, and to provide:

  •
  market analysis data

  •
  product, service and business unit overviews

  •
  proposed benefit plan terms and conditions

  •
  financial, accounting and tax information

  •
  legal requirements for benefit plan and award structures

  •
  valuation information regarding outstanding awards and undistributed account balances

  •
  historical Company compensation data

  •
  Company performance data

  •
  executive officer evaluations.

The Committee relies on our Chief Financial Officer, Human Resources Officer, General Counsel, and other management to implement executive officer compensation decisions and adopt appropriate compensation procedure internal controls.

        The Committee develops the criteria for evaluating Chief Executive Officer performance and privately and annually reviews his performance against such criteria. The Chief Executive Officer periodically and privately discusses the President's performance with the Committee. The Chief Executive Officer and the President periodically and privately discuss with the Committee their views of the performance of the other executive officers. The Committee may review human resources and business unit records, contact any officer about the performance or responsibilities of any other officer, and obtain from the Corporate Secretary responses by executive officers to an annual ethics policy compliance questionnaire.

        Our Chief Executive Officer, President, Chief Financial Officer, or General Counsel contacts the Chairperson of the Committee with any proposed separation arrangement for an executive officer involuntarily terminating employment. The Committee Chairperson discusses the arrangement with a majority of Committee members. She reports the Committee's determination regarding the proposed arrangement to management and makes a record of such determination at the next regularly scheduled Committee meeting.

        The Committee may retain, at Company expense, an independent compensation consultant to advise the Committee on executive compensation practices and trends and to assist the Committee with any determination it will make under these procedures. The Committee selects, engages and instructs the consultant and may rely on our Chief Financial Officer, Corporate Secretary, or other management to coordinate the consultant's work. The consultant recommends to the Committee compensation structures for executive officer compensation but does not determine individual compensation.

        Non-Employee Director Compensation Practices.    The policies and procedures for determining non-employee director compensation are written and were approved by the Compensation Committee. The Committee recommends components of non-employee director compensation to the Board. The Board is responsible for and has the authority to determine the components of non-employee director compensation.

        In determining when to review non-employee director compensation, and whether to recommend that the Board modify it, the Committee may consider, and decide the weight it will give to, any combination of the following:

  •
  market competition for directors

  •
  securities law and New York Stock Exchange independence, expertise and qualification requirements

  •
  market information regarding director compensation at other public companies of comparable size and complexity

  •
  directors' duties and responsibilities as set forth in Board committee charters and our Corporate Governance Guidelines

  •
  Company and individual tax issues

  •
  director retention

  •
  director welfare

  •
  director retirement planning

  •
  director compensation principles in our Bylaws and Corporate Governance Guidelines

  •
  legal or other changes in the required structure or duties of the Board

  •
  annual self-evaluations of our Board and its committees

  •
  the value of outstanding awards and undistributed account balances

  •
  historical director compensation data.

        The Committee may request our Chief Executive Officer, President, Chief Financial Officer, Human Resources Officer, General Counsel, or other management to provide:

  •
  proposed director benefit plan terms and conditions

  •
  financial, accounting and tax information

  •
  legal requirements for benefit plan and award structures.

The Committee and the Board rely on our Chief Financial Officer, Human Resources Officer, General Counsel, and other Company management to implement director compensation decisions and adopt appropriate compensation procedure internal controls.

        The Committee may retain, at Company expense, an independent compensation consultant as further described in our Compensation Discussion and Analysis. The consultant recommends to the Committee non-employee director compensation alternatives based on the market data but does not determine such compensation.

        Employee Compensation Risk.    The Compensation Committee requests that executive management, including business unit executives and the Human Resources Officer, provide information to the Committee to assist with its determination of whether employee compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. The Committee analyzes corporate, business unit, domestic, international, incentive, equity, sales commission and other programs. It considers human resources controls such as benchmarking, Committee practices such as setting goals and award limits, and the assistance to the Company and the Committee provided by independent compensation consultants. In February 2010, the Committee determined that our employee compensation practices and policies do not create risks that are reasonably likely to have a material adverse effect on the Company.

        Compensation Consultant Engagements.    The Compensation Committee has engaged Deloitte with respect to executive officer compensation as described in our Compensation Discussion and Analysis. It has engaged Deloitte with respect to compensation of non-employee directors as described on page 20.

Compensation Committee Report

        We reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement. Based on such review and discussion, we recommended to the Board that this Proxy Statement include the Compensation Discussion and Analysis.

THE COMPENSATION COMMITTEE
M. Jeannine Strandjord, Chairperson
George L. Argyros
Michael G. Fitt
Robert T. Jackson
William C. Nelson
Travis E. Reed

GOVERNANCE COMMITTEE

        Committee Functions and Structure.    We identify Committee members in the table on page 12. Committee members serve one-year terms. As described in the Governance Committee charter, the Committee is responsible for:

  •
  identifying and recommending to the Board persons to serve as directors and on Board committees

  •
  evaluating independence and other qualifications of Board and committee members

  •
  recommending corporate governance guidelines to and overseeing evaluations of the Board

  •
  adopting and implementing written policies and procedures for reviewing, approving and ratifying transactions of $120,000 or more in which the persons listed in the Beneficial Ownership section or their immediate families have a direct or indirect material interest

  •
  adopting and performing certain administrative duties with respect to our Business Ethics and Legal Compliance Policy.

        Director Nomination Matters.    In recommending nominees to the Board, the Governance Committee identifies candidates who meet the current challenges and needs of the Board. The Committee identifies and evaluates nominees through multiple sources including Board and management referrals. The Committee may seek input from third-party executive search firms. It did not use a search firm to recommend the nominees for the 2010 stockholders' meeting (Messrs. Allinson, Fitt and Jackson). The Committee has not adopted a policy for considering whether to designate as a Board nominee a candidate proposed by a stockholder. It does not believe a policy is necessary because it could respond on an ad hoc basis. It will consider director nominees timely proposed by stockholders in a written notice and evaluate stockholder nominees for director in the same manner it evaluates other nominees, which includes considering and giving weight to input about a nominee from management or incumbent directors.

        In recommending a director nominee (including an incumbent director), the Governance Committee considers:

  •
  whether the nominee has the requisite or appropriate experience, qualifications and skills

  •
  the nominee's commitment to prepare for and regularly attend meetings of the Board and committees

  •
  whether, if applicable, the nominee meets the New York Stock Exchange standards for independence and has qualifications and attributes necessary under applicable listing standards and laws and regulations for service on Board committees.

In considering these items, the Governance Committee may contemplate the interplay of the nominee's attributes with that of the other Board members and appraise the extent to which a candidate would be a desirable addition to the Board and, as applicable, its committees. Although the Board does not have a specific policy for Board diversity, the Board may, as stated in the Corporate Governance Guidelines, consider whether the nominee's background would add to the diversity of experiences, qualifications, and skills the various directors may bring to their Board service.

        Additionally, in recommending an incumbent director for re-election, the Committee considers:

  •
  the nominee's prior service on the Board

  •
  continued commitment to Board service

  •
  whether the nominees possess the requisite financial and management experience and expertise appropriate for service on the Board and its respective committees

  •
  any changes in employment or other status that are likely to affect such nominee's qualifications to serve.

        Related Person Transaction Procedures.    Written policies and procedures adopted by the Governance Committee address Committee review of transactions of $120,000 or more in which the Company participates and a "related person" has a direct or indirect material interest. A "related person" is a director, executive officer, 5% or more stockholder, or immediate family member of any such person. Our General Counsel reviews responses to director and officer questionnaires to determine whether any related person has, or during the relevant period has had, a direct or indirect material interest in a related person transaction and reports any actual or proposed related person transaction to the Governance Committee Chairperson. For each such reported transaction, the Committee considers whether the related person serves on a Board committee and, if so, whether such continued service is appropriate under securities regulations pertaining to such committee. The Committee determines whether to ratify the transaction considering:

  •
  the significance of the transaction to the Company

  •
  the best interests of our stockholders

  •
  our ethics policy requirements

  •
  the materiality of the transaction to the related person

  •
  whether the transaction is significantly likely to impair any judgments an executive officer or director would make on our behalf.

If the Committee does not approve or ratify a transaction, it discusses with management a strategy for terminating the transaction or modifying the structure of the transaction.

BENEFICIAL OWNERSHIP

        As of February 26, 2010, we had 47,820,423 shares of our common stock outstanding, including 253,788 shares of unvested restricted stock, and the following table shows share ownership as of such date based upon available information.

Name and Address	Shares of our Common Stock(1)(#)	Percent of Class(1)(%)
George L. Argyros(2)(5)(6) Director	9,703,589	20.29
BlackRock, Inc.(3)	2,793,532	5.84
Marshall & Ilsley Corporation ("M&I"), parent of benefit plans trustee(4)	2,987,796	6.25
A. Edward Allinson(5)(6) Director	127,665	*
Jonathan J. Boehm(6) Executive Vice President	225,301	*
Michael G. Fitt(5)(6) Director	40,361	*
Kenneth V. Hager(6) Vice President, Chief Financial Officer and Treasurer	417,862	*
Stephen C. Hooley(6) President and Chief Operating Officer	25,000	*
Robert T. Jackson(5)(6) Director	7,286	*
Thomas A. McCullough(5)(6) Executive Vice President during 2009, Director	401,176	*
Thomas A. McDonnell(6) Chief Executive Officer, Director	2,368,340	4.79
William C. Nelson(5)(6) Director	72,900	*
Travis E. Reed(5)(6) Director	27,193	*
M. Jeannine Strandjord(5)(6) Director	77,235	*
All Executive Officers and Directors as a Group (17 Persons)(6)	14,141,635	28.05

*
Less than 1% of our outstanding common stock as of the record date.

(1)
As required by securities regulations, the number of shares shown includes options exercisable within 60 days of the record date, and the percentage for each person or group is based on the number of shares outstanding as of the record date plus exercisable options. Except as otherwise stated in these notes, the holders have sole power to vote and dispose of the shares.

(2)
Ambassador Argyros' address is c/o Arnel Development Company, 949 South Coast Drive, Suite 600, Costa Mesa, California 92626. We based information with respect to Ambassador Argyros and his beneficial ownership on information received in February 2009 from his securities counsel and on a Form 4 filed May 14, 2009. Ambassador Argyros shares power to vote the Argyros' Children's Trust II shares; otherwise he reports sole power to vote or direct the voting and sole power to dispose or direct disposition of our common stock. The shares consist of:

  •
  4,705,161 shares held by Ambassador Argyros

  •
  900 shares held by the Leon & Olga Argyros 1986 Trust of which Ambassador Argyros is a trustee

  •
  28,125 shares held by the Argyros' Children's Trust II which is for the benefit of certain immediate family members of Ambassador Argyros and of which Ambassador Argyros is trustee

  •
  215 shares held by the George T. Poulos Trust of which Ambassador Argyros is the trustee

  •
  4,295,500 shares held by HBI Financial Corporation of which Ambassador Argyros is sole stockholder

  •
  1,686 shares held by GLA Financial Corporation of which Ambassador Argyros is sole stockholder

  •
  672,002 shares held by the Argyros Family Foundation of which Ambassador Argyros is Chief Executive Officer and Board of Trustees Chairman.

  Ambassador Argyros disclaims beneficial ownership of the shares held by the Leon & Olga Argyros 1986 Trust, the Argyros Children's Trust II, the George T. Poulos Trust, and the Argyros Family Foundation.

(3)
BlackRock, Inc. is located at 40 East 52nd Street, New York, NY 10022. We based information with respect to BlackRock, Inc. and its beneficial ownership on a Schedule 13G dated December 31, 2009 and filed January 29, 2010.

(4)
M&I is located at 770 North Water Street, Milwaukee, Wisconsin 53202. We based information with respect to M&I and its beneficial ownership on Amendment No. 5 dated February 16, 2010 to Schedule 13G dated February 11, 2005. M&I has the sole power to vote or direct voting of 1,128 shares and the sole power to dispose or direct the disposal of 4,685 shares, but disclaims beneficial ownership of 2,980,561 shares. M&I has the shared power to vote or direct the voting of and the shared power to dispose or direct disposal of 2,983,111 shares including 2,980,561 shares which are held in one or more employee benefit plans, and the securities regulations may view the custodian, M&I's subsidiary Marshall and Ilsley Trust Company N.A., as having voting or dispositive authority over these shares in certain situations.

(5)
The Board has a guideline that, within a reasonable period of time after a non-employee director's initial appointment or election to the Board, the director is expected to beneficially own our common stock. The Board generally expects that the fair market value of the stock equal or exceed three times the annual minimum cash retainer for serving as a Board member. The Board will consider personal circumstances, length of service on the Board, and the effect of market conditions in applying this guideline.

(6)
The total number of shares shown in the Beneficial Ownership table consists of the following:

	Restricted Shares(a)(#)	Directly Held, Unrestricted Shares(b)(#)	DST Shares in DST Employee Stock Ownership Plan accounts(c)(#)	DST Shares in DST 401(k) accounts(c)(#)	Miscellaneous indirect holdings(d)(#)	Shares that may be acquired through option exercises(e)(#)
A. Edward Allinson	1,658	56,567	—	—	—	69,440
George L. Argyros	1,658	4,703,503	—	—	4,998,428	—
Jonathan J. Boehm	—	74,260	158	—	—	150,883
Michael G. Fitt	1,658	38,703	—	—	—	—
Kenneth V. Hager	—	140,232	25,625	—	—	252,005
Stephen C. Hooley	—	—	—	—	—	25,000
Robert T. Jackson	—	7,286	—	—	—	—
Thomas A. McCullough	—	401,176	—	—	—	—
Thomas A. McDonnell	—	790,848	—	—	—	1,577,492
William C. Nelson	1,658	23,472	—	—	200	47,570
Travis E. Reed	1,658	1,871	—	—	8,664	15,000
M. Jeannine Strandjord	1,658	19,687	—	—	—	55,890
Executive Officers and Non-Employee Directors as a Group(d)	21,348	6,458,334	53,818	1,486	5,008,432	2,598,217

(a)
We describe the restricted stock in our non-employee director compensation disclosures.

(b)
Messrs. Hager, Nelson and McCullough share voting and dispositive power with their spouses of 100,948, 3,000 and 309,826 shares, respectively. Ambassador Argyros shares voting power over a portion of his shares, as shown in note (2).

(c)
The trustee of our benefit plans holds the voting and dispositive power over shares held in such plans as further explained in note (4).

(d)
The individuals indirectly hold these shares in individual retirement accounts, trusts, through spouses, or otherwise. Ambassador Argyros has disclaimed beneficial ownership of 701,242 of these shares as further explained in note (2). Mr. Reed has disclaimed beneficial ownership as to 8,664 shares which his wife owns.

(e)
These are shares that may be acquired within 60 days of the record date as described in note (1) above.

INSIDER DISCLOSURES

        Certain Transactions with Related Persons.    President and Chief Operating Officer Stephen C. Hooley is a board member and a non-executive officer of Boston Financial, our joint venture with State Street. Mr. Hooley was president and chief executive officer of Boston Financial from January 2004 through June 2009. In addition to his current positions with Boston Financial, Mr. Hooley serves other joint ventures of DST and State Street. He has served since May 30, 2007 as chief executive officer of IFDS, L.P., and since October 4, 2006 as a director on the board of International Financial Data Services Limited ("IFDS UK"). Mr. Hooley's brother, Joseph L. Hooley, is president and chief operating officer of State Street.

        For 2009, the Company had equity in earnings of unconsolidated affiliates, net of income taxes provided by the unconsolidated affiliates of $12.1 million from Boston Financial, $10.9 million from IFDS, L.P., and $9.2 million from IFDS UK. A Company subsidiary holds investments in State Street (at February 26, 2010, approximately 10.6 million shares with a market value of approximately $475.2 million).

        Boston Financial uses our mutual fund shareowner accounting and recordkeeping system and services as a remote services client. Certain of our subsidiaries provide printing, mailing and other services and license software to Boston Financial and its subsidiaries. In 2009, we had consolidated revenues of $185.4 million from Boston Financial and its subsidiaries. We also entered into a related party promissory note with Boston Financial on March 1, 2006. The agreement provides for unsecured revolving borrowings by DST of up to $100 million and matures on July 1, 2010. The amount outstanding under this promissory note was $75 million at December 31, 2009. For the year ended December 31, 2009, we recorded interest expense related to the loan of $1 million.

        Section 16(a) Beneficial Ownership Reporting Compliance.    The securities regulations require our non-employee directors, certain of our officers, and each person who owns more than 10% of DST stock to file ownership reports with the Securities and Exchange Commission. Based on our review of the reports, and our officers' and directors' written representations to us, we believe required reports for 2009 transactions were timely filed with the exception of a report filed in January 2010 by Joan Horan, Vice President of Human Resources, for shares withheld for taxes related to vesting of restricted stock in November 2009.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Engagement.    PricewaterhouseCoopers LLP served as our independent registered public accounting firm as of and for the year ended December 31, 2009. PricewaterhouseCoopers LLP performed professional services in connection with the audit of our consolidated financial statements and internal control over financial reporting and the review of reports we filed with the Securities and Exchange Commission. It also reviewed control procedures of our mutual fund processing services and provided us certain other accounting, auditing and tax services.

        PricewaterhouseCoopers fees for services related to 2009 and 2008 were as follows:

Type of Fees	2009($)	2008($)
Audit Fees	3,237,745	3,072,350
Audit Related Fees(1)(2)	2,294,710	1,681,000
Tax Fees(1)(3)	2,258,325	1,789,788

(1)
The Audit Committee has determined that the provision of these services is compatible with maintaining the independence of PricewaterhouseCoopers.

(2)
A total of $2,209,450 of the 2009 amount and $1,616,000 of the 2008 amount was for attest services relating to Statement on Auditing Standards No. 70 reports and other controls reviews, and $85,260 of the 2009 amount and $65,000 of the 2008 amount was for financial statement audits of employee benefit plans.

(3)
A total of $1,068,071 of the 2009 amount and $1,155,522 of the 2008 amount was for U.S. federal, state and local tax planning and compliance, and $1,190,254 of the 2009 amount and $634,266 of the 2008 amount was for international tax planning and compliance.

        Engagement Procedures.    Audit Committee procedures prohibit the Committee from engaging an independent registered public accounting firm to perform any service it may not perform under the securities laws. The Audit Committee must pre-approve the independent registered public accounting firm's annual audit of our consolidated financial statements. The procedures require the Committee or its Chairperson to pre-approve or reject any other audit or non-audit services the independent registered public accounting firm is to perform. The Committee has directed that its Chairperson, with the assistance of our Chief Financial Officer, present and describe at regularly scheduled Audit Committee meetings all pre-approved services. The Committee has required management to present services for pre-approval within a specified period in advance of the date the services are to commence. The Committee regularly examines whether the fees for audit services exceed estimates. Securities regulations waive pre-approval requirements for certain non-audit services if their aggregate amount does not exceed specified amounts we pay to the independent registered public accounting firm. The procedures require the Committee or its Chairperson to approve, prior to completion of the audit, any services subject to this waiver. We have not applied the waiver to a non-audit service. The Audit Committee pre-approved all services PricewaterhouseCoopers LLP rendered to us and our subsidiaries for 2009.

COMPENSATION DISCUSSION AND ANALYSIS

        The Compensation Committee determines compensation for the named officers listed in the Summary Compensation Table. Named officers include Thomas A. McDonnell, our Chief Executive Officer, and Kenneth V. Hager, our Chief Financial Officer. They also include our three executive officers other than the Chief Executive Officer and Chief Financial Officer receiving the highest total compensation for 2009: Stephen C. Hooley, who joined the Company as President and Chief Operating Officer on July 1, 2009, Thomas A. McCullough, who retired as Chief Operating Officer on July 1, 2009 and served as Executive Vice President through December 31, 2009, and Jonathan J. Boehm, who was promoted to Executive Vice President from Group Vice President on July 1, 2009.

OBJECTIVES FOR 2009 COMPENSATION

        The Committee's primary objectives for its 2009 named officer compensation program are described in the following table. For all named executive officers, including the Chief Executive Officer and the President and Chief Operating Officer, the Compensation Committee applies the same compensation objectives and reviews the same compensation general industry and peer group survey data to evaluate market rates of compensation.

        As shown in the table, we align named officer and stockholder interests and further retention objectives by incorporating performance goals into various elements of compensation. We do not disclose the actual goals because they are confidential business information. We do not view such disclosures as necessary to an understanding of the Committee's executive compensation policies and decisions. Moreover, the reasons not to disclose the goals are compelling. We believe that disclosure of the goals, or any one of them, could cause substantial economic harm to our competitive position.

OBJECTIVE	THE COMMITTEE'S GENERAL METHODS OF ACHIEVEMENT ARE TO:	TO ACHIEVE OBJECTIVE, THE COMMITTEE:
Align named officer and stockholder interests	Include, as a significant component of compensation, awards that tie vesting to achievement of short- and long-term financial and strategic objectives	• Grants Incentive Program awards that constitute a significant portion of named officer compensation if goals are achieved and that are tied to sustained increases in diluted earnings per share ("EPS") and/or to achievement of business unit objectives(1)

• Granted, in 2004, restricted stock for the period of 2004-2009 that vested on January 31, 2010 based upon achievement of a diluted EPS target and named officer continued employment ("upfront restricted stock")(1)

OBJECTIVE	THE COMMITTEE'S GENERAL METHODS OF ACHIEVEMENT ARE TO:	TO ACHIEVE OBJECTIVE, THE COMMITTEE:
Attract and retain quality leadership	• Periodically examine peer group and general industry compensation data; structure compensation packages with the goal that total direct compensation and total cash compensation are positioned at approximately the 75th percentile of the combined peer group and general industry survey data if we achieve target incentive goals, and approximately at the 90th percentile of such data if we achieve maximum incentive goals(2)

• Incorporate a significant "at risk" component into compensation packages so that potential compensation is attractive and incents named officers to remain in our employ through successive, rolling vesting periods	• Strives to stay within such percentile ranges, providing a combination of:
    – Base salaries(1)
    – Incentive Program awards that provide named officers with significant compensation if we achieve performance goals and include, as a component of incentives at certain levels of goal achievement, a deferred cash award that is generally forfeited if the named officer voluntarily terminates employment prior to the end of the vesting period
    – Upfront restricted stock for the period 2004-2009 to establish a level equity compensation cost over several years and to aid in executive retention over a reasonably lengthy period
• Awarded a signing bonus and relocation benefits to attract a named officer to DST employment(3)

Promote the health and welfare of the named officers and their commitment to the Company
• Aid named officers in health crises and aid their families in the event of their deaths
• Provide a level of financial diversification of unvested awards
• Provide programs under which named officers can save for retirement
• Provide benefits that balance the Board's flexibility in making management changes with protection of named officers in the event of involuntary termination of employment
• Reasonably promote the convenience of the named officers in the performance of their duties for the Company
Provided:
• Health, life and disability insurance programs(1)
• Deferred cash rather than restricted stock as the deferred component of Incentive Program awards so that Company stock is not the only long-term component of compensation(1)
• Qualified and non-qualified deferral plans and programs that allow named officers to accumulate funds (including cash incentives and vested amounts) on a tax-deferred basis for their retirement and to have emergency funds available should employment terminate pre-retirement(1)
• Full or partial accelerated vesting of awards upon retirement and in certain other circumstances(1)
• Reasonable but limited perquisites(1)

OBJECTIVE	THE COMMITTEE'S GENERAL METHODS OF ACHIEVEMENT ARE TO:	TO ACHIEVE OBJECTIVE, THE COMMITTEE:
Maintain a level of equity grants that do not, in the Committee's opinion, cause excess dilution and expense over time	Establish target aggregate expense levels for the annualized equity compensation (the upfront restricted stock) as a percentage of pre-tax income	Determined the aggregate number of shares of upfront restricted stock it would grant in 2004 with the objective that such equity compensation to all eligible employees, considered over the grant period, should approximate no more than 6% to 7% of consolidated annual pre-tax income(4)

Provide stability to the Company and limited protection to the named officers in a change in control
Design change in control protections in employment and award agreements to:
• Preserve our ability to compete for executive talent in the event of a change in control
• Promote stability during a change in control by encouraging our executives to cooperate with and achieve a change in control approved by the Board, without being distracted by the possibility of termination or demotion following the change in control
• Provide our executives with change in control severance benefits similar to those in place at other companies
• Make it potentially more expensive for an acquirer to dismiss one of our executives rather than one of its own executives
• Included in named officer employment agreements separation pay obligations in the event of a termination without cause or resignation for good reason within the three years following a change in control(1)

• Provided for pro rata vesting of the upfront restricted stock upon a change in control that is not followed by a termination of employment, and full vesting of the remaining unvested stock upon a change in control that is followed within three years by a termination of employment without cause or a resignation for good reason

• Provided for accelerated vesting of deferred cash awards upon a change in control followed by a termination of employment without cause or a resignation for good reason

Structure compensation, if feasible in view of other objectives, so that the Company can obtain maximum deductibility of compensation expenses	Include as a part of compensation packages performance-based components that are designed to meet the requirements of the 162(m) Exception(5)	• Bases Incentive Program awards on the achievement of performance goals
• Incorporated a performance hurdle into upfront restricted stock
• Obtained stockholder approval in 2005 of the 2005 Equity Incentive Plan under which upfront restricted stock and Incentive Program awards are granted, and is submitting the Performance Goal Provisions for re-approval in 2010

(1)
The following elements are described in separate sections beginning at the pages indicated:

•
base salaries (page 40)

•
Incentive Program awards including deferred cash awards (page 40)

•
upfront restricted stock (page 42)

•
perquisites (page 43)

•
insurance benefits (page 43)

•
Separation from service and change in control terms and conditions of awards and employment agreements; ERISA excess and other deferral plans and programs (page 44).

The Committee has determined that the benefit to the executive, the Company and our stockholders justifies the Company cost in providing each element of compensation. In structuring the Incentive Program and in determining to grant upfront restricted stock, the Committee considered the target levels of compensation set forth on page 33. In determining individual elements of compensation, the Committee does not otherwise consider amounts realizable from prior compensation or awards, for the reasons below:

Element	Reason
Base Salaries	Base salaries should provide the named officer with a minimum level of annual pay, irrespective of payouts under our 2005 Equity Incentive Plan.
Incentive Program Awards
Annual incentive awards are tied to performance in a particular period. Tying incentive opportunity levels to other unearned awards would undermine the objective of incenting performance for the current performance period.
Upfront Restricted Stock	The grants are for a period of time and incent performance of goals during that period, and grants for prior periods should not affect the level of compensation for the current period.
Perquisites; Insurance Benefits; and Retirement, Termination and Change in Control Provisions	The objectives given above for these compensation elements would not be served if the benefits were tied to amounts realizable from prior awards.
(2)
Total cash compensation is base salary plus the current cash portion of incentive awards. Total direct compensation is the combination of base salary, annual incentive awards, and annualized upfront equity awards. The Committee set the total cash compensation targets and total direct compensation targets in the upper quartile because:

•
a significant portion of named officer compensation is at risk

•
the highly competitive nature of our industry warrants higher levels of potential compensation to allow us to attract and retain the quality leadership needed to succeed

•
companies that achieve similar levels of performance over a period of time are generally ranked in the upper quartile of total direct and total cash compensation ranges.

  In the chart below, we have summarized the comparison between the 2009 compensation for the named officers and competitive compensation levels. The competitive positioning is derived from general industry survey and peer group data provided by our compensation consultant, whose services we describe in the following section.

Compensation Component	Average Positioning of Named Officers	Range of Competitive Positioning of Compensation for Named Officers
Base Salary	13% Below Median	24% Below Median to 3% Above Median
Target Total Cash Compensation*	4% Above 75th Percentile	29% Below 75th Percentile to 35% Above 75th Percentile
Target Total Direct Compensation*	16% Below 75th Percentile	40% Below 75th Percentile to 13% Above 75th Percentile

*If we meet target Incentive Program goals.

(3)
The Committee authorized a signing bonus to Stephen C. Hooley as part of its efforts to recruit him as President and Chief Operating Officer. The Committee also approved relocation benefits for Mr. Hooley. The Committee believes that both compensation elements are fair given our strong desire to attract Mr. Hooley to leave his former employment at Boston Financial, our joint venture. The Committee noted Mr. Hooley's success at the joint venture, our familiarity with his skills and regard for him, and the importance of the DST position in view of the retirement of Mr. McCullough, who had served for over 20 years as our second highest ranking executive officer and was regarded by employees, clients and the financial services industry for his leadership. The amount of Mr. Hooley's signing bonus also reflects the fact that he did not immediately receive an equity grant when he commenced employment, as has traditionally occurred for new executives.

(4)
Establishing such levels for the upfront restricted stock grant in 2004 allowed the Committee to avoid making such equity grants at annualized levels that would cause, in its opinion, excessive dilution and expense over the vesting period. The grant was to, and did, cliff vest at the end of the five-year vesting period if we employed the named officer on such date and had achieved the consolidated EPS performance goal. We spread the grant cost evenly over the vesting period.

(5)
Code Section 162(m) limits our deductions for federal income tax purposes of compensation expenses exceeding $1 million paid to certain named officers other than performance-based compensation that meets the requirements of the 162(m) Exception, as further explained on page 3. There can be no assurances that named officer compensation will be fully deductible.

CONSULTANT/MANAGEMENT SUPPORT TO THE COMMITTEE FOR 2009 COMPENSATION

        Consultant Support.    The Committee may retain, at Company expense, an independent compensation consultant to advise the Committee on executive compensation practices and trends and to assist the Committee with any determination it will make under these procedures. The Committee selects, engages and instructs the consultant and may rely on our Chief Financial Officer, Corporate Secretary, or other management to coordinate the consultant's work.

        The Committee consulted with Deloitte during 2009 regarding the base salary, signing bonus, incentive compensation levels, and employment agreement for Stephen C. Hooley. At the Committee's direction, the Company provided Deloitte with information as to Mr. Hooley's compensation package at Boston Financial. Deloitte reported as to the value of compensation Mr. Hooley would forfeit by accepting the DST positions, and as to common and recommended practices for relocating an executive from another company. Deloitte also analyzed data for chief operating officer positions available from peer group and survey data Deloitte had analyzed in late 2007 for benchmarking executive officer base salaries.

        The Committee engaged Deloitte to develop competitive pay benchmarks with respect to base salaries, annual bonus opportunities, and long-term incentives in 2004, and then again in late 2007. The Committee considered the benchmarks in connection with executive officer base salary increases for 2008. Executive officers' base salaries did not increase for 2009, other than base salary increases of $60,000 or less for two executive officers who were promoted and whose responsibilities significantly changed during 2009. Other elements of executive officer compensation for 2009 were determined prior to 2009 and some elements have remained unchanged since 2004, when the Committee engaged Deloitte to develop competitive pay benchmarks for bonuses, long-term incentives, and total cash and total direct compensation.

        Deloitte made recommendations in 2004 with regard to incentive compensation levels and upfront restricted stock, which were each a component of 2009 compensation. The Committee engaged Deloitte in late 2005 to recommend the terms and conditions of the employment agreements of Messrs. McDonnell and McCullough, analyze data for chief operating officer positions among our peer group at that time, and review published survey data for benchmarking executive officer base salaries. The Committee engaged Deloitte in September 2008 to recommend the terms and conditions of the employment agreement of and the compensation package for Mr. Hooley, who began serving as our President and Chief Operating Officer in July 2009.

        For these consultations, the Committee charged Deloitte with:

  •
  discussing with the Chief Executive Officer, Chief Financial Officer, and Committee Chairperson which companies in the computer software and services industry have the revenues, market capitalization, size, scope and complexity that make them appropriate peers for benchmarking compensation data, and gathering and analyzing capitalization, revenue, and other financial metrics for such companies to confirm that they are appropriate peers

  •
  discussing with the Chief Financial Officer and the Committee Chairperson the availability of general industry benchmarking data and recommending surveys for use in benchmarking

  •
  reviewing and analyzing the compensation data

  •
  developing competitive pay benchmarks for the bonuses, long-term incentives and total direct and total cash compensation of Company executive officers

  •
  analyzing the current and potential equity dilution of peer group companies to the current and potential equity dilution of Company stock as a result of the upfront restricted stock awards, and comparing three-year average share utilization rates among the Company and peer group companies.

        At the Committee's direction with respect to the above consulting work, the Company has provided Deloitte with financial data, peer group identification information, potential share dilution information, drafts of the employment agreements for Messrs. McDonnell and McCullough, Mr. Hooley's Boston Financial compensation package, and access to the Company's Human Resources Department, General Counsel, and benefits and securities law counsel.

        Deloitte affiliates have provided during 2009, and charged fees of less than $120,000, for certain tax-related or financial advisory services to the Company. The Committee believes that, given the scope and nature of these projects, the additional assignments have not impaired Deloitte's ability to provide an independent perspective to the Committee.

        Consultant Benchmarking.    The peer group Deloitte used for benchmarking base salaries in late 2007 included the following companies:

  •
  Affiliated Computer Services

  •
  Alliance Data Systems Corporation

  •
  Automatic Data Processing, Inc.

  •
  Ceridian Corporation

  •
  Choicepoint Inc.

  •
  Convergys Corporation

  •
  CSG Systems International, Inc.

  •
  First Data Corporation

  •
  Fiserv, Inc.

  •
  IMS Health Incorporated

  •
  NCR Corporation

  •
  Paychex, Inc.

  •
  Perot Systems Corporation

  •
  SEI Investments Co.

  •
  Teletech Holdings, Inc.

  •
  Total System Services, Inc.

The 2004 survey data did not include Choicepoint Inc. or IMS Health Incorporated and included Acxiom Corporation, BISYS Group, Inc., Certegy, Inc. and SunGard Data Systems, Inc. Each difference was either a result of corporate transactions or changes over time in our peer group. For the range of competitive positioning data on page 36, Deloitte used peer group information from the equity compensation planning work that occurred during late 2008 and throughout 2009. Deloitte's data included data from Acxiom, which had been in our peer group in 2004, and Broadridge Financial Solutions, Inc. and did not include Ceridian, Choicepoint, First Data or Perot, as their data was no longer available due to corporate restructurings or similar events.

        In addition to the peer group data, Deloitte has provided peer group survey information gathered from hundreds of general industry and data processing companies, and has regressed that data to match DST's size and each executive officer's responsibility level. In using the peer group and general survey data, Deloitte focuses on positions similar in scope to our executive officer positions. Deloitte uses the peer group and general industry data in tandem to summarize comparisons between competitive practice and our executive officer compensation levels. The Committee then evaluates how the Company's executive officer compensation compares to competitive practice based on the components of compensation, as well as compensation in the aggregate, and determines if adjustments are appropriate and necessary.

        Management Support.    In determining base salaries for Messrs. Hager and Boehm for 2008, which did not increase for 2009 except in connection with Mr. Boehm's mid-year promotion to Executive Vice President, the Committee received input from persons holding at that time the positions of Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer regarding:

  •
  responsibilities of individual executive positions

  •
  our cost in providing benefits

  •
  information as to potential achievability of incentive goals

  •
  compensation components and levels necessary to incent and retain management.

OVERVIEW OF 2009 COMPENSATION

        Messrs. McDonnell, Hager and McCullough received the same base salary for 2009 as for 2008. The amount for each of Messrs. McDonnell and McCullough was less than the amount he could have received under his employment agreement. The reduced amounts were in connection with their support of cost management initiatives, as further explained on page 49. Mr. Boehm was promoted to Executive Vice president during 2009, and his post-promotion base salary, in effect for only a portion of 2009, increased by $50,000, from $350,000 to $400,000. The Committee considered the increase fair and reasonable considering his new responsibility for DST Health Solutions and leadership of all of our health services businesses, rather than only Argus Health Systems, Inc. The Incentive Program percentages of base salary ("opportunity levels") for Messrs. McDonnell, Hager, McCullough and Boehm for 2009 were the same as for 2008, although the aggregate level of goal achievement for 2009 was modestly below the level for 2008.

        The Committee established Mr. Hooley's base salary when he joined the Company during 2009 to serve in the position of president that had been held by Mr. McDonnell and the position of chief operating officer that had been held by Mr. McCullough. It set his base salary at $550,000, which is $200,000 below Mr. McDonnell's employment agreement base salary and $25,000 below Mr. McCullough's employment agreement base salary, and matched his incentive compensation opportunity levels with those of Mr. McDonnell.

        The 2009 overall compensation of, and individual compensation components for, Messrs. McDonnell, Hooley and McCullough exceeded that of the other named executive officers primarily because market compensation rates of base salary and other components for chief executive officers, presidents and chief operating officers exceed the market rates and components for other named executive officer positions. The long tenure with the Company of approximately 41 years for Mr. McDonnell and 23 years for Mr. McCullough, sustained long-term individual performance, and level of responsibility of each chief officer factored into their base salaries and incentive opportunity levels. The Company's desire to recruit Mr. Hooley based on familiarity with his skills and leadership, the level of responsibility he would be undertaking in his new positions, his achievements at our joint venture and his experience with our operations factored into his base salary, incentive opportunity levels, and signing bonus.

        The Committee determined the terms and conditions of the employment agreements of Messrs. McDonnell, Hooley and McCullough, but not Mr. Hager as his agreement predates the existence of the Committee. Mr. Boehm does not have an employment agreement. The Committee approved amendments to the employment agreements of Messrs. McDonnell, Hager and McCullough effective December 31, 2008 primarily so that any separation pay and other benefits under the agreements would be exempt from or compliant with Code Section 409A, which imposes excise taxes and other penalties on non-exempt deferred compensation. The Committee approved the employment agreement of Mr. Hooley during 2009. The Committee thought it fair and reasonable to base his agreement on the form of agreement for Messrs. McDonnell and McCullough, as Mr. Hooley assumed a position of an equivalent nature from each and as their agreements were publicly available for review by him.

BASE SALARIES

        In setting base salaries, the Committee:

  •
  considers that base salaries serve as part of the basis for calculating the amount of performance-based incentives, for determining SERP contributions for certain named officers, and for calculating potential separation pay under employment agreements

  •
  reviews individual performance elements including each named officer's commitment and ability to:

  •
  strategically meet business challenges

  •
  plan long-range

  •
  achieve financial results

  •
  lead the service, product or business unit or administrative team for which the officer is responsible

  •
  prudently steward our resources

  •
  promote legal and ethical compliance.

        The Committee does not follow a precise formula that base salaries should constitute a certain percentage of overall compensation or that base salaries should fall within a specific percentile range of peer group and general industry survey data. The Committee considers whether individual base salaries reflect responsibility levels and are reasonable, competitive and fair. The Committee also considers its total direct compensation and total cash compensation objectives stated on page 33. In setting base salaries, the Committee reviewed published survey and peer group data prepared by Deloitte, considered the applicability of the salary data in view of the individual positions within the Company, and applied the above factors to each position and set of challenges.

INCENTIVE PROGRAM COMPENSATION

        Under the Incentive Program, the Committee may grant annual incentive awards based on whether the Company or business units achieve certain goals set by the Committee. The amount and components of the award depend on whether and to what degree the Company or business unit achieves goals, and the opportunity levels that the named officer is eligible to receive as an incentive award.

        Goal Setting.    The 2005 Equity Incentive Plan requires the Committee to set goals for named officer annual incentives within the first 90 days of a performance year and governs the Committee's flexibility in determining whether we achieved our goals. We further discuss the reasons the Committee ties elements of compensation to goal achievement in the Compensation Objectives table beginning at page 32.

        For each performance year, the Committee establishes annual and three-year cumulative EPS goals for the Company's corporate officers, at threshold, target and maximum goal levels. For 2009, these were the only two goals applicable to the named officers' incentives. Half of the incentive award to them was based on performance against the annual EPS goal, and half was based on performance against the cumulative EPS goal. The Committee uses EPS goals as Performance Measures because they directly align named officer and stockholder interests. The Committee sets both annual and cumulative goals because it believes the relationship between historical and future achievement should affect the degree of difficulty of combined goal achievement each year.

        Used in tandem, annual and cumulative goals allow the Committee to encourage the achievement of current year performance as well as sustained multi-year growth. The Committee sets the cumulative EPS goals each year of the three-year period in advance of certifying achievement of any annual goal for the three-year period. Incentive awards would be decreased if the cumulative goal was not met, even if the annual goal was met at the maximum level. Lack of annual goal achievement during any of the three years would impede cumulative goal achievement.

        In determining EPS goals, the Committee generally considers our mix of businesses, the competitive outlook, annual capital expenditures and short-term strategy objectives. In setting cumulative EPS goals for a prospective three-year period, the Committee considers long-term strategic objectives and the possibility that, over the long-term, results for a certain year could exceed or fall below the desired annual growth targets and that a cumulative goal should have the effect of balancing the impact of significant year to year fluctuations in named officer incentive compensation as a result of performance toward annual goals. The Committee intends the combination of annual and cumulative goals to reflect sustained performance over time consistent with management's and the Board's emphasis on long-term stockholder value.

        The Committee generally seeks to require the growth in diluted EPS to be at a rate at least comparable to upper percentiles of other public companies with similar products and services. It seeks to increase the difficulty of goal achievement by the named officer's opportunity levels as follows:

Goal Level	Expected Conditions Under Which Goals Would be Met
Threshold EPS Goals	Unless adverse business conditions occur
Target EPS Goals	If we execute strategic business plans and if business conditions are reasonable
Maximum EPS Goals	If we execute strategic business plans more effectively and market conditions are better than we expect

        Various factors could cause actual results to vary from performance goals, and in light of these variables it is not possible for the Committee to reliably quantify differences in difficulty among the various achievement levels. The Committee does not perform a statistical analysis to predict future achievement based on historical goal achievement. Rather, the Committee seeks to set goals it believes will incent participant performance at levels that would achieve Board objectives, and will cause payouts of incentive compensation at levels over time that further its purpose of retaining executives and linking pay to performance.

        We do not disclose the Incentive Program goals because they are confidential business information. We believe that disclosure of any of the Incentive Program goals could cause substantial economic harm to our competitive position.

        Award Determinations and Components.    The Committee determines the percentage of each named officer's base salary to be awarded as an incentive at each level of goals we meet. The Committee does not follow a precise formula to cause incentive awards to constitute a certain percentage of overall compensation. However, the Committee does consider its total direct compensation and total cash compensation objectives set forth on page 33.

        Named officer incentive opportunity levels for 2009 were:

	Opportunity Level % of Base Salary
Named Officer	Threshold	Target	Maximum
Messrs. McDonnell and Hooley	100	200	300
Thomas A. McCullough	90	180	270
Messrs. Hager and Boehm	50	100	150

        The Committee selected the percentages based on the total cash and total direct compensation objectives, executive officer retention considerations, and the officer's position level, rather than on individual performance. The Committee determines the total incentive by applying the opportunity level at the goal level achieved to base salary.

        The 2005 Plan requires the Committee to certify, no later than 90 days following the performance year, the degree to which goals were met for the performance year. The Committee grants awards on the same date it determines goal certification, and cash incentives are paid no later than March 15 of the year following the performance year. We average payout levels of the two goals applicable to each named officer to determine an aggregate percentage of salary that will dictate the amount of the award.

        Under the Plan, the Committee, on an award grant date, may provide that the performance results may be adjusted to reflect unusual or nonrecurring events or in response to changes in applicable laws, regulations or accounting principles. The Committee may only exercise downward discretion with respect to named officers subject to the extent consistent with Code Section 162(m).

        The Committee finalized the 2009 cumulative and annual EPS goals applicable to the named officers in early 2009. The Committee certified that the Company exceeded its target cumulative goal and exceeded its threshold annual EPS goal. In determining the award payments for the 2009 performance year, the Committee excluded from the cumulative performance goal calculations certain items that had previously been excluded in determining performance for 2007 and 2008. It also excluded from the annual and cumulative goal calculations both the effects of an equity investment gain recognized at a joint venture and the gain from remeasuring the previously held equity interest in Argus Health Systems, Inc., which prior to and for a portion of 2009 was a joint venture and not wholly-owned.

        The Committee requires deferral of half of the award attributable to performance above the threshold opportunity level. Subject to forfeiture and to accelerated vesting in limited circumstances (as discussed beginning at page 44), the deferred cash award vests two years and 11 months from the end of the performance year for which the deferred portion was earned. The Committee selected a vesting period that was approximately as long as the three-year vesting period that has historically applied to Incentive Program grants. For 2009, each named officer received a portion of his Incentive Program award in the form of deferred cash, as shown on page 50.

UPFRONT RESTRICTED STOCK

        In late 2004, the Committee granted restricted stock under the 2005 Plan to named officers in our employment at that time. The stock vested in January 2010. A condition to vesting was achievement of a diluted EPS performance goal to be met for any year of the 2005 through 2009 performance period.

Vesting also required that named officers generally must have remained in our employ until the end of the five-year restrictive period.

        The Committee did not follow a specific formula in determining the value of upfront restricted stock as a certain percentage of individual compensation or in determining each named officer's number of shares. The Committee considered the total direct compensation ranges set forth on page 33 as well as:

  •
  each officer's position and level of responsibility

  •
  the value of the restricted stock considering the degree of difficulty in achieving the EPS criteria and other terms and conditions of the grant

  •
  the historical targets the Committee set for annual compensation

  •
  the aggregate value of annual equity compensation represented by the upfront restricted stock over the five-year performance period.

The Committee desired that the goal be reasonably achievable if we accomplished strategic and challenging objectives. It selected a reported results structure, requiring that goal achievement be reflected in our audited results and reported in our Annual Report on Form 10-K. The structure precluded the Committee from exercising discretion to allow vesting absent goal attainment. We further discuss the reasons the Committee ties elements of compensation to goal achievement in the Compensation Objective table beginning at page 32.

        We met the goal with 2005 results, realizing significant long-term strategic objectives sooner than anticipated through favorable market conditions and the execution of three significant transactions in 2005. Despite goal achievement, the shares were generally subject through the January 31, 2010 vesting date to forfeiture upon termination of employment, with exceptions discussed beginning at page 44.

PERQUISITES

        The Committee receives input regarding perquisites from our Chief Executive Officer, President, and Chief Financial Officer. In 2009, the Committee allowed Mr. McDonnell personal use of aircraft in which we own fractional interests. It also allowed Messrs. Hooley and McCullough limited personal use. From time to time, personal use by an executive officer may occur due to personal or family health issues or emergencies. The Committee monitors personal use through receipt at least four times per year of reports from our Chief Financial Officer. Mr. McCullough's limited personal use terminated in connection with his retirement as an executive officer on December 31, 2009. Executives may also receive estate planning services, tax return services, paid parking, reimbursement for medical physical examinations, and personal use of a Company car or car allowance. We reimburse spouse or guest travel to, and family entertainment at, an annual planning meeting at which executive officers and spouses or guests interact with each other and with members of the Board and their spouses or guests. We generally hold the annual meeting at a location away from Kansas City, Missouri, where our principal offices are located, but for 2009 held it at our principal offices. Mr. Hooley received relocation benefits when he joined the Company during 2009. We do not gross-up named officer perquisites for tax liabilities.

INSURANCE BENEFITS

        The Committee receives input from our Chief Financial Officer regarding health and welfare benefits for all employees. Named officers can participate in group health, vision and dental insurance plans on the same basis as other employees. We provide the named officers with individual variable life insurance policies in lieu of participation in our employee group life policy. The policies are portable and allow the named officers to accrue cash surrender value. In consideration of the potential needs of named officers and their families in the event of long-term disability, we provide named officers with a long-term disability policy to allow a similar income replacement percentage of salary as is available to employees in general.

POST-EMPLOYMENT AND CHANGE IN CONTROL PROTECTIONS

        Committee Determinations.    The Committee believes that post-employment and retirement benefits and change in control protections:

  •
  promote named officer retention by generally protecting officers against forfeiture of awards for termination of employment outside of their control

  •
  further the officer's commitment to the Company by accelerating the vest date of certain awards and accounts if the officer retires (as defined in the applicable award agreement)

  •
  provide stability in the event of a possible change of control

  •
  reward long-term service by increasing retirement accumulations.

For our current benefits, the Committee considered:

  •
  whether in certain contexts retention and other long-term compensation purposes of awards are served by forfeiture of an award for termination of employment

  •
  deferred plans and award structures and their compliance with Code Section 409A so that excise taxes and penalties do not dilute the value of the award

  •
  tax laws and regulations applicable to our qualified and nonqualified plans.

In determining post-employment and retirement benefits, the Committee considers advice from outside benefits counsel. Our Chief Executive Officer, President, Chief Financial Officer, or General Counsel presents outside counsel's written explanations of benefit laws and regulations to the Committee.

        Summary of Arrangements.    As of December 31, 2009, we had the following arrangements that provide post-employment and change in control benefits:

        2005 Plan Awards.    These include upfront restricted stock (vested in January 2010) and vested stock options granted prior to 2004. Currently unvested Plan awards granted prior to year-end include Incentive Program deferred cash awarded for the 2007 and 2008 performance years and scheduled to vest in December 2010 and 2011 as well as stock option awards that are a component of 2010 compensation as described on page 49.

        The non-change in control vesting terms and conditions of currently unvested awards are summarized in the following table. The change in control terms and conditions are described beginning at page 47. The table and notes beginning at page 58 further describe award terms and conditions.

Award Terms and Conditions	Description
Non-solicitation, non-compete obligations	All agreements prohibit named officers from both working for a competitor during any period for which they are receiving separation pay and soliciting employees and customers for one year after termination of employment for any reason. Vesting and other rights under the award agreements are subject to compliance with these provisions.

Award Terms and Conditions	Description
Retirement	Options: Named officers who retire after meeting the retirement eligibility requirements in their option agreements (reaching age 59 1/2 and having at least three years of Company service) have the remainder of the term of their options to exercise vested options. The benefit would be significant if the price of stock increases substantially between the retirement date and the exercise date. Without this retirement protection, a named officer would be required to exercise the options in connection with the termination of employment. The Committee believes that future market prices should not be a motivation for a retirement-aged employee who has satisfied applicable years of service requirements to remain employed, and considers it reasonable to allow a person whose termination constitutes a retirement to have the benefit of the full term of the option.

Deferred cash: The Committee selected full vesting upon retirement because the retiree (for these awards, a person who terminates employment after reaching age 59 1/2) contributed to the performance that triggered the grant.

Death or Disability
The death or disability of a named officer accelerates the vesting of stock options and deferred cash awards. The Committee selected accelerated vesting in consideration of the potential needs of the grantee and the grantee's family.

Business Unit Divestiture or Reduction in Force
Options: The stock options with time-vesting provisions granted in 2009 vest pro rata upon a business unit divestiture or reduction in force if at least six months have elapsed since the grant date, and the remaining options are forfeited. The Committee believes it is appropriate to allow such vesting, as the Company's actions would have terminated the vesting period. The Committee does not believe such vesting is appropriate for Mr. Hooley's performance stock options granted in 2009, and those unvested options would lapse upon the occurrence of either event.

Deferred cash: The Committee believes an employee should not forfeit deferred cash in a termination without cause that is a business unit divestiture or a reduction in force. In a business unit divestiture, the Committee allows the awards to continue to vest over the original vesting period, generally subject to (i) forfeiture if the grantee voluntarily terminates employment before retirement age with the acquiring entity, or (ii) early vesting for terminating employment on or after age 59 1/2 with an acquiring entity. In a reduction in force, the Committee allows the awards to continue to vest over the original vesting period, subject to early vesting for reaching age 59 1/2. The continued vesting is in recognition of the contribution of the group of affected employees to the performance that triggered the grant.

        Employment Agreements.    Each named officer other than Mr. Boehm has an employment agreement. Mr. Hager's agreement predates the existence of the Committee. Mr. McCullough's employment agreement is no longer in effect, as he has retired. The employment agreements are summarized on page 52. The Committee based the separation pay periods and change in control protections of Messrs. McDonnell and Hooley on the recommendations of Deloitte and our General Counsel regarding appropriate and common provisions for executives at top management levels. Their employment agreements prohibit them, for three years following termination of employment for any reason, from soliciting employees, soliciting customers for the benefit of a competitor, or acquiring an interest in a competitor other than an insignificant interest in a public company. Our obligations to pay separation and change in control benefits under the agreements cease if they violate such covenants.

        Qualified and Non-Qualified Plans.    The arrangements are summarized in the following table. Further information about the plans is provided in the Nonqualified Deferred Compensation section beginning at page 52.

Plan/Program	Description
401(k) Profit Sharing Plan	Each named officer participates, and all named officers' accounts are vested. The Company made contributions under the 401(k) Profit Sharing Plan to each named officer for 2009. The plan has been in place in various forms since January 1, 1970. Like other participants, named officers receive from both discretionary profit sharing contributions and matching contributions with respect to their salary deferral contributions. Accounts generally vest based on years of service. The 401(k) portion of the accounts is credited with earnings, gains or losses based on the participant's investment direction from among various investment options available under the plan, including DST stock, and the profit sharing portion of the accounts is credited with earnings, gains or losses based on Company-directed investments. Accounts are distributable upon separation from service for any reason, financial hardship, or reaching age 59 1/2.

Supplemental Executive Retirement Plan ("SERP")
During 2007, the Compensation Committee reviewed the tax costs and efficiencies from maintaining the SERP and considered other deferral arrangements available to named officers. The Committee partially terminated the SERP and distributed SERP account balances to all active participants except Messrs. McDonnell, Hager and McCullough. The Committee made a SERP contribution for 2009 to the accounts of Messrs. McDonnell, Hager and McCullough at a rate that is higher than the final annual contribution rate (7.69%) that was made to plan participants in order to equalize the value of contributions we would have made to our 401(k) Profit Sharing Plan and of forfeiture amounts that we would have credited to their plan accounts if certain tax regulations had not limited contributions. The higher annual contribution rate (20% for 2009) to the remaining three participants has been in consideration of the unavailability of account distribution to them. The Committee also recognized that the three officers may not be able to participate in the plan for a sufficient future period such that continuing annual contributions would equal the value of the special contribution that was made to the terminating participants in connection with the partial plan termination. The Committee will continue its practice of annually considering the contribution rate for the three remaining participants.

Plan/Program	Description
Extended Deferrals of Incentive Program Awards	For tax and retirement planning, the Committee allows deferrals of current cash awards and extended deferrals of vested deferred cash awards, each granted under the Incentive Program. We distribute deferred Incentive Program amounts on the earlier of the payout date elected by the participant or termination of employment so long as, for deferred cash, the award is vested. The named officers did not have current cash incentives in voluntary deferral during 2009, but Messrs. McDonnell and Hager have elected to keep their vested deferred cash awards in voluntary deferral until separation from service.

        Change in Control Terms and Conditions.    Certain of our compensation arrangements provide for award and account vesting and issuance and separation pay following a change in control, as described below and in greater detail in the table and notes beginning at page 58. The following table describes the Committee's reasoning in selecting the current change in control triggering events included in our material arrangements with our named officers.

Provision	Rationale
Incumbent directors cease to represent 75% of the Board	The Committee set this threshold so that only a major change in Board composition resulting from a change in control would trigger change in control benefits.

A person becomes the beneficial owner of 20% or more of our common stock without approval of the Board
The Committee set this threshold recognizing that a 20% stockholder could exert substantial influence over our management policies. With cumulative voting, a 20% stockholder could elect one director each year in which three directors are elected and thus control the Board over time. An exception to this change in control trigger is a 20% stockholder who acquires shares through an agreement with the Board. The exception avoids unintended change in control benefits if the Board enters into an agreement with a so-called "white knight" (a third party with whom the Board negotiates an acquisition of the Company for the purpose of defeating a hostile takeover attempt).

We consummate a transaction involving less than 60% control by existing stockholders
The Committee incorporated the "consummation" and "existing stockholder" concepts into the definition to avoid an unintended change in control benefits if either stockholders approve a proposal that is never consummated or effective control of the Company remains with our stockholders after consummation of the transaction. To protect executives from compensation avoidance if the Board approves a transaction as part of a "bear hug" (typically, a hostile proposed acquisition made under circumstances that require a rapid response and/or public disclosure), transactions receiving Board approval are not excepted from this component of the change in control definition.

Stockholders approve a liquidation or asset sale unless a "related party" acquires control of our assets
The Committee designed this provision to avoid the risk of unintended change in control benefits if a majority-owned subsidiary, employee group, employee benefit plan or corporation controlled by our stockholders acquires control of our assets.

        The Committee allows full vesting of an award and the payout of separation benefits to occur in connection with a change in control only if within an established period after the change in control, a termination of employment occurs, whether by the Company without cause or by the employee as a resignation for good reason. These vesting preconditions (a change in control, then a termination of employment) are known as a "double trigger." The Committee believes that a double trigger is in the best interest of our stockholders because it:

  •
  provides stability during a change in control by encouraging our executives to cooperate with and achieve a change in control approved by the Board, without being distracted by the possibility of termination or demotion following the change in control

  •
  provides our executives with change in control severance benefits similar to those in place at other similar companies

  •
  forces an acquirer to evaluate whether to retain our executives by making it potentially more expensive to dismiss one of our executives rather than one of its own executives.

The Committee has incorporated double trigger vesting into employment agreements, deferred cash and stock option awards, as shown in the table and notes beginning at page 58.

        The employment agreements of Messrs. McDonnell, Hager and Hooley entitle them (and Mr. McCullough's employment agreement, when in effect, would have entitled him), if we have a change in control, to employment for a three-year period at the same executive capacity, salary and benefit levels in effect on the change in control date. If we terminate employment after the change in control date other than for cause, those named officers each have a right to payment of his base salary through termination plus a lump sum cash severance payment based on his salary for the remainder of the three-year period and to continuation of benefits to the end of that period, including lump sum payments based on hypothetical Incentive Program achievement (further described in note (j) beginning at page 60). If the executive resigns for good reason during the three-year period after a change in control, he is to receive the same payments and benefits as if we had terminated his employment without cause. Additionally, the agreements entitle the named officers to certain rights to gross-up amounts to cover additional tax liabilities under Code Section 4999 in the event it applies to the change in control payments. If a named officer is entitled to such gross-up payments, they will generally be made in a lump sum consistent with the other change in control payments to the named officer.

DEVELOPMENTS FOR 2010

        For his 2010 compensation, Thomas A. McDonnell suggested, and the Committee approved, a continued base salary decrease of $100,000 from the $750,000 base salary required by his employment agreement. Mr. McDonnell's suggestion of the reduction to $650,000 reflects his continued support of, and contribution to, various payroll cost containment and expense management initiatives we have undertaken in light of the economic downturn. If we achieve goals set by the Committee for 2010 for our Incentive Program, Mr. McDonnell's incentive opportunity levels will continue to be applied to his employment agreement base salary.

        In late 2009 and early 2010, the Committee addressed the expiration of the 2004 through 2009 performance period for the upfront restricted stock granted in 2004. The Committee engaged Deloitte throughout 2009 to advise on equity and long-term incentive compensation practices for 2010 and future years. The Committee designed the equity component of 2010 compensation and selected a limit on equity compensation as a percentage of projected pretax income. For all named officers other than Thomas A. McCullough, who has retired, the Committee has granted, as the equity component of 2010 compensation, time-vested stock options and performance-based restricted stock units. In addition, Stephen C. Hooley was awarded options that vest based on increases in earnings per share.

NAMED OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

		A	B	C	D	E	F
Name and Principal Position	Year	Salary (1)($)	Bonus (2)($)	Option Awards (3)($)	Non-Equity Incentive Plan Compensation (4)($)	All Other Compensation (5)($)	Total (5)($)
Thomas A. McDonnell	2009	650,000	—	—	2,271,458	808,990	3,730,448
Chief Executive Officer	2008	750,000	—	—	1,362,897	1,032,687	3,145,584
	2007	750,000	—	—	2,277,116	900,515	3,927,631
Kenneth V. Hager	2009	310,000	—	468,922	517,125	148,863	1,444,910
Vice President, Chief	2008	310,000	—	—	333,236	174,358	817,594
Financial Officer and	2007	300,000	—	—	476,605	164,002	940,607
Treasurer
Stephen C. Hooley	2009	275,000	1,000,000	2,074,791	621,500	128,239	4,099,530
President and Chief
Operating Officer
Thomas A. McCullough	2009	525,000	—	—	1,251,282	451,957	2,228,239
Executive Vice President	2008	575,000	—	—	1,444,693	512,763	2,532,456
until retirement on	2007	575,000	—	—	1,603,663	500,407	2,679,070
December 31, 2009
Jonathan J. Boehm	2009	391,667	—	656,154	594,152	43,359	1,685,332
Executive Vice President

(1)
Mr. Hooley commenced employment July 1, 2009, so he earned only a portion of his 2009 base salary of $550,000.

(2)
Mr. Hooley received a $1,000,000 signing bonus in connection with the commencement of his employment.

(3)
Vesting terms and conditions are described in the table and notes beginning at page 58. For our accounting assumptions in deriving the amount in Column C, see note (11) to the Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2009.

(4)
Current cash and deferred cash are the two components of the Incentive Program award for 2009 goal achievement (first two columns in the table below). Deferred cash vesting terms and conditions are described in the table and notes beginning at page 58. Deferred cash accounts are subject to earnings and losses based on hypothetical investment choices (third column, below). Column D of the Summary Compensation Table for 2009 does not include deferred cash awards made in February 2009 because those awards were for 2008 Incentive Program performance. We show those awards in the Grants of Plan-Based Awards in 2009 table on page 55. The amounts in Column D for 2009 are a total of the following:

Named Officer	Current Cash Incentive for 2009 Performance Year, Paid in 2010 ($)	Deferred Cash Incentive for 2009 Performance Year, Granted in 2010 ($)	Earnings (Losses) During 2009 for Incentive Awards in Deferral ($)
Thomas A. McDonnell	1,222,500	472,500	576,458
Kenneth V. Hager	252,652	97,651	166,822
Stephen C. Hooley	448,250	173,250	—
Thomas A. McCullough	843,525	326,025	81,732
Jonathan J. Boehm	319,209	123,375	151,568

(5)
Amounts in Column E for 2009 are a total of the following:

	Thomas A. McDonnell ($)	Kenneth V. Hager ($)	Stephen C. Hooley ($)	Thomas A. McCullough ($)	Jonathan J. Boehm ($)
Matching Contribution to 401(k) for 2009 plan year	7,350	7,350	2,977	7,350	7,350
Discretionary Profit Sharing Contribution for 2009 plan year	10,288	10,288	10,288	10,288	10,288
Supplemental Executive Retirement Plan Contribution for 2009 plan year	440,000	83,061	—	299,910	—
Life Insurance Premiums	23,584	9,949	3,276	14,832	6,442
Anniversary Service Award	1,385	924	—	—	—
Tax Gross-ups*	35	23	—	—	—
Perquisites and Personal Benefits if Total is at or above $10,000**	326,348	37,268	111,698	119,577	19,279

  *
  All employees at all levels who receive an anniversary service award also receive an amount for their income tax liability on the award so that they may enjoy the full benefit of achieving their anniversary award.

  **
  The 2009 perquisites and personal benefits for the named officers include:

Perquisite or Personal Benefit	Thomas A. McDonnell	Kenneth V. Hager	Stephen C. Hooley	Thomas A. McCullough	Jonathan J. Boehm
Paid Parking	X	X	X	X	X
Long-Term Disability Premiums	X	X	X	X	X
Personal Use of Company Car or Car Allowance	X	X	X	X	X
Estate Planning Services	X	—	—	X	—
Tax Return Preparation Services	X	X	—	X	—
Company Reimbursed Physical	X	—	—	—	X
Personal Use of Aircraft in which the Company has a Fractional Interest(i)	X	X	X	X	—
Relocation Expenses(ii)	—	—	X	—	—

    (i)
    The incremental cost of aircraft personal use during 2009 was $270,949 for Mr. McDonnell and $90,752 for Mr. McCullough. The incremental cost for each flight includes the hourly charge for the flight, the fuel charge for the flight, and the ground transportation charge. We did not include in the incremental cost any portion of our monthly aircraft management fee, which we would have paid regardless of the personal use, or depreciation on the plane, which does not vary based on use.

    (ii)
    The relocation expenses were $92,242 and consist of moving company transportation charges and our incremental cost related to a guaranteed buy-out of Mr. Hooley's residence, which was sold for purposes of his relocation to Kansas City to commence his DST employment. The guaranteed buy-out cost includes the unrecouped portions of a management fee to a realtor for the sale of the home and of expenses during the sales period. It also includes our interest carrying costs for our advances during the home sales period.

ADDITIONAL INFORMATION REGARDING SUMMARY COMPENSATION TABLE

        The Compensation Committee does not target base salary to be a certain percentage of total compensation. Rather, the Committee determines base salaries as described on page 40. The Committee incorporates a significant "at risk" component into compensation packages using the methods described in the Compensation Objectives table that begins at page 32. Named officers have the Incentive Program awards, restricted stock, retirement programs, perquisites, insurance benefits, deferral programs, and separation from service and change in control protections we describe in our Compensation Discussion and Analysis.

        Employment agreements address certain of the compensation elements shown in the Summary Compensation Table. Mr. McCullough's agreement has terminated and Mr. Boehm does not have an employment agreement. The following table summarizes the agreements.

Named Officer	Base Salary Required by Agreement	Opportunity Levels Required by Agreement	Term of Agreement and Miscellaneous*
Thomas A. McDonnell	At least $750,000, but amount was less for 2009 as explained on page 49	At least the percentages shown on page 42	December 31, 2010
Kenneth V. Hager	As determined by the Compensation Committee	As determined by the Compensation Committee	Until terminated by either party
Stephen C. Hooley	At least $550,000	At least the percentages shown on page 42	Until terminated by either party
Thomas A. McCullough	At least $575,000 but amount was less for 2009 as explained on page 49	At least the percentages shown on page 42	December 31, 2009

*
We describe non-solicitation and non-compete obligations on page 44. If we terminate employment without cause, we will pay the separation benefits described in note (h) on page 60. Each agreement entitles the executive to the change in control protections described beginning at page 47 and in note (j) beginning at page 60. Any agreement with an expiration date is subject to automatic one-year renewal unless otherwise terminated. The executive may terminate employment on at least 30 days' notice and may terminate employment with or without cause. An agreement cannot be amended except in a writing signed both by the executive and the Company.

NONQUALIFIED DEFERRED COMPENSATION

        The following table shows nonqualified deferred information for amounts contributed and earnings during 2009. We describe the various forms of nonqualified deferral programs following the table.

	A	B	C	D
Named Officer	Registrant Contributions in 2009 (1)($)	Aggregate Earnings in 2009 (2)($)	Aggregate Withdrawals/ Distributions in 2009(3)($)	Aggregate Balance at December 31, 2009(4)($)
Thomas A. McDonnell	1,293,500	1,241,143	—	12,711,084
Kenneth V. Hager	261,831	196,177	—	1,483,993
Thomas A. McCullough	889,755	261,201	—	5,737,685
Jonathan J. Boehm	173,251	151,568	118,954	409,495

(1)
All Other Compensation for 2008 in the Summary Compensation Table contained in last year's annual meeting proxy statement included the amounts shown in Column A. Column A aggregates deferred cash awards made in 2009 for the 2008 Incentive Program year (also shown in the Grants of Plan-Based Awards in 2009 table on page 55) and the following SERP contributions described in last year's annual meeting proxy statement in Compensation Discussion and Analysis.

Named Officer	SERP Contributions in 2009 for 2008 Plan Year($)
Thomas A. McDonnell	551,000
Kenneth V. Hager	108,381
Thomas A. McCullough	377,430
(2)
Column B shows for each named officer the aggregate earnings during 2009 on deferred cash awards and on accounts maintained under the SERP, the Executive Plan, and the terminated Directors' Deferred Fee Plan. The range of 2009 earnings rates on available hypothetical investments for all of the nonqualified deferral accounts other than deferred cash accounts was 4.04% to 54.74%. The range of 2009 earnings rates on available hypothetical investments for deferred cash accounts was .15% to 62.84%.

(3)
Column C shows the distribution in 2009 to Mr. Boehm of an Incentive Program deferred cash award, which vested December 1, 2009.

(4)
The amount shown for each named officer in Column D is the aggregate year-end balance of nonqualified deferral accounts. Each named officer had the following nonqualified deferral accounts as of December 31, 2009:

Type of Account
Named Officer	Deferred Cash Award	SERP	(Terminated) Executive Plan	(Terminated) Directors' Deferred Fee Plan
Thomas A. McDonnell	X	X	X	X
Kenneth V. Hager	X	X	X	—
Thomas A. McCullough	X	X	X	X
Jonathan J. Boehm	X	—	—	—

  Of the Column D amount, we reported the following as "All Other Compensation" in the Summary Compensation Tables contained in prior annual meeting proxy statements:

Named Officer	Amounts from Column D Reported in Previous Summary Compensation Tables($)
Thomas A. McDonnell	4,395,749
Kenneth V. Hager	783,982
Thomas A. McCullough	3,517,895
Jonathan J. Boehm	177,302

  The Column D amounts for Messrs. McDonnell, Hager and McCullough include deferred cash amounts that would be payable upon termination of employment, as follows:

Named Officer	Amounts Payable Upon Termination at December 31, 2009($)
Thomas A. McDonnell	12,711,084
Kenneth V. Hager	1,117,768
Thomas A. McCullough	5,737,685

  We would pay the deferred cash amounts upon death, disability, or termination of employment for any reason. A change in control not followed by termination of employment would not trigger payment of such amounts. The scheduled vesting date has already occurred for Mr. Hager's amount. Amounts shown for Messrs. McDonnell and McCullough include amounts for which the vesting date has already occurred plus deferred cash awards for performance years 2007 and 2008 for which the scheduled vesting dates have not already occurred. Payout of the 2007 and 2008 balances would occur upon their termination of employment prior to the scheduled vesting dates due to their retirement eligibility.

  Nonqualified Deferral Programs.

        Incentive Program Awards in Deferral.    With respect to current cash incentives, named officers can, by making an election by June 30 of the performance year, voluntarily defer for a period of years or until separation from service the current cash awards they receive under the Incentive Program. Named officers can voluntarily extend the future payout of vested deferred cash awards beyond the vesting period for a period of years or until separation from service. After electing an initial payout date, participants can further extend the payout for a minimum of five years. Per applicable law, we must receive such election no later than one year prior to the initially selected payout date in order to comply with Code Section 409A.

        Deferral Plans.    We describe the SERP on page 46. For years prior to 2008, we made annual SERP contributions to equalize the value of contributions we would have made to various qualified plans and of forfeiture amounts that we would have credited to qualified plan accounts if certain tax regulations had not limited contributions. The SERP accounts of Messrs. McDonnell, Hager and McCullough are vested. We make annual contributions to their accounts, as further described in our Compensation Discussion and Analysis.

        The Executive Plan is a nonqualified deferred compensation plan terminated in 1995. Prior to termination of the plan, we credited each participant's account with the value of contributions we would have made to the various qualified plans we maintained without regard to statutory contribution limits and eligibility requirements, less the amount we contributed to such qualified plans on the participant's behalf. Messrs. McDonnell, Hager and McCullough have vested accounts.

        We continue to hold fees Messrs. McDonnell and McCullough previously deferred under a Directors' Deferred Fee Plan that was frozen effective August 31, 1995. The accounts are vested.

        Retirement Installment Payments.    Account balances are payable in installments upon proper election, and named officers have elected as follows:

Award or Plan	Installment Payout Requirement	Allowable Installment Period Not to Exceed	Installment Elections Made
Incentive Program Awards In Deferral	Must be at least age 59 1/2 at termination date	Five years	Messrs. McDonnell, Hager and McCullough
SERP	Must be at least age 59 1/2 at termination date	Ten years	Messrs. Hager and McCullough
Executive Plan (terminated in 1995)	Compensation Committee Chairperson must approve installment payment and period	Five years	Mr. Hager
Directors' Deferred Fee Plan (terminated in 1995)	Must be a least age 65	Ten years	Mr. McCullough

        Earnings on Deferred Amounts.    We make credits to or deductions from all nonqualified deferral accounts, other than those maintained under the terminated Directors' Deferred Fee Plan, based on hypothetical earnings. For the Incentive Program awards in deferral, we base earnings on the participants' elections among a limited number of long-term investment choices, both equity-based and income-oriented. The number of choices is administratively manageable but allows participants to diversify their hypothetical earnings and control their level of risk. The terminated Directors' Deferred Fee Plan also grows or decreases based on similar types of investments that are Company-directed. SERP and Executive Plan balances are adjusted based on a formula using ten-year U.S. Treasury bond rates. For all the plans, earnings and losses are credited or debited at least annually.

GRANTS OF PLAN-BASED AWARDS IN 2009

Named Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(*)($)	All Other Option Awards; Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards($/Sh)	Grant Date Fair Value of Option Awards($)
Thomas A. McDonnell	2/19/2009	742,500	—	—	—
Kenneth V. Hager	2/19/2009	153,450	—	—	—
	12/14/2009	—	27,800	43.8250	468,922
Stephen C. Hooley	12/14/2009	—	70,400	43.8250	1,187,486
	12/14/2009	—	50,000	43.8250	887,305
Thomas A. McCullough	2/19/2009	512,325	—	—	—
Jonathan J. Boehm	2/19/2009	173,251	—	—	—
	12/14/2009	—	38,900	43.8250	656,154

*
These amounts are deferred cash awards resulting from performance against 2008 Incentive Program goals and are not affected by future Company performance. The deferred cash awards vest on December 1, 2011, subject to accelerated vesting in limited circumstances and to forfeiture. We will adjust the payout amount based on hypothetical investments the named officers select from among choices we offer. The estimated payout amount does not include this adjustment. The named officers who received deferred cash awards also received a current cash incentive for 2008 performance. Such incentives were not future payments, and the column does not include them.

OPTION EXERCISES IN 2009

	Option Awards
Named Officer	Number of Shares Acquired On Exercise(#)	Value Realized On Exercise($)
Kenneth V. Hager	90,214	293,546
Jonathan J. Boehm	52,228	418,011

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
(December 31, 2009)

	Option Awards(1)					Stock Awards(2)
	A	B	C	D	E	F	G
Named Officer	Number of Securities Underlying Unexercised Options Exercisable(#)	Number of Securities Underlying Unexercised Options Unexercisable(#)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)
Thomas A. McDonnell	318,175			46.8750	02/28/10	200,500	8,731,775
	47,040			36.5625	05/09/10
	109,700			55.9688	11/14/10
	17,397			60.3500	02/28/11
	264,250			45.7500	05/08/11
	25,250			54.1400	07/10/11
	301,930			43.9350	11/13/11
	16,620			47.1550	01/08/12
	32,430			42.5500	02/26/12
	44,700			48.2300	05/14/12
	388,075			31.0450	11/01/12
	11,925			37.6200	01/14/13
Kenneth V. Hager	54,250			55.9688	11/14/10	50,500	2,199,275
	4,473			60.3500	02/28/11
	68,110			45.7500	05/08/11
	2,930			43.9350	11/13/11
	8,811			42.5500	02/26/12
	100,000			31.0450	11/01/12
	13,431			27.9200	02/26/13
		27,800		43.8250	12/14/19
Thomas A. McCullough						137,800	6,001,190
Stephen C. Hooley	25,000			39.3350	12/16/13
		70,400		43.8250	12/14/19
			50,000	43.8250	12/14/19
Jonathan J. Boehm	6,817			37.7800	02/28/10	75,000	3,266,250
	2,520			55.9688	11/14/10
	4,173			60.3500	02/28/11
	4,910			45.7500	05/08/11
	7,500			43.9350	11/13/11
	8,106			42.5500	02/26/12
	11,320			48.2300	05/14/12
	100,000			31.0450	11/01/12
	12,354			27.9200	02/26/13
		38,900		43.8250	12/14/19

(1)
Column A includes all options granted prior to 2009, which are vested. Column B includes non-performance-based options granted in December 2009, which are unvested. Column C shows

  Mr. Hooley's performance-based options granted in December 2009. All of the unvested options are subject to forfeiture for termination of employment prior to vesting except for the special vesting events described in the table and notes beginning at page 58. Mr. Hooley's performance options forfeit if goals are not achieved during the option term, except that, as described in note (f) on page 60, the performance goals no longer apply in the event of a change in control.

(2)
Column F shows upfront restricted stock granted in 2004, which vested in January 2010. The dollar amounts shown in Column G are the product of the number of shares and the $43.55 closing price of DST stock on December 31, 2009. Prior to vesting, the upfront stock was subject to forfeiture for failure to achieve goals and for termination of employment except for the special vesting events described in the table and notes beginning at page 58.

NAMED OFFICER AWARD/ACCOUNT VALUES FOR CERTAIN EVENTS

        In this section, we show the effect of certain events if, hypothetically, they had occurred as of December 31, 2009. Neither voluntary termination of employment other than retirement nor termination for cause would have caused accelerated award vesting, accelerated award issuance, or separation benefits. Other termination of employment events would have caused acceleration or separation benefits as shown in the following table. Beginning at page 44, we describe the reasons for the post-employment and retirement benefits and the change in control protections shown below.

	Thomas A. McDonnell	Kenneth V. Hager	Stephen C. Hooley	Thomas A. McCullough	Jonathan J. Boehm
	($)	($)	($)	($)	($)
December 31, 2009 Hypothetical Event
Death or Disability(a)
Upfront Restricted Stock	8,731,775	2,199,275	0	6,001,190	3,266,250
Deferred Cash Awards	1,589,917	366,225	0	1,038,422	409,495
Stock Option Awards	0	2,502	10,836	0	3,501
Total	10,321,692	2,568,002	10,836	7,039,612	3,679,246
Retirement(b)
Upfront Restricted Stock	8,731,775	0	0	6,001,190	0
Deferred Cash Awards	1,589,917	0	0	1,038,422	0
Total	10,321,692	0	0	7,039,612	0
Termination without cause in connection with a reduction in force(c)
Upfront Restricted Stock	8,731,775	2,199,275	0	6,001,190	3,266,250
Deferred Cash Awards	1,589,917	0	0	1,038,422	0
Severance Base Salary	1,500,000	310,000	1,150,000	1,100,000	0
Life and Health Premiums	66,646	23,438	33,848	49,142	0
Severance Incentive Award	1,695,000	350,300	621,500	1,169,550	0
Premium Gross-Up	46,683	16,725	24,153	35,067	0
Total	13,630,021	2,899,738	1,829,501	9,393,371	3,266,250
Termination without cause in connection with a business unit divestiture(d)
Upfront Restricted Stock	8,731,775	2,199,275	0	6,001,190	3,266,250
Deferred Cash Awards	1,589,917	0	0	1,038,422	0
Severance Base Salary	1,500,000	310,000	1,150,000	1,100,000	0
Life and Health Premiums	66,646	23,438	33,848	49,142	0
Severance Incentive Award	1,695,000	350,300	621,500	1,169,550	0
Premium Gross-Up	46,683	16,725	24,153	35,067	0
Total	13,630,021	2,899,738	1,829,501	9,393,371	3,266,250
Other termination without cause(e)
Deferred Cash Awards	1,589,917	0	0	1,038,422	0
Severance Base Salary	1,500,000	310,000	1,150,000	1,100,000	0
Life and Health Premiums	66,646	23,438	33,848	49,142	0
Severance Incentive Award	1,695,000	350,300	621,500	1,169,550	0
Premium Gross-Up	46,683	16,725	24,153	35,067	0
Total	4,898,246	700,463	1,829,501	3,392,181	0
Change in control(f)
Upfront Restricted Stock	8,731,775	2,199,275	0	6,001,190	3,266,250
Total	8,731,775	2,199,275	0	6,001,190	3,266,250

	Thomas A. McDonnell	Kenneth V. Hager	Stephen C. Hooley	Thomas A. McCullough	Jonathan J. Boehm
	($)	($)	($)	($)	($)
Change in control followed by termination without cause or resignation for good reason(g)
Upfront Restricted Stock	8,731,775	2,199,275	0	6,001,190	3,266,250
Deferred Cash Awards	1,589,917	366,225	0	1,038,422	409,495
Stock Option Awards	0	2,502	10,836	0	3,501
Severance Base Salary	2,250,000	930,000	1,650,000	1,725,000	0
Benefit Continuation	600,298	228,990	85,089	443,062	0
Severance Incentive Award	4,500,000	930,000	3,300,000	3,105,000	0
Income or Excise Tax Gross-Up	0	0	2,148,670	0	0
Change in Control Benefit Reduction	0	0	0	0	0
Total	17,671,990	4,656,992	7,194,595	12,312,674	3,679,246

(a)
Death or Disability: Vesting of upfront restricted stock, deferred cash accounts, and stock options would have accelerated. Upfront restricted stock has been valued using the December 31, 2009 closing price of DST stock, or $43.55. Stock options unvested at year-end have been valued based on the spread between the fair market value on the grant date and the fair market value on an assumed December 31, 2009 exercise date. Under our Compensation Committee rules, $43.825 is the grant date fair market value and strike price (average of high and low of DST stock price on December 14, 2009) and $43.915 is the exercise date fair market value (average of high and low of DST stock price on December 30, 2009, which is the applicable valuation date for an exercise occurring prior to the close of the market on December 31, 2009). Employment agreement benefits would not have been paid.

(b)
Retirement: At December 31, 2009, only Messrs. McDonnell and McCullough, who are over age 59 1/2, were eligible to retire. In connection with his retirement in early 2010, Mr. McCullough resigned as an executive officer as of year-end. Upfront restricted stock vests pro rata on retirement. Based upon the formula in the award agreement and the fact that almost the entire vesting period had already elapsed by year-end, all of the shares would have vested upon a year-end retirement. Vesting of deferred cash accounts would have accelerated. Stock options unvested at year-end would have been forfeited. Employment agreement benefits would not have been paid.

(c)
Reduction in Force: For all named officers, upfront restricted stock would have vested pro rata based on the number of months between the grant date and December 31, 2009. Due to the timing explained in note (b), all of the shares would have vested upon a year-end reduction in force. For Messrs. Hager and Boehm, who have deferred cash accounts but have not reached retirement age, vesting of the accounts would not have accelerated (but the accounts would eventually vest and be paid). For Messrs. McDonnell and McCullough, who have reached retirement age, vesting of deferred cash accounts would have accelerated. Stock options unvested at year-end would have been forfeited. Employment agreement benefits would have been paid as described in note (h).

(d)
Business Unit Divestiture: For all named officers, vesting of upfront restricted stock would have accelerated upon a year-end business unit divestiture. For Messrs. Hager and Boehm, who have deferred cash accounts but have not reached retirement age, vesting of the accounts would not have accelerated (but vesting would continue and the accounts would remain subject to forfeiture). For Messrs. McDonnell and McCullough, who have reached retirement age, vesting of deferred cash accounts would have accelerated. Stock options unvested at year-end would have been forfeited. Employment agreement benefits would have been paid as described in note (h).

(e)
Termination Without Cause: The upfront restricted stock would not have vested. For Messrs. Hager and Boehm, deferred cash accounts would have been forfeited. For Messrs. McDonnell and McCullough, who have reached retirement age, vesting of deferred cash accounts would have accelerated. Stock options unvested at year-end would have been forfeited. Employment agreement benefits would have been paid as described in note (h).

(f)
Change in Control: Upfront restricted stock would have vested pro rata based on the number of months between the grant date and December 31, 2009. Due to the timing explained in note (b), all of the shares would have vested upon a year-end change in control. Vesting of any deferred cash accounts would not have accelerated with the accounts continuing to vest. Only Mr. Hooley would have been entitled to special vesting of his performance-based options as a result of a change of control (provided that if the performance-based options will expire within the three-year period, then the vesting period shall be reduced so that all options vest prior to the expiration). The performance goals would no longer apply and the options would vest over three years. Because he would not have been entitled to exercise the performance-based options on December 31, 2009, we have not shown an option spread amount. Employment agreement benefits would not have been paid.

(g)
Change in Control Followed By Termination Without Cause or Resignation for Good Reason: Vesting of upfront restricted stock, deferred cash accounts and stock options would have accelerated. Employment agreement benefits would have been paid as described in note (j).

(h)
Employment Agreement Separation Provisions: The employment agreement separation period upon which these amounts are based is 24 months for Messrs. McDonnell, Hooley and McCullough, and 12 months for Mr. Hager, except that the employment agreements require the Incentive Program award to be paid only for the year in which termination occurred. For life insurance premiums, we used the 2010 rates. For health insurance premiums, we used the 2010 COBRA rates that would apply depending on the type of coverage (individual or family) the officer procured for 2009. The agreements entitle the named officers to premium gross-ups as described in note (i). We show amounts in the Severance Incentive Award row for Messrs. McDonnell, Hager, Hooley and McCullough at the award level applicable to 2009 incentives, as required by the employment agreements.

(i)
Health and Life Insurance Premium Gross-Ups: The estimates are based on our monthly cost of health and life insurance premiums as explained in note (h). To determine the aggregate value of the insurance coverage continuation, we multiplied the monthly health and life insurance premiums by the number of months of taxable insurance coverage continuation each named officer is entitled to under his respective employment agreement. We then calculated the additional tax gross-up payments we are obligated to make in order to put the named officer in an after-tax position as if the named officer had never received the taxable insurance coverage continuation.

(j)
Employment Agreement Post-Change in Control Separation Provisions; Parachute Taxes. The calculations reflect employment agreement provisions stating that the following benefits are provided subsequent to a change in control upon a termination of the named officer within three years of the change in control, either by us without cause or by the named officer for good reason. We assumed the termination of employment without cause occurred on the change in control.

  •
  Severance Base Salary. The base salary continuation period pursuant to the employment agreements is three years from the change in control (as opposed to the shorter salary continuation pay periods reflected in note (h)). Pursuant to their employment agreements, upon their termination by us without cause or by them for good reason incident to a change in control, we are obligated to continue their salary, incentives and other benefits for a period of three years subsequent to termination of employment.

    •
    Benefit Continuation Period. The period upon which the benefit amounts are based is three years from the change in control (as opposed to the shorter life and health insurance protection period reflected in note (h) for terminations that do not follow a change in control). Benefit continuation amounts consist of life and health insurance premiums, estimated 401(k) profit sharing contributions, and hypothetical SERP contributions. Note (h) describes the determination of the monthly life and health insurance premium amounts. Profit sharing contribution amounts are based on contributions made for 2009 as these do not vary substantially from year to year for named officers. The SERP contribution amounts are based on contribution rates similar to the rates used prior to the partial termination of the SERP in 2007, rather than the higher contribution rates resulting from partial termination of the SERP in 2007, as described on page 46.

    •
    Severance Incentive Award. Incentive Program awards upon a termination incident to a change in control for Messrs. McDonnell and Hooley (200% of base salary incentive target), Mr. McCullough (180% of base salary incentive target), and Mr. Hager (100% of base salary incentive target) are based, as the agreements require, on the assumption that we achieved target goals for the three-year Incentive Program period.

  Code Section 4999 imposes a 20% excise tax on parachute payments ("parachute tax"). The employment agreements provide that the named officers are eligible for a gross-up payment relating to the parachute tax. Any gross-up payment is intended to put the executive in the same after-tax position as if the executive had not been subject to the parachute tax. For Messrs. McDonnell, Hooley and McCullough, the potential parachute payments are generally subject to a cap equal to the largest amount that can be paid without triggering the parachute tax. If the payments are capped, there would be no parachute tax and no gross-up payment. However, if the executive would retain, after tax, more than 120% of the amount he would retain if the potential parachute payments were capped, the cap does not apply and the executive is entitled to a gross-up payment, not to exceed five times the parachute tax. If our named officers had terminated employment in connection with a change in control of the Company (either by involuntary termination or a resignation for good reason as of December 31, 2009), only Mr. Hooley would have been entitled to a gross-up payment, in the amount shown in the above table. The cap did not apply to any of the named officers, and a gross-up did not apply to Messrs. McDonnell, Hager and McCullough.

ANNUAL MEETING MATTERS

        Quorum.    For you to approve proposals at the 2010 annual meeting, we must have a quorum. A quorum means the holders of a majority of the shares of common stock outstanding on the record date are present at the annual meeting. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting. Also included in the calculation of shares present are broker non-votes, which occur when a broker has not received directions from customers and does not have discretionary authority to vote the customers' shares. If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.

        Tabulation of Votes.    You may cast one vote for each share of DST stock you held on the record date on all proposals. You may vote cumulatively for directors. In other words, you may cast a number of votes equal to the number of shares of our common stock held on the record date multiplied by the number of directors to be elected. You may cast all such votes for a single nominee or distribute them among the nominees as you choose.

  Votes Required for Approval.

        Election of Directors.    Stockholders elect directors by a plurality of the voted shares which we determine by reference to the number of votes for each nominee. For the 2010 meeting, our stockholders will elect the three nominees with the highest number of affirmative votes. You may cast your vote in favor of a director or withhold it. We disregard withheld votes in determining a plurality.

        Approval of the 2005 Equity Incentive Plan Performance Goal Provisions.    The affirmative vote of a majority of the DST stock present and entitled to vote at the meeting is required to approve the Performance Goal Provisions. Abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against a proposal. Broker non-votes will be treated as shares present for quorum purposes but not entitled to vote, so they will not affect the outcome of this proposal.

        Ratification of Independent Registered Public Accounting Firm.    The affirmative vote of a majority of the common shares present and entitled to vote at the meeting is required to ratify the Audit Committee's appointment of PricewaterhouseCoopers as our independent registered public accounting firm for 2010. Abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against a proposal. Broker non-votes, will be treated as shares present for quorum purposes but not entitled to vote, so they will not affect the outcome of this proposal.

        How Stockholders Vote.    Voters include recordholders, persons holding DST stock in our tax-qualified benefit plans, and investors holding DST stock through a broker or other nominee.

        Common Stock Held of Record.    You may vote shares of record if you are present at the 2010 annual meeting either in person or through your proxy. By casting a paper, Internet or telephone vote (each of which is valid under Delaware law), you appoint our Proxy Committee as your proxy to vote your shares. Three of our officers constitute the Proxy Committee, which will vote as specified all shares of DST stock for which it is proxy. To name as proxy someone other than the Proxy Committee, please contact the Corporate Secretary at the address on page 1 for instructions. The person named as replacement proxy must attend and vote at the annual meeting. This Proxy Statement solicits, and you grant by voting, discretionary authority for the Committee to vote cumulatively for the election of directors. If you do not specify how you are voting your shares, the Proxy Committee intends to vote them for the Board nominees, for approval of the Performance Goal Provisions and for ratification of

PricewaterhouseCoopers, and in accordance with the discretion of the Proxy Committee on such other matters as properly come before the annual meeting.

        Common Stock Held Under the Plans.    If you hold shares through our benefit plans, you may, by casting a paper, Internet or telephone vote, instruct the trustee of the benefit plans how to vote the shares allocated to your accounts. The trustee will vote your shares as you instruct. For shares of DST stock not allocated to benefit plan accounts or for which it has not received instructions, the trustee must vote the shares in the same proportion as those shares for which it received instructions. The trustee may vote benefit plan shares either in person or through a proxy. The trustee intends to vote in the same manner as the Proxy Committee on any miscellaneous matters stockholders properly bring before the annual meeting.

        Common Stock Held Through a Broker or Other Nominee.    Each broker or nominee must solicit from its customers their directions on how to vote the shares the broker or nominee holds on their behalf. The broker or nominee must then vote the shares in accordance with such directions. We have requested brokers or nominees to forward soliciting materials to you. Whether brokers and nominees may vote shares when they have not received customer directions depends on our proposals and on the rules and procedures of the New York Stock Exchange. The following table shows the New York Stock Exchange rules with regard to our proposals and broker voting.

Proposal	Broker Discretionary Voting Allowed
Election of Three Directors	No
Approval of 2005 Equity Incentive Plan Performance Goal Provisions	Yes
Ratification of Audit Committee's Selection of Independent Registered Accounting Firm	Yes

        Recasting or Revoking Your Vote.    Until the polls close (or, as applicable, until the trustee, broker or nominee votes), you may recast your votes with a later-dated voting card or an Internet or telephone vote. You may revoke your vote by following the revocation procedures of the trustee, broker or nominee or, as a recordholder, by delivering your written revocation to our Corporate Secretary before the polls close during the annual meeting.

        Attendance and Voting in Person at the Annual Meeting.    Only recordholders or their properly appointed proxies, beneficial owners of DST stock who have evidence of such ownership, and our guests may attend the annual meeting. Benefit plan participants and broker customers may only vote by instructing the trustee, broker or nominee and may not cast ballots at the annual meeting unless the trustee, broker or nominee has instructed us otherwise. Recordholders who have not appointed a proxy, or who have revoked the appointment of a proxy, may cast a ballot at the annual meeting.

        General Information.    We pay the cost of the annual meeting, including the cost of mailing the proxy materials. We may ask directors, officers and employees to solicit proxies by telephone, in writing, or in person. We have retained D.F. King & Co., Inc. to assist in obtaining proxies. We expect to pay D.F. King less than $10,000 plus expenses. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of DST stock for their expenses in forwarding this Proxy Statement, the Annual Report and other Company soliciting materials to the beneficial owners.

        Stockholder Proposals.    As a stockholder, you may submit proposals for consideration at the 2010 annual stockholders' meeting.

        Including Stockholder Proposals in the 2011 Annual Meeting Proxy Statement.    If you desire to have a proposal included in our Proxy Statement for the 2011 annual meeting, our Corporate Secretary must receive your proposal at the address on page 1 on or before November 22, 2010. The proposal must comply with the securities regulations and our Bylaws.

        Timely Notice of Nominations for Director and Other Stockholder Proposals.    Our Bylaws provide that you may not make a proposal (other than a proposal requested to be included in a Proxy Statement, as noted above) unless:

  •
  for proposals to nominate directors, you

  •
  timely deliver the proposal to the Governance Committee

  •
  own at least 1% of outstanding DST stock

  •
  for other proposals, you timely deliver the proposal to the Corporate Secretary.

        Your proposal is timely:

  •
  if the meeting is to be held the second Tuesday in May and you deliver the proposal not less than 90 nor more than 120 days prior to the anniversary of our last annual meeting

  •
  if the Board has publicly announced in a press release, securities filing or Company website posting that a meeting is to be held in less than 60 days and on a date other than the second Tuesday in May and you deliver the proposal no later than 15 days following the announcement and no earlier than 120 days prior to the annual meeting.

To timely submit a proposal for the 2011 annual meeting if it occurs on May 10, 2011, you must deliver it no earlier than January 11, 2011 and no later than February 10, 2011.

        Contents of Notice of Proposal.    Your proposal must be written. The required contents depend on whether the proposal pertains to nominating a director or to other business. The Chairman of the annual meeting has the power to determine whether the proposed business is appropriate and properly brought before the meeting.

        In addition to any eligibility or other information we may require, your notice pertaining to the nomination of a director shall include:

  •
  as to your nominee:

  •
  name, age, business address and residence address

  •
  principal occupation or employment

  •
  class and number of shares of our capital stock that the nominee beneficially owns

  •
  any other information that the securities laws would require in a Proxy Statement

  •
  his or her signed consent to serve if elected

  •
  your name and address

  •
  the class and number of shares of our capital stock that you beneficially own and the name and address of record under which you own it.

        In addition to any other information we may require, your notice concerning business other than nominating a director shall set forth:

  •
  a brief description of the business you desire to bring before the meeting and your reasons for conducting such business at the meeting

  •
  your name and address

  •
  the class and number of shares of capital stock that you beneficially own and the name and address of record under which you own it

  •
  any material interest you have in such business.

        Availability of Annual Report.    The Annual Report on Form 10-K for the fiscal year ended December 31, 2009 as filed (with only new exhibits) with the Securities and Exchange Commission includes a list of all exhibits. We will furnish copies of exhibits listed in the Form 10-K if you request them in writing from our Corporate Secretary at the address on page 1. We will ask you to pay our reasonable expenses in furnishing such exhibits. You may make such request only if you are a beneficial owner of DST stock entitled to vote at the annual meeting and you identify yourself as such. The Form 10-K, including any specific exhibits filed with it, are available at www.dstsystems.com and www.sec.gov.

        Householding for Broker Customers.    Services that deliver materials to broker customers may deliver to multiple stockholders sharing the same address a single copy of our Form 10-K, Proxy Statement, and Notice of Internet Availability of Materials, as applicable. If you received a single copy at an address shared by other stockholders, we will promptly deliver to you upon your written or verbal request a separate copy of the documents. Please make your request in writing to our Corporate Secretary at the address on page 1 or by calling (816) 435-8655. To receive separate copies of our Form 10-K, Proxy Statement, or Notice of Availability of Internet Materials in the future from your broker or nominee, or to receive only one copy per household, please contact the bank, broker or other nominee holding your shares.

By Order of the Board,

Randall D. Young
Vice President, General Counsel and Secretary
Kansas City, Missouri March 22, 2010

DST SYSTEMS, INC.  2005 Equity Incentive Plan
(formerly the “1995 Stock Option and Performance Award Plan” (the “1995 Plan”))

Section 1.
Effective Date, Purpose and Duration

1.1           Effective Date of the Plan.  DST Systems, Inc., a Delaware corporation (the “Company”), hereby amends and restates the DST Systems, Inc. 2005 Equity Incentive Plan (the “Plan”).  The Plan was approved by the Board on February 23, 2010, and generally is effective May 11, 2010 (the “Effective Date”), subject to approval by the Company’s stockholders.

1.2           Purposes of the Plan.  The Plan is intended to generate an increased incentive for eligible employees and consultants of the Company, its subsidiaries and joint ventures, to contribute to the Company’s future success, to secure for the Company and its stockholders the benefits inherent in equity ownership by employees of the Company, its subsidiaries and joint ventures, and to enhance the ability of the Company, and its subsidiaries and joint ventures, to attract and retain exceptionally qualified employees upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.  By encouraging employees of the Company and its affiliates to acquire a proprietary interest in the Company’s growth and performance, through both cash and stock Awards, the Company intends to more closely align the interests of the Company’s employees, management and stockholders, and motivate employees to enhance the value of the Company for the benefit of all stockholders.

1.3           Duration of the Plan.  The Plan, as amended and restated herein, shall apply as of the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time, until the earlier of May 9, 2015, or the date on which all Shares subject to the Plan shall have been delivered and the restrictions on all Restricted Stock granted under the Plan shall have lapsed, according to the Plan’s provisions.  The amendment and restatement of the Plan shall not, unless otherwise expressly provided, adversely affect any Awards outstanding on the Effective Date.  The termination or expiration of the Plan shall not adversely affect any Awards outstanding on the date of termination or expiration.

Section 2.
Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

2.1           “Affiliate” means any Person that directly, or through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

2.2           “Annual Incentive Award” means an Award relating to a potential performance bonus opportunity determined under Section 12.

2.3           “Award” means any Option, Stock Appreciation Right, Performance Unit, Restricted Stock, Shares, Restricted Stock Unit, Deferred Stock, Annual Incentive Award, Service Award, Substitute Award, or Dividend Equivalent.

2.4           “Award Agreement” means the written agreement which evidences an Award and sets forth such applicable terms, conditions and limitations as the Committee establishes for the Award.

2.5           “Beneficiary” or “Beneficiaries” means the person designated to receive Plan benefits, if any, following the Grantee’s or Permitted Transferee’s death in accordance with Section 17.

2.6           “Board” means the Board of Directors of the Company.

2.7           “Bonus Opportunity” means the threshold, target and maximum potential bonus opportunities under an Annual Incentive Award for an individual for a Year, based on threshold, target and maximum bonus levels as determined by the Committee.

2.8           “Change in Control” has the meaning set forth in Section 14.

2.9           “Code” means the Internal Revenue Code of 1986.

2.10         “Committee” has the meaning set forth in Section 3.1(a).

2.11         “Common Stock” means common stock, one cent ($.01) par value per share, of the Company.

2.12         “Company” means DST Systems, Inc., a Delaware corporation.

2.13         “Consultant” means a non-employee consultant or advisor to the Company, a Subsidiary or a Joint Venture who is a natural person (other than a non-employee director) providing bona fide services that are not in connection with an offer or sale of Company equity securities in a capital raising transaction; provided the individual does not directly or indirectly maintain or promote a market in Company securities.

2.14         “Covered Employee” means a Grantee who, as of the last day of the fiscal year in which the value of an Award is recognizable in income for federal income tax purposes, is one of the groups of “covered employees,” within the meaning of Code Section 162(m), with respect to the Company.

2.15         “Deferred Stock” means a right, granted as an Award (under Section 11), to receive payment in the form of Shares (or measured by the value of Shares) at the end of a specified deferral period.

2.16         “Dividend Equivalent” means a right granted appurtenant to an Award to receive payments equal to dividends or property paid with respect to Shares underlying such Award, at such time and on such terms and conditions as set forth in the Award Agreement.

2.17         “Effective Date” has the meaning set forth in Section 1.1.

2.18         “Eligible Person” means any employee of an Employer, any individual expected to become an employee of an Employer, and any Consultant.  A former employee of Employer

2

shall also be treated as an Eligible Person if and to the extent that such former employee is entitled to be granted an Award under the Plan either as a result of an agreement entered into in connection with such former employee’s Termination of Affiliation or pursuant to the terms of an employment agreement or similar contract between the former employee and the Employer that was entered into prior to such former employee’s Termination of Affiliation.  Solely for purposes of Section 2.50, the term Eligible Person includes any current or former employee or non-employee director of, or consultant to, an Acquired Entity (as defined in Section 2.50) who holds Acquired Entity Awards (as defined in Section 2.50) immediately prior to the Acquisition Date (as defined in Section 2.50).

2.19         “Employer” means, with respect to any Eligible Person, the Company, the Subsidiary or the Joint Venture (as the case may be) by whom he or she is employed.

2.20         “Exchange Act” means the Securities and Exchange Act of 1934.

2.21         “Exercise Date” means the date the holder of an Award that is subject to exercise delivers notice of such exercise to the Company, accompanied by such payment, attestations, representations or other documentation as the Committee may specify; provided that if such notice is delivered after 11:00 a.m. Central Time (or such other time as the Committee may specify), the Exercise Date shall be the following day.

2.22         “Fair Market Value” means

(a)           with respect to a Share or other securities, (i) the average of the highest and lowest reported sales prices on the New York Stock Exchange as reported in a financial publication of general circulation as selected by the Committee from time to time; (ii) if the Shares or other securities are not listed on the New York Stock Exchange, the closing sales price of the Shares or other securities on such other national exchange on which the Shares are principally traded, or as reported by the National Market System, or similar organization, as reported in a financial publication of general circulation as selected by the Committee from time to time, or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated or similar organizations; or (iii) in the event that there shall be no public market for the Shares or other securities, the fair market value of the Shares as determined (which determination shall be conclusive) in good faith by the Committee.  Except as provided in the following sentence, the valuation of a Share or other securities on any date shall be determined as of that date (or, if no sale of Shares or such other securities was reported for such date, on the most recent trading day prior to such date on which a sale of Shares or such other securities was reported).  On the Exercise Date of an Award, the valuation of Shares shall be determined as of the last trading day preceding the exercise of the Award;

(b)           with respect to any property other than cash or securities, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee; and

(c)           with respect to cash, the value of such cash in United States dollars.

3

2.23         “Grant Date” means the date on which an Award is granted or such later date as specified in advance by the Committee.  With respect to Annual Incentive Awards payable in Shares, Options, Restricted Stock, Restricted Stock Units or any other form of Award, the Grant Date shall be the date on which the Committee certifies the attainment of the performance goals as provided in Section 12.2(c), or such later date as specified in advance by the Committee.

2.24         “Grantee” means an Eligible Person who has been granted an Award.

2.25         “Incentive Stock Option” means an Option granted as an Award under the Plan that is intended to meet the requirements of Section 422 of the Code.

2.26         “Including” or “includes” means “including, without limitation,” or “includes, without limitation,” respectively.

2.27         “Joint Venture” means any Person in which the Company has an ownership interest equal to at least fifty percent (50%) of the common stock, voting rights or profits.

2.28         “Non-Qualified Stock Option” means an Option granted as an Award under the Plan that is not intended to be an Incentive Stock Option.

2.29         “Option” means an Incentive Stock Option or Non-Qualified Stock Option.

2.30         “Option Price” means the price at which a Share may be purchased by a Grantee pursuant to an Option.

2.31         “Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m) contained in Code Section 162(m)(4)(C) (including the special provision for stock options and stock appreciation rights thereunder).

2.32         “Performance Measures” has the meaning set forth in Section 4.4.

2.33         “Performance Goals” means the objective or subjective criteria determined by the Committee, the degree of attainment of which will affect (a) in the case of an Award other than the Annual Incentive Award, the amount of the Award the Grantee is entitled to receive or retain, and (b) in the case of an Annual Incentive Award, the portion of the individual’s Bonus Opportunity potentially payable as an Annual Incentive Award.  Performance Goals may contain threshold, target, and maximum levels of achievement and, to the extent the Committee intends an Award (including the Annual Incentive Award) to comply with the Performance-Based Exception, the Performance Goals shall be chosen from among the Performance Measures.

2.34         “Performance Period” means that period established by the Committee at the time any Performance Unit is granted or at any time thereafter during which the attainment of performance goals specified by the Committee, with respect to such Award, are to be measured.  Except as provided in Sections 8.1, 9.2 and 10.2, a Performance Period may be a year or a longer or shorter period.

2.35         “Performance Unit” means an Award under the Plan that is (a) a bonus consisting of cash or other property, the amount or value of which, and/or the entitlement to

4

which, is conditioned upon the attainment of Performance Goals, or (b) a unit valued by reference to a designated amount of cash or property other than Shares.

2.36         “Person” means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

2.37         “Plan” has the meaning set forth in Section 1.1.  If the Plan is amended, the term “Plan” shall mean the Plan as so amended.

2.38         “Restricted Stock” means any Share issued as an Award under the Plan that is subject to Restrictions.

2.39         “Restricted Stock Unit” or “RSU” means the right granted as an Award under the Plan to receive a Share, conditioned on the satisfaction of Restrictions imposed by the Committee, which Restrictions may be time-based or performance-based.

2.40         “Restriction” means any restriction on a Grantee’s free enjoyment of the Shares or other rights underlying Awards, including (a) that the Grantee or other holder may not sell, transfer, pledge, or assign a Share or right except as otherwise allowed under the Plan or as specified in the Award Agreement, and (b) such other restrictions as the Committee may impose in the Award Agreement (including, without limitation, any restriction on the right to vote such Share, and the right to receive any dividends or dividend equivalents).  Restrictions may be based on the passage of time or the satisfaction of performance criteria (including Performance Goals) or the occurrence of one or more events or conditions, and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Committee shall specify.  Awards subject to a Restriction shall be forfeited if the Restriction does not lapse prior to such date or the occurrence of such event or the satisfaction of such other criteria as the Committee shall determine.

2.41         “Retirement” means, unless otherwise defined in an Award Agreement in which case such definition shall apply, a Termination of Affiliation, other than a Termination of Affiliation for cause, on or after reaching age fifty-nine and one-half (59-1/2).

2.42         “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act.

2.43         “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.44         “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.45         “Service Award” means an Award of Shares delivered automatically to an individual pursuant to Section 13 in recognition of his or her service.

5

2.46         “Share” means a share of the Common Stock.

2.47         “Stock Appreciation Right” or “SAR” means a right granted as an Award under the Plan to receive, as of the date specified in the Award Agreement, an amount equal to the number of Shares with respect to which the SAR is exercised, multiplied by the excess of (a) the Fair Market Value of one Share on the Exercise Date, over (b) the Strike Price.

2.48         “Strike Price” means the per-Share price used as the baseline measure for the value of a SAR, as specified in the Award Agreement.

2.49         “Subsidiary” means, except as provided in Section 6.5 with respect to an ISO, an Affiliate controlled by the Company directly, or indirectly, through one or more intermediaries.

2.50         “Substitute Award” means an Award granted under the Plan in substitution for stock or stock based awards (“Acquired Entity Awards”) held by current and former employees or former non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other entity (the “Acquired Entity”) with the Company, a Subsidiary or a Joint Venture, or the acquisition by the Company, an Affiliate, or a Joint Venture, of property or stock of, or other ownership interest in, the Acquired Entity immediately prior to such merger, consolidation or acquisition (“Acquisition Date”) as agreed to by the parties to such corporate transaction and as may be set forth in the definitive purchase agreement.  The limitations of Sections 4.1 and 4.3 on the number of Shares reserved or available for grants, and the limitations under Sections 6.3 and 7.3 with respect to Option Prices and Strike Prices, shall not apply to Substitute Awards.  Any issuance of a Substitute Award which relates to an Option or a SAR shall be completed in conformity with the rules under Code Section 409A relating to the substitutions and assumptions of stock rights by reason of a corporate transaction.

2.51         “Term” means the period beginning on the Grant Date of an Option, or SAR and ending on the date such Option or SAR expires, terminates or is cancelled.

2.52         “Termination of Affiliation” or similar phrase or concept (e.g., cessation of employment, separation from service, termination of employment, etc.) means, the first day on which an individual is for any reason no longer providing services to an Employer in the capacity of an employee or consultant or, with respect to an individual who is an employee of or a consultant to a Subsidiary or a Joint Venture, the first day on which such entity ceases to be a Subsidiary or a Joint Venture of the Company as applicable; provided, however, (i) where such term, phrase or concept is otherwise defined or used in an Award Agreement, such definition shall apply, or (ii) with respect to an Award subject to Code Section 409A where an applicable payment event is the Termination of Affiliation or similar term, such definition shall have the same meaning as a “separation from service” under Code section 409A(a)(2)(A)(i).

2.53         “Year” means the fiscal year of the Company.  As of the Effective Date, the Company’s fiscal year is the calendar year.

6

Section 3.
Administration

3.1           Committee.

(a)           Subject to Section 3.2, the Plan shall be administered by a committee (the “Committee”), the members of which shall be appointed by the Board from time to time and may be removed by the Board from time to time.  Unless the Board otherwise specifies, the Compensation Committee of the Board shall be the Committee.  To the extent the Board considers it desirable to comply with Rule 16b-3 or meet the Performance-Based Exception, the Committee shall consist of two or more directors of the Company, all of whom qualify as “non-employee directors” within the meaning of Code Section 162(m) and “outside directors” under Rule 16b-3.  The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to conditions, in each case if and to the extent the Board deems it appropriate to permit transactions in Shares pursuant to the Plan to qualify for an exemption from Section 16(b) of the Exchange Act.

(b)           Subject to applicable law, the Committee may delegate to the Chief Executive Officer or Chief Financial Officer of the Company any or all of the authority of the Committee with respect to Awards to Grantees, other than Grantees for whom (i) the Committee desires the Award to qualify for an exemption from Section 16(b) of the Exchange Act as in effect at the time any such delegated authority is exercised or (ii) the Committee determines could be a Covered Employee at any time during the term of the Award.

3.2           Powers of the Committee.  Subject to and consistent with the provisions of the Plan, the Committee shall have full power and authority and sole discretion as follows:

(a)           to determine when, to whom and in what types and amounts Awards (including Substitute Awards) should be granted;

(b)           to grant Awards to Eligible Persons in any number, and to determine the terms and conditions applicable to each Award;

(c)           to determine, as to all or part of any Award as to any Grantee, at the time the Award is granted or thereafter, that the exercisability or vesting of an Award shall be accelerated upon a Grantee’s death, disability, retirement, Change in Control, or Termination of Affiliation following a Change in Control, to determine that Awards shall continue to become exercisable or vested in full or in installments after Termination of Affiliation, to extend the period for exercise of Options or SARs following Termination of Affiliation (but not beyond ten (10) years from the Grant Date of the Option or SAR) or to provide that any Restricted Stock Award, Restricted Stock Unit Award, Performance Unit Award or Service Award shall in whole or in part not be forfeited upon Grantee’s death, disability, retirement, Change in Control or Termination of Affiliation following a Change in Control, provided the Committee shall consider potential tax consequences in making any such determinations or taking any such actions;

7

(d)           to determine the benefit payable under any Performance Unit or Dividend Equivalent, and to determine whether any performance or vesting conditions have been satisfied;

(e)           to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

(f)            to determine, with respect to Restricted Stock, whether to permit or require the payment of cash dividends thereon, and whether Restricted Stock (including Restricted Stock acquired upon the exercise of an Option) shall be held in escrow or other custodial arrangement;

(g)           to determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property;

(h)           to determine whether, to what extent, and under what circumstances an Award may be vested, canceled, forfeited or surrendered, or, in connection with a Grantee’s death, disability, retirement, Change in Control, or Termination of Affiliation following a Change in Control, whether and to what extent any terms of, or restrictions on, an Award may be waived or accelerated (including the acceleration of the exercisability of, or waiver of all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time) or to extend the period subsequent to the Termination of Affiliation within which an Award may be exercised;

(i)            to determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award (other than with respect to an Option or a SAR for which no additional deferral opportunity beyond the deferral inherent in such Option or SAR is permitted under this Plan) will be deferred, either at the election of the Grantee, or, if and to the extent specified in the Award Agreement, automatically or at the election of the Committee (whether to limit loss of deductions pursuant to Code Section 162(m) or otherwise), and to provide for the payment of interest or other rate of return determined with reference to a predetermined actual investment or independently set interest rate, or with respect to other bases permitted under Code Sections 162(m), 409A or otherwise, for the period between the Exercise Date, the date Restrictions Lapse, or the maturity of an Award, as applicable, and the date of payment or settlement of the Award;

(j)            to grant Awards in replacement of Awards previously granted under this Plan or any other compensation plan of an Employer, provided that any such replacement grant that would be considered a repricing shall be subject to shareholder approval;

(k)           to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

8

(l)            to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(m)          with the consent of the Grantee, to amend any Award Agreement at any time; provided that the consent of the Grantee shall not be required for any amendment (i) that, in the Committee’s determination, does not materially adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

(n)           to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the amount or percentage of Awards which may from time to time be exercised by a Grantee, and including requiring the Grantee to enter into restrictive covenants;

(o)           without the consent of the Grantee, to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting an Employer or the financial statements of an Employer, or in response to changes in applicable laws, regulations or accounting principles; provided, however, that in no event shall such adjustment increase the value of an Award for a person expected to be a Covered Employee for whom the Committee desires to have the Performance-Based Exception apply;

(p)           to make such adjustments or modifications to Awards or to adopt such sub-plans for Eligible Persons working outside of the United States as are advisable to fulfill the purposes of the Plan;

(q)           to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan, and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(r)            to cause the forfeiture of any Award or recover any Shares, cash or other property attributable to an Award for violations of any Company ethics policy or pursuant to any Company compensation clawback policy;

(s)            to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan; and

(t)            in addition to the delegation authority in Section 3.1(b), to delegate to officers or managers of the Company, any Affiliate or any Joint Venture, the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan (subject to Section 4.3); provided that actions required to permit Awards

9

to Section 16 Persons to qualify for an exemption from Section 16(b) of the Exchange Act shall not be delegated and provided further that actions required to be taken by the Committee to permit an Award to qualify for the Performance-Based Exception shall not be delegated.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, its Affiliates, any Joint Venture, any Grantee, any Eligible Person, any Person claiming any rights under the Plan from or through any Grantee, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action.  If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee.  The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

Unless otherwise expressly provided in the Plan, all determinations, designations, interpretations, and other decisions of the Committee shall be final, conclusive and binding upon all Persons, including the Company, any Grantee, any Eligible Person, any stockholder, and any employee of the Company, or any Affiliate or Joint Venture.  All determinations of the Committee shall be made only if there is a quorum for Committee action and by a majority of Committee members present, but no less than two members; provided that any determination affecting any Awards made or to be made to a member of the Committee may, at the Board’s election, be made by the Board.

Section 4.
Shares Subject to the Plan, Maximum Awards and 162(m) Compliance

4.1           Number of Shares Available for Grants.

Subject to adjustment as provided in Section 4.2, the number of Shares reserved for delivery under the Plan shall be the sum of (a) four million (4,000,000), plus (b) the number of remaining Shares under the 1995 Plan (not subject to outstanding Awards under the 1995 Plan and not delivered out of the Shares reserved thereunder) as of the date of the initial stockholder approval of this Plan, plus (c) the number of Shares that became available under the 1995 Plan after the date of the initial stockholder approval of this Plan pursuant to forfeiture, termination, lapse or satisfaction of an Award in cash or property other than Shares, application as payment for an Award, or, except with respect to Restricted Stock, to satisfy tax withholding, plus (d) any Shares required to satisfy Substitute Awards (the sum of (a), (b), (c) and (d), the “Maximum Share Limit”).  The Shares may be divided among the various Awards eligible to be granted under the Plan as the Committee shall determine; provided, however, the maximum number of Shares that may be issued pursuant to Incentive Stock Options shall be the Maximum Share Limit.

If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates or lapses without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture, termination, or lapse shall again be available for grant under the Plan.  If a SAR is settled in Shares, only the number of Shares delivered in settlement of a SAR shall cease to be available for grant under the Plan, regardless of the number

10

of Shares with respect to which the SAR was exercised.  If any Shares subject to an Award granted hereunder are withheld or applied as payment in connection with the exercise of an Award (including the withholding of Shares on the exercise of a SAR that is settled in Shares) or, except with respect to Shares of Restricted Stock, the withholding or payment of taxes related thereto, such Shares shall again be available for grant under the Plan.

The Committee shall, from time to time, determine the appropriate methodology for calculating the number of Shares that have been delivered pursuant to the Plan.

Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

4.2           Adjustments in Authorized Shares and Awards.  In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) after the Effective Date such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, special cash dividend, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, as necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall appropriately and equitably substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kinds of Shares subject to outstanding Awards, the Option Price or Strike Price applicable to outstanding Awards, the annual individual limitations set forth below in Section 4.3(b), and other value determinations applicable to outstanding Awards; provided, in each case, that with respect to Awards of Incentive Stock Options intended to continue to qualify as Incentive Stock Options after such adjustment, no such adjustment shall be authorized to the extent that such adjustment would cause the Incentive Stock Option to violate Section 424(a) of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

4.3           Compliance With Code Section 162(m).

(a)           Section 162(m) Compliance.  To the extent the Committee determines that compliance with the Performance-Based Exception is desirable with respect to an Award (including Annual Incentive Awards under Article 13), this section 4.3(a) shall apply.  In the event that changes are made to Code Section 162(m) to permit flexibility with respect to the Award or Awards available under the Plan, the Committee may, subject to this Section 4.3, make any adjustments to such Awards as it deems appropriate.

(b)           Annual Individual Limitations.  No Grantee may be granted Awards of Options, SARs, Restricted Stock, Restricted Stock Units or Performance Units (or any other Award which is denominated in Shares) with respect to a number of Shares in any one calendar year which, when added to the Shares subject to any other Award denominated in Shares granted to such Grantee in the same calendar year shall exceed

11

Eight Hundred Thousand (800,000) Shares.  If an Award denominated in Shares is cancelled, the cancelled Award continues to count against the maximum number of Shares for which an Award denominated in Shares may be granted to a Grantee in any calendar year.  The Share limit shall be adjusted to the extent necessary to reflect adjustments to Shares required by Section 4.2.  No Grantee may be granted cash Annual Incentive Awards or other cash Awards in any one calendar year, the maximum payout for which, when added to the maximum payout for all other cash Awards granted to such Grantee in the same calendar year, shall exceed 600% of the Grantee’s annual base salary (up to a maximum of $2,000,000 of base salary) as of the first day of such calendar year (or, if later, as of the date on which the Grantee becomes an employee of the Company, a Subsidiary or a Joint Venture); provided, however, that if the Performance Period applicable to a Performance Unit exceeds twelve months, the 600% limit shall apply to each 12-month period in the Performance Period.

4.4           Performance-Based Exception Under Section 162(m).

(a)           Performance Measures.  Unless and until the Company’s stockholders approve a change in the general Performance Measures set forth in this Section 4.4, for Awards (other than Options or SARs) designed to qualify for the Performance-Based Exception, objective performance criteria shall be one or more of the following (each a “Performance Measure”), which may be measured either in the aggregate or on per Share basis:

(i)                                     Earnings measures, including net earnings on either a LIFO, FIFO or other basis;

(ii)                                 Operating measures, including operating income, operating earnings or operating margin;

(iii)                              Income or loss measures, including net income or net loss;

(iv)                              Cash flow measures, including cash flow or free cash flow;

(v)                                 Revenue measures;

(vi)                              Reductions in expense measures;

(vii)                           Operating and maintenance cost management and employee productivity measures;

(viii)                       Company return measures, including return on assets, investments, equity, or sales;

(ix)                               Growth or rate of growth of any of the Performance Measures set forth herein;

12

(x)                                   Share price (including attainment of a specified per-Share price during the Performance Period; growth measures and total stockholder return or attainment by the Shares of a specified price for a specified period of time);

(xi)                                Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, business expansion targets, project milestones, production volume levels and cost targets;

(xii)                             Accomplishment of, or goals related to, mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; or

(xiii)                          Achievement of business or operational goals such as market share, business development and/or customer objectives;

provided that applicable Performance Measures may be applied on a pre- or post-tax basis; may be established and measured on a Company-wide basis, on a subsidiary basis, business unit or units basis or other Company division or segment basis; and provided further that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other grants, within the allowable adjustment period set forth below in Section 4.4(c), provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss.

(b)           Flexibility as to Timing, Weighting, Applicable Business Unit.  For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Goals within the time period prescribed by Section 162(m) of the Code.  The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, a set positive result, maintenance of the status quo, a set decrease or a set negative result.  Performance Measures may differ for Awards to different Grantees.  The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award.  Any one or more of the Performance Measures may apply to a Grantee, to the Company as a whole, to one or more Affiliates or to a department, unit, division or function within the Company, within any one or more Affiliates or any one or more Joint Ventures, and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

(c)           Discretion to Adjust.  The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that any such adjustments must be determined prior to the end of the Performance Period and that the degree of attainment of Awards which are designed to qualify for the Performance-Based Exception may not (unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception) be adjusted upward.  The Committee shall retain the discretion to adjust such Awards

13

downward prior to the end of the Performance Period.  The Committee may not, unless the Committee determines to amend the Award so that it no longer qualifies for the Performance-Based Exception, delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception.  All determinations by the Committee as to the achievement of the Performance Measure(s) shall be certified in writing prior to payment of the Award.

(d)           Alteration of Performance Measures.  In the event that applicable laws allow an Award to qualify for the Performance-Based Exception even if the Committee alters the governing Performance Measures without obtaining stockholder approval, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

Section 5.
Eligibility and General Conditions of Awards

5.1           Eligibility.  The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award; provided, however, eligibility to receive Annual Incentive Awards shall be in accordance with Section 12 and eligibility to receive Service Awards shall be in accordance with Section 13.

5.2           Award Agreement.  To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3           General Terms and Termination of Affiliation.  Except as provided in an Award Agreement or as otherwise determined by the Committee, all Options or SARs that have not been exercised, or any other Awards that remain subject to a Restriction or that have outstanding Performance Periods, or (in the case of Service Awards) that have not been granted, shall be cancelled and forfeited to the Company upon a Termination of Affiliation.  If Dividend Equivalents have been credited with respect to any Award or dividends have accrued on Restricted Stock, and such Award (in whole or in part) is forfeited, all Dividend Equivalents or dividends credited or accrued in connection with such forfeited Award (or portion of an Award) shall also be forfeited to the Company.

5.4           Nontransferability of Awards.

(a)           Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative.

(b)           No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Stock, to the Company), and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, any Affiliate or any Joint Venture; provided that the designation of a Beneficiary to receive

14

benefits in the event of the Grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c)           Notwithstanding subsections (a) and (b) above, to the extent allowed by the Committee or as may be provided in the Award Agreement, an Award (other than an Incentive Stock Option) may be transferred, without consideration other than nominal consideration, to a Permitted Transferee.  For this purpose, a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the “Immediate Family” of a Grantee includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent of the voting interests.  Such Award may be exercised by such transferee in accordance with the terms of such Award.  If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a Beneficiary or Beneficiaries to exercise the rights of the Grantee and to receive any distribution with respect to any Award upon the death of the Grantee.  A transferee, Beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to any restrictions or limitations in the Plan or in any applicable Award Agreement, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(d)           Nothing herein shall be construed as requiring the Committee to honor the order of a domestic relations court regarding an Award, except to the extent required under applicable law.

5.5           Cancellation and Rescission of Awards; Clawback Policy.  Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan, or is in violation of any restrictive covenant or other agreement with the Company, an Affiliate or a Joint Venture, or has a Termination of Affiliation.  All Awards granted under this Plan, any property, including Shares, received in connection with any exercise or vesting of, or lapse of Restriction on, any Awards, and any proceeds received from the disposition of any such property, shall be subject to any clawback policy adopted, and amended from time to time, by the Committee.

5.6           Stand-Alone, Tandem and Substitute Awards.

Subject to any limitation as set forth in Section 2.50, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in

15

substitution for, any other Award granted under the Plan or any award or benefit granted by an Employer under any other plan, program, arrangement, contract or agreement (a “Non-Plan Award”); provided that if the stand-alone, tandem or substitute Award is intended to qualify for the Performance-Based Exception, it must separately satisfy the requirements of the Performance-Based Exception.  If an Award is granted in substitution for another Award or any Non-Plan Award, the Committee shall require the surrender of such other Award or Non-Plan Award as consideration for the grant of the new Award.  Awards granted in addition to or in tandem with other Awards or Non-Plan Awards may be granted either at the same time as or at a different time from the grant of such other Awards or Non-Plan Awards.

The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Substitute Awards under the Plan.

5.7           Deferral of Award Payouts.  The Committee may permit a Grantee to defer, or if and to the extent specified in an Award Agreement require the Grantee to defer, receipt of the payment of cash or the delivery of Shares that would otherwise be due under the Award Agreement pursuant to the lapse or waiver of Restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or goals with respect to Performance Units. If any such deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures governing such deferrals that are in accordance with the Plan and Code Section 409A. Except as otherwise provided in an Award Agreement, any payment or any Shares that are subject to such deferral shall be made or delivered to the Grantee as specified in the Award Agreement or pursuant to the Grantee’s deferral election.  No deferral shall be permitted with respect to an Option unless, the deferral only defers the recognition of income until the later of (i) the exercise or disposition of the option under Treasury Regulation section 1.83-7 or (ii) the time the stock acquired pursuant to the exercise of the Option first becomes substantially vested under Treasury Regulation section 1.83-3(b).  No deferral shall be permitted with respect to a SAR other than the deferral of recognition of income until the exercise of the SAR.

5.8           Exercise by Non-Grantee.  If any Award is exercised as permitted by the Plan by any Person other than the Grantee, the exercise notice shall be accompanied by documentation as may reasonably be required by the Committee, including evidence of the authority of such Person or Persons to exercise the Award and, if the Committee so specifies, evidence satisfactory to the Company that any death taxes payable with respect to such Shares have been paid or provided for.

5.9           No Cash Consideration for Awards.  Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

5.10         No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

5.11         Tax Obligations.  No Award shall be settled, whether in cash or Shares, unless the applicable tax withholding requirements have been met to the satisfaction of the Committee.

16

Section 6.
Stock Options

6.1           Grant of Options.

(a)           Committee Grant.  Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

(b)           Option Election.  In addition, if and to the extent permitted by the Committee, an Eligible Person may elect (an “Option Election”) at such times and in accordance with such rules and procedures adopted by the Committee, to receive all or any portion of his salary and/or bonus (including any cash Award payable under this Plan) in the form of an Award of Options (which the Committee shall duly grant) having a fair market value (as determined by the Committee using a Black Scholes option pricing model or similar option pricing model, applied on the basis of such risk-free interest rate, expected option life, volatility, average stock price, and other applicable parameters, or formula therefor, as the Committee in its sole discretion deems appropriate) equal to the amount of salary and/or bonus subject to such Option Election.

6.2           Award Agreement.  Each Option shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term (ten (10) years from its Grant Date unless a longer or shorter term is specified in the Award Agreement), the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

6.3           Option Price.  The Option Price shall be determined by the Committee; provided, however, that except with respect to Substitute Options, the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided that if the Committee so determines, in the case of any Option retroactively granted in tandem with or in substitution for another Award or any outstanding Award granted under any other plan of the Company, the purchase price per Share shall not be less than the purchase price on the Grant Date of such other Award or award under another Company plan.

6.4           Repriced Options Subject to Stockholder Approval.  The Committee may grant Options in replacement of Options previously granted under this Plan or any other compensation plan of an Employer, for such purposes and on such terms (including Option Price) as it deems appropriate, subject to stockholder approval if such grant would be deemed to be a repricing under the rules of the New York Stock Exchange.

6.5           Grant of Incentive Stock Options.  At the time of the grant of any Option, the Committee may, in its discretion, designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option.  Any Option designated as an Incentive Stock Option:

(a)           shall not be granted more than ten (10) years after the Effective Date;

17

(b)           shall be granted only to an employee of the Company or a Subsidiary Corporation (as defined below);

(c)           shall have an Option Price of not less than 100% of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code), possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “10% Owner”), have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

(d)           shall have an Option Term of not more than ten (10) years (five years if the Grantee is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(e)           shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any calendar year (“Current Grant”), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “$100,000 Limit”);

(f)            shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“Prior Grants”), would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

(g)           shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”), within 10 days of such a Disqualifying Disposition;

(h)           shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution, and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan, in any manner specified by the Committee, designate in writing a Beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(i)            shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (d) and (e) above, as an Option that is not an Incentive Stock Option.

For purposes of this Section 6.5, “Subsidiary Corporation” means a corporation other than the Company, in an unbroken chain of corporations beginning with the Company, if, at the time of granting the Option, each of the corporations other than the last corporation in the

18

unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

6.6                                 Method of Option Exercise.

(a)                                  Except as may otherwise be provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment (including any applicable tax withholding) for the Shares made by any one or more of the following means on the Exercise Date (or such other date as may be permitted in writing by the Secretary of the Company):

(i)                                     cash, personal check or wire transfer;

(ii)                                  with the approval of the Committee, Shares valued at their Fair Market Value on the Exercise Date (including, in lieu of actually surrendering to the Company a number of Shares then owned by the Grantee, the Company may, in its discretion, permit the Grantee to submit to the Company a statement affirming ownership by the Grantee of such number of Shares and request that such Shares, although not actually surrendered, be deemed to have been surrendered by the Grantee as payment of the exercise price);

(iii)                               subject to applicable law (including the prohibited loan provisions of Section 402 of the Sarbanes-Oxley Act of 2002), through the sale of the Shares acquired on exercise of the Option through a broker dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise;

(iv)                              with the approval of the Committee, for any Nonqualified Stock Option, by a “net exercise” arrangement pursuant to which the Company will not require a payment of the Option Price but will reduce the number of Shares upon the exercise by the largest number of whole Shares that has a Fair Market Value on the date of exercise that does not exceed the aggregate Option Price; or

(v)                                 Any combination of (i) through (iv) above.

(b)                                 The Committee may in its discretion and subject to applicable tax laws including Section 409A, specify that, if any Shares of Restricted Stock (“Tendered Restricted Shares”) are used to pay the Option Price, (x) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the Exercise Date, or (y) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject

19

to the same restrictions as the Tendered Restricted Shares, determined as of the Exercise Date.

(c)                                  At the discretion of the Committee and subject to applicable law (including the prohibited loan provisions of Section 402 of the Sarbanes-Oxley Act of 2002), the Company may loan a Grantee all or any portion of the amount payable by the Grantee to the Company upon exercise of the Option.

6.7                                 Shareholder Privileges.  No Grantee or Permitted Transferee shall have any rights as a shareholder with respect to any Shares covered by an Option until the Grantee/Permitted Transferee becomes the holder of record of such Shares, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Grantee/Permitted Transferee becomes the holder of record of such Shares, except as provided in Section 4.2.

Section 7.
Stock Appreciation Rights

7.1                                 Grant of SARs.  Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person either alone or in addition to other Awards granted under the Plan.  SARs may, but need not, be granted in connection with a specific Option.  Any SAR related to a Non-Qualified Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option, but in no event may the Strike Price of a SAR granted related to a Non-Qualified Option be less than the Option Price of the related Non-Qualified Option.  Any SAR related to an Incentive Stock Option must be granted at the same time such Option is granted.  The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.  In no event may the compensation payable under a SAR be greater than the excess of the Fair Market Value of the Share on the date the SAR is exercised over the Fair Market Value of the Share on the date of grant of the SAR.  The stock appreciation right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the stock appreciation right.

7.2                                 Award Agreements.  Each SAR shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall contain such terms and conditions not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee.  Unless otherwise provided in the Award Agreement, (a) no SAR grant shall have a Term of more than ten (10) years from the date of grant of the SAR, and (b) SARs granted in tandem with Options shall vest at the same time and in the same proportions as the underlying Options.

7.3                                 Strike Price.  The Strike Price of a SAR shall be determined by the Committee in its sole discretion; provided that the Strike Price shall not be less than the lesser of 100% of the Fair Market Value of a Share on the Grant Date of the SAR or the Option Price under the Non-Qualified Option to which the SAR relates.

20

7.4                                 Exercise and Payment.  Except as may otherwise be provided by the Committee in an Award Agreement, SARs shall be exercised by the delivery of a written notice to the Company, setting forth the number of Shares with respect to which the SAR is to be exercised.  Payments made in connection with the exercise of a SAR shall be made on or as soon as administratively practicable following the exercise date.  No payment of a SAR shall be made unless applicable tax withholding requirements have been satisfied in accordance with Section 16.1(a) or otherwise. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

7.5                                 Grant Limitations.  The Committee may at any time impose any other limitations upon the exercise of SARs which it deems necessary or desirable in order for the Grant to qualify for an exemption from Section 16(b) of the Exchange Act, an exemption from Code Section 162(m) or to achieve any other desirable tax results for the Grantee or the Company.

Section 8.
Performance Units

8.1                                 Grant of Performance Units.  Subject to and consistent with the provisions of the Plan, Performance Units may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time, as shall be determined by the Committee.  Performance Units shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall contain such terms and conditions not inconsistent with the provisions of the Plan as shall be determined from time to time by the Committee.  If entitlement to Performance Units is conditioned upon the attainment of Performance Goals in a Performance Period, the Performance Period will not be less than one year.

8.2                                 Value/Performance Goals.  The Committee shall set Performance Goals which, depending on the extent to which they are met during a Performance Period, will determine the number or value of Performance Units that will be paid to the Grantee at the end of the Performance Period.  To the extent the Committee deems it appropriate to comply with Section 162(m) of the Code, all Performance Goals shall be objective, and shall be based on Performance Measures.

8.3                                 Earning of Performance Units.  After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to payment based on the performance level attained with respect to Performance Goals set by the Committee and as described in Section 8.2.  If the Performance Unit Award is intended to comply with the Performance-Based Exception, the Committee shall certify the level of attainment of the Performance Goals in writing before the Award is settled.  At the discretion of the Committee, the Award Agreement may specify that an Award of Performance Units is payable in cash, Shares, Restricted Stock, or Restricted Stock Units.

8.4                                 Adjustment on Change of Position.  If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines that the Award, the performance goals, or the Performance

21

Period are no longer appropriate, (taking into account the desirability of satisfying the Performance-Based Exception), the Committee may adjust, change, eliminate or cancel the Award, the performance goals, or the applicable Performance Period, as it deems appropriate in order to make them appropriate and comparable to the initial Award, the performance goals, or the Performance Period.

8.5                                 Crediting of Dividend Equivalents.  At the discretion of the Committee, a Grantee may be entitled to receive Dividend Equivalents declared with respect to any Shares underlying any Performance Units.  To the extent such Dividend Equivalents are eligible to be received, at the discretion of the Committee and as set forth in the Award Agreement, such accrued Dividend Equivalents may be credited in the form of additional property (including additional Performance Units), having a value not to exceed the aggregate value of such Dividend Equivalents on the payment date of the related dividends, or credited into a notional deferred cash account, which may or may not accrue interest.  Any additional amounts or property attributable to the payment of Dividend Equivalents as provided herein shall be subject to the same restrictions and other terms as apply to the Performance Units with respect to which such Dividend Equivalents are credited and in no event will the payment of such property or deferred cash be made before the underlying Performance Units are payable.

Section 9.
Restricted Stock

9.1                                 Grant of Restricted Stock.  Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to any Eligible Person in such amounts as the Committee shall determine.

9.2                                 Award Agreement.  Each grant of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Award, and such other provisions as the Committee shall determine.  The Committee may impose such Restrictions on any Restricted Stock, including time-based Restrictions, Restrictions based upon the achievement of specific performance goals, time-based Restrictions following the achievement of specific performance goals, and/or restrictions under applicable securities laws; provided that any time-based Restrictions (other than time-based Restrictions following the achievement of specific performance goals) shall remain in effect (in whole or in part) at least until the third anniversary of the Grant Date, except as may otherwise be provided in an Award Agreement for accelerated vesting in the event of death, disability, retirement, Change in Control or a Termination of Affiliation following a Change in Control.  In the case of Restricted Stock awarded based on performance in a Performance Period, the Performance Period will be no less than one year.

9.3                                 Consideration for Restricted Stock.  The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Stock.

9.4                                 Effect of Forfeiture.  If Restricted Stock is forfeited, and if the Grantee paid for such Restricted Stock or acquired such Restricted Stock upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Stock to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Stock or the exercise price of

22

the Option, as applicable, or (y) the Fair Market Value of a Share on the date of such forfeiture.  The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical.  Such Restricted Stock shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Stock.

9.5                                 Escrow; Legends.  The Committee may provide that the evidence of ownership of Shares of Restricted Stock (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow or other custodial arrangement by the Secretary of the Company until such Restricted Stock becomes nonforfeitable or is forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Stock under the Plan.  If any Restricted Stock becomes nonforfeitable, the Company shall cause certificates (or other evidence of ownership) for such Shares to be delivered without such legend or shall cause a release of restrictions on a book entry account maintained by the Company’s transfer agent.

9.6                                 Stockholder Rights in Restricted Stock.  Restricted Stock, whether held by a Grantee or in escrow or other custodial arrangement by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement.  Unless otherwise provided in an Award Agreement, any cash dividends paid with respect to Shares of Restricted Stock will automatically be deferred and reinvested in additional Shares of Restricted Stock and any cash dividends or stock dividends paid with respect to Restricted Stock shall be subject to the same restrictions and other terms as apply to the Shares of Restricted Stock with respect to which such dividends are issued.  The Committee may in its discretion provide for payment of interest on deferred cash dividends.  Notwithstanding any of the foregoing, in no event may any cash dividends or stock dividends paid with respect to Restricted Stock be paid to the Grantee earlier than the date the underlying Shares of Restricted Stock become vested.

Section 10.
Restricted Stock Units

10.1                           Grant of Restricted Stock Units.  Subject to and consistent with the provisions of the Plan and Code Sections 409A(a)(2), (3) and (4), the Committee, at any time and from time to time, may grant Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine.  A Grantee shall have no voting rights in Restricted Stock Units.

10.2                           Award Agreement.  Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Units granted, and such other provisions as the Committee shall determine in accordance with the Plan and Code Section 409A.  The Committee may impose such Restrictions on Restricted Stock Units, including time-based Restrictions, Restrictions based on the achievement of specific performance goals, time-based Restrictions following the achievement of specific performance goals, Restrictions based on the occurrence of a specified event, and/or restrictions under applicable securities laws; provided that any time-based restrictions (other than time-based Restrictions following the achievement of specific

23

performance goals) shall remain in effect (in whole or in part) at least until the third anniversary of the Grant Date, except as may otherwise be provided in an Award Agreement for accelerated vesting in the event of death, disability, retirement, Change in Control or a Termination of Affiliation following a Change in Control.  In the case of Restricted Stock Units awarded based on performance in a Performance Period, the Performance Period will not be less than one year.

10.3                           Crediting Restricted Stock Units.  The Company shall establish an account (“RSU Account”) on its books for each Eligible Person who receives a grant of Restricted Stock Units.  Restricted Stock Units shall be credited to the Grantee’s RSU Account as of the Grant Date of such Restricted Stock Units.  RSU Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to RSU Accounts.  The obligation to make distributions of securities or other amounts credited to RSU Accounts shall be an unfunded, unsecured obligation of the Company.

(a)                                  Crediting of Dividend Equivalents.  Except as otherwise provided in an Award Agreement, whenever dividends are paid or distributions are made with respect to Shares, Dividend Equivalents shall be credited to RSU Accounts on all Restricted Stock Units credited thereto, as of the record date for such dividend or distribution.  Such Dividend Equivalents shall be credited to the RSU Account either (i) in the form of additional Restricted Stock Units (in a number determined by dividing the aggregate value of such Dividend Equivalents by the Fair Market Value of a Share at the payment date of such dividend or distribution) or (ii) deferred cash.  Any additional RSUs or deferred cash amounts shall be subject to the same restrictions and other terms as apply to the RSUs with respect to which such Dividend Equivalents are credited and in no event will the payment of such property or deferred cash be made before the underlying RSUs are payable.

(b)                                 Settlement of RSU Accounts.  The Company shall settle an RSU Account by delivering to the holder thereof (which may be the Grantee or his or her Beneficiary, as applicable) a number of Shares equal to the whole number of Shares underlying the Restricted Stock Units then credited to the Grantee’s RSU Account (or a specified portion in the event of any partial settlement); provided that any fractional Shares underlying Restricted Stock Units remaining in the RSU Account on the Settlement Date shall be distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Restricted Stock Unit.  Subject to any deferral election made by the Grantee or the terms of any Award Agreement providing for a deferral of settlement of Shares underlying the Restricted Stock Units or alternative settlement date, the “Settlement Date” for all Restricted Stock Units credited to a Grantee’s RSU Account and that otherwise have not been forfeited shall be the earlier of (i) when Restrictions applicable to an Award of Restricted Stock Units have lapsed, or (ii) as soon as administratively practical following the Grantee’s death, disability, retirement, Change in Control or Termination of Affiliation following a Change in Control; provided, however, to the extent an RSU is subject to Code Section 409A, no settlement shall be made on account of a disability unless such disability meets the definition of “disability” as defined in Code Section 409A(a)(2)(C)(i)), and no settlement shall be made on account of a retirement or

24

Termination of Affiliation unless such retirement or Termination of Affiliation constitutes a “separation from service” (as provided in Code Section 409A(a)(2)(A)(i)).

Section 11.
Deferred Stock

11.1                           Grant of Deferred Stock.  Subject to and consistent with the provisions of the Plan and Code Sections 409A(a)(2), (3), and (4), the Committee, at any time and from time to time, may grant Deferred Stock to any Eligible Person in such number, and upon such terms, as the Committee, at any time and from time to time, shall determine, including grants at the election of a Grantee to convert Shares to be acquired upon lapse of restrictions on Restricted Stock or Restricted Stock Units into such Deferred Stock.  A Grantee shall have no voting rights in Deferred Stock.

11.2                           Award Agreement.  Each grant of Deferred Stock shall be evidenced by an Award Agreement that shall specify the number of Shares underlying the Deferred Stock subject to an Award, the date such Shares of Deferred Stock shall be settled and such other provisions as the Board shall determine that are in accordance with the Plan and Code Section 409A.

11.3                           Deferred Stock Elections.

(a)                                  Making of Deferral Elections.  If and to the extent permitted by the Committee, an Eligible Person may elect (a “Deferral Election”) at such times and in accordance with rules and procedures adopted by the Committee (which shall comport with Code Section 409A), to receive all or any portion of his salary and/or bonus (including any cash or Share Award payable under this Plan) in the form of a number of shares of Deferred Stock equal to the quotient of the amount of salary and/or cash bonus or other Award to be paid in the form of Deferred Stock divided by the Fair Market Value of a Share on the date such salary or bonus or other Award would otherwise be paid in cash.  The Grant Date for an Award of Deferred Stock made pursuant to a Deferral Election shall be the date the Deferrable Amount subject to a Deferral Election would otherwise have been paid to the Grantee in cash or Shares.

(b)                                 Timing of Deferral Elections.  An initial Deferral Election must be filed with the Controller of the Company no later than December 31 of the year preceding the calendar year in which the amounts subject to the Deferral Election would otherwise be earned, subject to such restrictions and advance filing requirements as the Company may impose.  A Deferral Election shall be irrevocable as of the filing deadline.  Each Deferral Election shall remain in effect with respect to subsequently earned amounts unless the Eligible Person revokes or changes such Deferral Election.  Any such revocation or change shall have prospective application only.

11.4                           Deferral Account.

(a)                                  Establishment of Deferral Accounts.  The Company shall establish an account (“Deferral Account”) on its books for each Eligible Person who receives a grant of Deferred Stock or makes a Deferral Election.  Deferred Stock shall be credited to the Grantee’s Deferral Account as of the Grant Date of such Deferred Stock.  Deferral

25

Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to Deferral Accounts.  The obligation to make distributions of securities or other amounts credited to Deferral Accounts shall be an unfunded, unsecured obligation of the Company.

(b)                                 Crediting of Dividend Equivalents.  Except as otherwise provided in an Award Agreement, whenever dividends are paid or distributions made with respect to Shares, Dividend Equivalents shall be credited to Deferral Accounts on all Deferred Stock credited thereto as of the record date for such dividend or distribution.  Such Dividend Equivalents shall be credited to the Deferral Account either (i) in the form of additional Deferred Stock (in a number determined by dividing the aggregate value of such Dividend Equivalents by the Fair Market Value of a Share at the payment date of such dividend or distribution) or (ii) deferred cash.  Any additional Deferred Stock or deferred cash amounts shall be subject to the same restrictions and other terms as apply to the Shares with respect to which such Dividend Equivalents are credited and in no event will the payment of such property or deferred cash be made before the underlying Shares are payable.

(c)                                  Settlement of Deferral Accounts.  The Company shall settle a Deferral Account by delivering to the holder thereof (which may be the Grantee or his or her Beneficiary or estate, as applicable) a number of Shares equal to the whole number of Shares of Deferred Stock then credited to the Grantee’s Deferral Account (or a specified portion in the event of any partial settlement); provided that any fractional Shares of Deferred Stock remaining in the Deferral Account on the Settlement Date shall be distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Share.  The “Settlement Date” for all Deferred Stock credited to a Grantee’s Deferral Account shall be determined in accordance with Code Section 409A.

Section 12.
Annual Incentive Awards

12.1                           Annual Incentive Awards.  Subject to and consistent with the provisions of the Plan, Annual Incentive Awards may be granted to any Eligible Person in accordance with this Section 12.  The Committee shall from time to time designate the individuals eligible to be granted an Annual Incentive Award for a Year.  The Performance Goals for a Year must be established in writing not later than ninety (90) days after the commencement of the Performance Period and the outcome must be substantially uncertain at the time the Performance Goals are established.  Notwithstanding the preceding sentence, with respect to Covered Employees who are designated as eligible to be granted an Annual Incentive Award for such Year in accordance with this Section 12, such designation shall be made not later than ninety (90) days after the commencement of such Year or, in the case of a Covered Employee who becomes eligible for an Annual Incentive Award due to being hired or promoted during the Year, such designation shall not be made after more than 25% of the portion of the Year remaining (after such hiring or promotion) has elapsed.  The Committee may designate an Eligible Person as eligible for a full Year or for a period of less than a full Year.  An Eligible Person who, for any reason, is

26

designated as eligible to be granted an Annual Incentive Award for a Year after the Performance Goals for the Year have been set shall only be eligible to defer a portion of the Annual Incentive Award in accordance with applicable guidance under Section 409A of the Code.  The opportunity to be granted an Annual Incentive Award shall be evidenced by an Award Agreement, which shall contain such terms not inconsistent with the Plan as the Committee shall determine.  The Committee may designate an Eligible Person as eligible for a full Year or for a period of less than a full Year.  The opportunity to be granted an Annual Incentive Award shall be evidenced by an Award Agreement, which shall specify the individual’s Bonus Opportunity, the Performance Goals, and such other terms not inconsistent with the Plan as the Committee shall determine.

12.2                           Determination of Amount of Annual Incentive Awards.

(a)                                  Aggregate Maximum.  The Committee may establish guidelines as to the maximum aggregate amount of Annual Incentive Awards payable for any year.

(b)                                 Establishment of Performance Goals and Bonus Opportunities.  Within the first ninety (90) days of each Year, the Committee shall establish Performance Goals for the Year (which may be the same or different for some or all Eligible Persons) and shall establish the threshold, target and maximum Bonus Opportunity for each Participant for the attainment of specified threshold, target and maximum Performance Goals.  Performance Goals and Bonus Opportunities may be weighted for different factors and measures as the Committee shall determine.

(c)                                  Committee Certification and Determination of Amount of Annual Incentive Award.  The Committee shall determine and certify in writing the degree of attainment of Performance Goals as soon as administratively practicable after the end of each Year but not later than ninety (90) days after the end of such Year.  The Committee shall determine an individual’s maximum Annual Incentive Award based on the level of attainment of the Performance Goals (as certified by the Committee) and the individual’s Bonus Opportunity.  The Committee reserves the discretion to reduce (but not below zero) the amount of an individual’s Annual Incentive Award below the maximum Annual Incentive Award; provided, however, that any such reduction must be determined prior to the end of the Year for which such Annual Incentive Award relates.  The determination of the Committee to reduce (or not pay) an individual’s Annual Incentive Award for a Year shall not affect the maximum Annual Incentive Award payable to any other individual.  No Annual Incentive Award shall be payable to an individual unless at least the threshold Performance Goal is attained.

(d)                                 Termination of Affiliation.  If an individual has a Termination of Affiliation during the Year, the Committee may authorize the payment of an Annual Incentive Award to such individual, and in the absence of such authorization, the individual shall receive no Annual Incentive Award for such Year.

12.3                           Time of Payment of Annual Incentive Awards.  Annual Incentive Awards shall be paid as soon as administratively practicable after the Committee certifies the degree of attainment of the Performance Goals and determines the amount of the Annual Incentive Award,

27

but not later than 2 ½ months following the end of the Year to which the Annual Incentive Award pertains.

12.4                           Form of Payment of Annual Incentive Awards.  An individual’s Annual Incentive Award for a Year shall be paid in cash, Shares, Restricted Stock, Options, or any other form of Award or any combination thereof as is provided in the Award Agreement.  The Committee may provide in an Award Agreement that payment of an Annual Incentive Award may be deferred in accordance with any rules or procedures that may be established by the Committee from time to time, either before or after the decision or election to defer is made.

Section 13.
Service Awards

13.1                           Service Awards.  Subject to and consistent with the provisions of the Plan, Service Awards shall be granted in accordance with this Section 13.

13.2                           Definitions.  For purposes of this Section 13, the following terms have the meaning set forth below:

(a)                                  “Anniversary Date” means the 12-month anniversary of an individual’s Hire Date.

(b)                                 “Five-Year Anniversary Date” means each Anniversary Date as of which an individual’s number of years of service is a whole number that is a multiple of five.

(c)                                  “Hire Date” means the date an individual first performed services as an employee for the Company, for an entity that is a Designated Subsidiary (as defined in Section 13.6), or (except as provided in Section 13.4(c)) for Kansas City Southern Industries, Inc. or its successor (“KCSI”); provided, however, that the Chief Executive Officer of the Company (or the Committee with respect to Section 16 Persons) can determine that the Hire Date shall be the date an individual first performs service for an entity that later becomes a Designated Subsidiary.

(d)                                 “Quarter End” means the last day of the calendar quarter in which (or on which) occurs a Five-Year Anniversary Date with respect to an Eligible Person.

13.3                           Granting of Service Awards.  Each Eligible Person who is an employee of the Company or a Designated Subsidiary shall (subject to Committee approval in the case of a Section 16 Person) be granted a Service Award as of the Quarter End for the calendar quarter in which each Five-Year Anniversary Date occurs; provided that such Eligible Person (a) is an employee of the Company or a Designated Subsidiary on such Quarter End, or (b) died or had a Termination of Affiliation on account of disability or Retirement on or after the Eligible Person’s relevant Five-Year Anniversary Date and prior to such Quarter End.  The number of Shares to be delivered in satisfaction of the Service Award shall be determined under the following table:

28

Years of Service	Shares to Be Awarded

5	5
10	10
15	15
20	20
25	25
30	30
35	35
40	40
45	45
50	50

For five year increment anniversaries above fifty years of service, the number of Shares awarded shall, as shown above, equal the number of years of service.

13.4                           Determination of Years of Service.  An employee of the Company or a Designated Subsidiary shall be credited with one year of service for each 12-month period of continuous full time employment (regularly employed more than 20 hours per week) with the Company or a Designated Subsidiary or, except as provided in Section 13.4(c), with KCSI, measured from the individual’s Hire Date and anniversaries of the Hire Date, subject to the special rules set forth below:

(a)                                  If an Employee has a Termination of Affiliation and then becomes reemployed with the Company or a Designated Subsidiary within five years of such Termination of Affiliation, the Employee’s complete (but not partial) Years of Service earned prior to such Termination of Affiliation shall continue to count towards the individual’s Years of Service.  In such case, the individual’s Hire Date (for purposes of determining the date of the Five-Year Anniversary Date) shall be deemed to be the date the individual returns to employment with the Company or a Designated Subsidiary.  No credit shall be given for any partial or complete Years of Service which occurred prior to a five (5) year or more break in employment with the Company and its Designated Subsidiaries.

(b)                                 An individual’s service shall be deemed continuous throughout an approved leave of absence not exceeding one year, provided the individual returns to employment with the Company or a Designated Subsidiary for at least 30 days upon the conclusion of the approved leave of absence.  If the individual does not so return, the individual shall be deemed to have had a Termination of Affiliation at the commencement of the approved leave of absence.  Thus, any Service Award that would be delivered to an individual during an approved leave of absence shall not be delivered until the individual has completed at least 30 days of employment following the conclusion of the approved leave of absence.

(c)                                  With respect to any individual who became an employee of the Company or a Designated Subsidiary on or after October 7, 2002, service with KCSI after June 28, 2000, shall be disregarded.

29

The Committee shall establish rules for determining the years of service in cases not covered by the foregoing.

13.5                           Delivery of Service Awards.

(a)                                  Service Awards shall be delivered as soon as administratively practical following the applicable Quarter End, provided the individual (i) is an Eligible Person on such Quarter End, or (ii) died or had a Termination of Affiliation on account of disability (as defined by the Committee, or if not so defined, as defined in Code Section 409A(a)(2)(C)(i)) or Retirement on or after the individual’s relevant Five-Year Anniversary and prior to applicable Quarter End.  Service Awards may be accompanied by such cash payments as the Committee determines to be appropriate to reduce or eliminate the tax effect of the receipt of a Service Award by an individual.

(b)                                 All Shares issued in connection with a Service Award shall be subject to the other provisions of the Plan.

13.6                           Designation of Subsidiaries.  The Committee shall designate those Subsidiaries and Joint Ventures whose employees shall be eligible for Service Awards.  Such Subsidiaries and Joint Ventures shall be “Designated Subsidiaries” for purposes of this Section 13.  The Committee shall keep records of Designated Subsidiaries, together with any special terms and conditions applicable to participation by employees of a Designated Subsidiary.

13.7                           Committee Delegation.  The Committee hereby delegates its authority under Section 3 with respect to this Section 13 to the Chief Executive Officer of the Company; provided that the Committee’s authority with respect to Section 16 Persons is not delegated.  The Committee reserves the right to revoke this delegation in whole or in part at any time.

Section 14.
Change in Control

14.1                           Special Treatment in the Event of a Change in Control.

(a)                                  In order to maintain the Grantee’s rights in the event of any Change in Control of the Company, as hereinafter defined, the Committee, as constituted before such Change in Control, may, in its sole discretion, as to any Award, either at the time an Award is made hereunder or any time thereafter, take any one (1) or more of the following actions: (i) provide for the purchase by the Company of any such Award, upon the Grantee’s request, for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Grantee’s rights had such Award been currently exercisable or payable; (ii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iii) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control.

(b)                                 Except where an Award Agreement or other agreement approved by the Committee to which a Grantee is a party addresses the effect of a Change in Control or

30

Termination of Affiliation following a Change in Control on an Award, in which case such agreement will control, in the event that within the period commencing on a Change in Control of the Company and ending on the third anniversary of the Change in Control, the Company terminates a Grantee’s employment other than for cause (as defined in the Award Agreement), there shall be an automatic acceleration of any time periods relating to the exercise or realization of any such Award (other than Service Awards) and all performance goals relating to Performance Units and/or Annual Incentive Awards shall be deemed satisfactorily completed without any action required by the Committee so that such Award may be exercised or realized in full on or before a date fixed by the Committee.  The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem in the best interests of the Company.

14.2                           Definition of Change in Control.  For purposes of this Plan, a “Change in Control” shall be deemed to have occurred if:

(a)                                  the Incumbent Directors cease for any reason to constitute at least seventy-five percent (75%) of the directors of the Company then serving;

(b)                                 any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than the Company or any majority-owned Subsidiary of the Company, or an employee benefit plan of the Company or of any majority-owned Subsidiary of the Company shall have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing twenty percent (20%) or more (calculated in accordance with Rule 13d-3) of the combined voting power of the Company’s then outstanding voting securities; provided, however, that a person’s becoming such a beneficial owner shall not constitute a Change in Control if such person is party to an agreement that limits the ability of such person and its affiliates (as defined in Rule 12b-2 under the Exchange Act) to obtain and exercise control over the management and policies of the Company.

(c)                                  a Reorganization Transaction is consummated, other than a Reorganization Transaction which results in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least sixty percent (60%) of the total voting power represented by the Voting Securities of such surviving entity outstanding immediately after the Reorganization Transaction, if the voting rights of each Voting Security relative to the other Voting Securities were not altered in the Reorganization Transaction; or

(d)                                 the stockholders of the Company approve a plan of complete liquidation of the Company, other than in connection with a Reorganization Transaction.

Notwithstanding the occurrence of any of the foregoing events, (x) a Change in Control shall not occur with respect to a Grantee if, in advance of such event, the Grantee agrees in writing that such event shall not constitute a Change in Control, and (y) to the extent that any payment under the Plan is subject to Code Section 409A and an applicable payment event is a

31

Change in Control, in addition to satisfying the above definition of Change in Control, such Change in Control must also constitute a Change in Control under Code Section 409A.

14.3                           Definitions.  For purposes of this Section 14 and the definition of Change in Control, the following terms have the meaning set forth below:

(a)                                  “Incumbent Directors” means (i) an individual who was a member of the Board on the Effective Date; or (ii) an individual whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least seventy-five percent (75%) of the members of the Board then still in office who were members of the Board on the Effective Date; or (iii) individuals whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least seventy-five percent (75%) of the members of the Board then still in office who were elected in the manner described in (i) or (ii) above; provided that no director whose election was in connection with a proposed transaction which, if consummated, would be a Change in Control, shall be an Incumbent Director.

(b)                                 “Related Party” means (i) a majority-owned Subsidiary of the Company; or (ii) an employee or group of employees of the Company or of any majority-owned Subsidiary of the Company; or (iii) an employee benefit plan of the Company or of any majority-owned Subsidiary of the Company; or (iv) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of the voting power of Voting Securities of the Company.

(c)                                  “Reorganization Transaction” means a merger, reorganization, consolidation, or similar transaction or a sale of all or substantially all of the Company’s assets other than any such sale which would result in a Related Party owning or acquiring more than fifty percent (50%) of the assets owned by the Company immediately prior to the sale.

(d)                                 “Voting Securities” of a corporation means securities of such corporation that are entitled to vote generally in the election of directors, but not including any other class of securities of such corporation that may have voting power by reason of the occurrence of a contingency.

Section 15.
Amendment, Modification, and Termination

15.1                           Amendment, Modification, and Termination.

(a)                                  Board Authority.  Subject to Section 15.2, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s stockholders, except that (i) any amendment or alteration shall be subject to the approval of the Company’s stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (ii) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to stockholders for approval, or if such amendment,

32

in the determination of the Board, materially increases benefits accruing to Plan participants, and (iii) any Plan amendment or termination will not accelerate the timing of any payments that constitute deferred compensation under Code Section 409A unless such acceleration of payment is permitted by Code Section 409A.

(b)                                 Delegation to Chief Executive Officer.  Notwithstanding Section 15.1(a), the authority to amend (or terminate) Section 13 (other than the schedule of Shares to be delivered as Service Awards), is hereby delegated to the Chief Executive Officer of the Company.  The Board reserves the right to revoke this delegation in whole or in part at any time.

15.2                           Awards Previously Granted.  Except as otherwise specifically permitted in the Plan (including Sections 3.2(m), 3.2(o), and 5.5 of the Plan) or an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award.

15.3                           Pro Rata Annual Incentive.  With respect to Annual Incentive Awards and Performance Units and subject to the attainment of the established Performance Goals, in the event of a termination of the Plan or an amendment which adversely affects the computation of an award to a Participant which occurs during a Year or other applicable Performance Period, the Participant shall be entitled to receive (i) a pro rata award to the effective date of such termination or amendment, calculated under the terms and conditions of the Plan immediately prior to such effective date and (ii) any award provided by such amended Plan for the balance of such Year or other applicable Performance Period. Any such pro rata payment shall be made as soon as administratively practicable following certification of the Performance Goals.

Section 16.
Withholding

16.1                           Required Withholding.

(a)                                  The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or of a SAR, or upon the lapse of Restrictions on an Award, or upon payment of any other benefit or right under this Plan (the Exercise Date, date such Restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes by one or a combination of the following methods:

(i)                                     payment of an amount in cash equal to the amount to be withheld;

(ii)                                  requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or the SAR payable in Shares, upon the lapse of Restrictions on an Award, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iii)                               withholding from any compensation otherwise due to the Grantee.

33

The Committee in its sole discretion may provide that the maximum amount of tax withholding upon exercise of an Option or a SAR payable in Shares to be satisfied by withholding Shares upon exercise of such Option or SAR pursuant to clause (iii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law.  An election by Grantee under this subsection is irrevocable.  Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash.  If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

(b)                                 Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.5(g)) or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements, if any, in the same manner as set forth in subsection (a).

16.2                           Notification Under Code Section 83(b).  If the Grantee, in connection with the grant of Restricted Stock, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.  The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Section 17.
Beneficiary Designation

Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime.  In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

Section 18.
Additional Provisions

18.1                           Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, other than its law respecting choice of laws and applicable Federal law.

18.2                           Severability.  If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee,

34

materially altering the intent of the Plan or the Award, it shall be stricken and the remainder of the Plan and any such Award shall remain in full force and effect.

18.3                           Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

18.4                           Requirements of Law.  The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.  Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate or Joint Venture) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company, or an Affiliate or Joint Venture, of any applicable law or regulation.

18.5                           Securities Law Compliance.  If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable.  All evidence of Share ownership delivered pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, and any applicable securities law.  If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state securities law, or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

18.6                           No Rights as a Stockholder.  No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (except as provided in Section 9.6 with respect to Restricted Stock) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her.

18.7                           Awards Not Taken into Account for Other Benefits.  Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement,

35

death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of an Employer, except as such plan shall otherwise expressly provide, or (b) any agreement between an Employer and the Grantee, except as such agreement shall otherwise expressly provide.

18.8                           Employment Agreement Supersedes Award Agreement.  In the event a Grantee is a party to an employment agreement with the Company or an Affiliate that provides for vesting, extended exercisability or transferability of equity compensation awards on terms more favorable to the Grantee than the Grantee’s Award Agreement, the employment agreement shall be controlling; provided that (a) if the Grantee is a Section 16 Person, any terms in the employment agreement requiring Board Compensation Committee, Board, or stockholder approval in order for an exemption from Section 16(b) of the Exchange Act to be available shall have been approved by the Board Compensation Committee, Board or stockholders, as applicable, and (b) the employment agreement shall not be controlling to the extent the Grantee and Grantee’s Employer agree it shall not be controlling.

18.9                           Non-Exclusivity of Plan.  Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees as it may deem desirable.

18.10                     Unfunded Status of Awards; Creation of Trusts.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

18.11                     No Right to Continued Employment or Awards.  No employee shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.  Neither receipt of an Award hereunder, nor eligibility for an Award shall interfere with or limit in any way the right of the Company, an Affiliate or a Joint Venture to terminate any individual’s employment or affiliation at any time, nor confer on any Grantee the right to continue in the employ of, or as a consultant to, the Company, any Affiliate or any Joint Venture.

18.12                     Military Service.  Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

18.13                     Construction.  The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders, (c) the terms “hereof,” “herein,” and “herewith” and words of similar import

36

shall, unless otherwise stated, be construed to refer to this Plan and not to any particular provision of this Plan, and references to Sections are references to the Sections of this Plan unless otherwise specified; (d) the word “including” and words of similar import when used in this Plan shall mean “including, without limitation,” unless otherwise specified; and (e) any reference to any U.S.  federal, state, or local statute or law shall be deemed to also refer to all amendments or successor provisions thereto, as well as all rules and regulations promulgated under such statute or law, unless the context otherwise requires.  The headings of sections and subsections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

18.14                     Obligations.  Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

18.15                     Stockholder Approval.  All Awards granted on or after the Effective Date and prior to the date the Company’s stockholders approve the amended and restated Plan are expressly conditioned upon and subject to approval of the amended and restated Plan by the Company’s stockholders.

37

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 11, 2010.

Vote by Internet

• Log on to the Internet and go to www.envisionreports.com/DST

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

• Proposals — The Board of Directors recommends a vote FOR the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:
		For	Withhold		For	Withhold		For	Withhold

	01 - A. Edward Allinson	☐	☐	02 - Michael G. Fitt	☐	☐	03 - Robert T. Jackson	☐	☐

	For	Against	Abstain

2. Approve 2005 Equity Incentive Plan Performance Goal Provisions.	☐	☐	☐

3. Ratification of Independent Registered Public Accounting Firm.	☐	☐	☐

By signing this card, you are authorizing the Proxy Committee (if you own Com Shares) and the Trustee of the DST Benefit Plan(s) (if you own Benefit Plan Shares) to vote your shares as you specify on the three proposals presented at the Annual Meeting or any adjournment thereof and to vote in their respective discretion on other proposals that may properly come before such meeting.

To vote in accordance with all of the DST Board of Directors’ recommendations, please sign and date; you need not mark any boxes. The DST Board of Directors recommends that you vote FOR each of the proposals.

SEE IMPORTANT INFORMATION ON THE REVERSE SIDE OF THIS CARD.

• Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance

Mark box to the right if you plan to attend the Annual Meeting.	☐

• Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

015F1C

Consent to receive annual meeting materials through Internet access:

Current regulations and standards require your consent if, as a holder of record, you wish to stop paper delivery of annual meeting materials to you and, in the future, receive e-mail notice of Internet access to the materials. The Internet voting site for this year’s meeting allows you to consent for future years. If you are not voting over the Internet, you may consent at www.computershare.com/us/ecomms. If you hold your DST shares through a broker or other nominee, you can stop paper delivery only by following the instructions of the broker or nominee.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — DST Systems, Inc.

Annual Meeting of Stockholders - May 11, 2010

THE DST BOARD OF DIRECTORS SOLICITS YOUR VOTE

The DST Board is making the three proposals.  They are not related to or conditioned on the approval of any other proposals which may come before the Annual Meeting.

The Com number(s) shown on the front of the card is the number of shares you held directly in certificate form or in a book entry account with DST’s transfer agent as of the close of business on the Record Date (March 12, 2010). The Proxy Committee appointed by the DST Board that will vote your Com shares is comprised of Thomas A. Donnell, Kenneth V. Hager and Randall D. Young. If you do not specify how you authorize the Proxy Committee to vote your Com shares, you authorize it to vote FOR each of the proposals.

The ESOP and 401k numbers shown on the front of the card (“Benefit Plan Shares”) are the total number of shares you held as of the close of business on the Record Date through your participation in the DST Employee Stock Ownership Plan and/or the DST 401(k) Profit Sharing Plan. If you fail to return this Voting Card or do not specify your vote, the Trustee of the applicable plan will vote the shares allocated to your benefit plan account in the same proportion as the shares held by the plan for which the Trustee receives voting instructions.

You may revoke this proxy in the manner described in the Proxy Statement dated March 22, 2010, receipt of which you hereby acknowledge.

PLEASE DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

DST Systems, Inc.
Annual Meeting of Stockholders
May 11, 2010

Proxy Login Details:
Control Number:[[SingleControlNumber]]

To: [[Registration]]

We are pleased to deliver your Proxy Statement and Form 10-K Annual Report via email and provide you with the opportunity to vote online. The Proxy Statement and Form 10-K Annual Report are now available, and you can now vote your shares for the 2010 Annual Stockholders’ Meeting. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on May 11, 2010.

You may be receiving separate communications from us today if you hold your shares of record in more than one type of account at Computershare, our transfer agent (e.g., single ownership versus joint tenancy). Please vote separately if you receive more than one email today. All separate communications you receive today pertain to DST shares you hold directly in your account(s) at Computershare, not to shares you hold through a broker or other nominee. You will receive separate instructions from your broker or nominee for any such shares. Please also vote those shares when you receive voting instructions.

To view the Proxy Statement and Form 10-K Annual Report and to cast your vote, please visit: www.envisionreports.com/dst and then follow the instructions. To vote (the green button to the right on the website), you will need the Control Number above.

You may also vote by calling toll free within the United States, Canada and Puerto Rico, 1-800-652-VOTE (8683), Computershare’s interactive voice response (“IVR”). When the IVR references the number located in the circle, please use the Control Number above. For purposes of telephonic voting, please note that, for Proposal 1, the three persons nominated for service on our Board of Directors are: 01 A. Edward Allinson, 02 Michael G. Fitt, 03 Robert T. Jackson; that Proposal 2 is Approve 2005 Equity Incentive Plan Performance Goal Provisions, and that Proposal 3 is the Ratification of Independent Registered Accounting Firm.

If you have any questions regarding your account balance or other account information, please call 1-877-282-1168 and we will be pleased to help. Alternatively, you may also submit such questions directly through our secure, online contact form at: mailto:www.computershare.com/ContactUs

Thank you for using our online voting or telephone service.

This email and any files transmitted with it are solely intended for the use of the addressee(s) and may contain information that is confidential and privileged. If you receive this email in error, please advise us by return email immediately. Please also disregard the contents of the email, delete it and destroy any copies immediately. Computershare Limited and its subsidiaries do not accept liability for the consequences of any computer viruses that may be transmitted with this email.

You may request a paper copy of the Proxy Statement and Form 10-K by calling Val Lake, 816/435-8655, or emailing vllake@dstsystems.com.